              As filed with the Securities and Exchange Commission
                                on July 31, 2003

                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [ ]

                              Amendment No. 19 [X]

                            ------------------------

                         NATIONS MASTER INVESTMENT TRUST
               (Exact Name of Registrant as specified in Charter)
                             101 South Tryon Street
                               Charlotte, NC 28255
          (Address of Principal Executive Offices, including Zip Code)

                           --------------------------

       Registrant's Telephone Number, including Area Code: (800) 321-7854
                                Robert B. Carroll
                         c/o Bank of America Corporation
                            One Bank of America Plaza
                             101 South Tryon Street
                         Charlotte, North Carolina 28255
                     (Name and Address of Agent for Service)
                                 With a copy to:
                             Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), in order to provide updated financial information for each Master Portfolio and to effect certain non-material changes. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute and offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Nations Master Investment Trust
Part A

August 1, 2003

Nations Intermediate Bond Master Portfolio Nations International Equity Master Portfolio Nations International Value Master Portfolio Nations Marsico Focused Equities Master Portfolio Nations Marsico Growth Master Portfolio Nations Marsico 21st Century Master Portfolio
Nations Marsico International Opportunities Master Portfolio
Nations High Yield Bond Master Portfolio
Nations SmallCap Value Master Portfolio
Nations Strategic Growth Master Portfolio
Nations Small Company Master Portfolio

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Nations Master Investment Trust ("Trust") is registered as an open-end management investment company under the Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of twelve separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios") including: Nations Intermediate Bond Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio, Nations High Yield Bond Master Portfolio, Nations SmallCap Value Master Portfolio, Nations Strategic Growth Master Portfolio and Nations Small Company Master Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interest ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more Master Portfolios.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

Nations Intermediate Bond Master Portfolio: Nations Intermediate Bond Master Portfolio's investment objective is to seek to obtain interest income and capital appreciation.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in bonds. The Master Portfolio normally invests at least 65% of its assets in intermediate and longer-term fixed income securities that are rated investment grade. The Master Portfolio can invest up to 35% of its assets in mortgage-backed securities, including collateralized mortgage obligations
(CMOs), that are backed by the U.S. government, its agencies or instrumentalities, or corporations.

The Master Portfolio can invest up to 10% of its assets in high yield debt securities.

The Master Portfolio may also engage in repurchase, reverse repurchase and forward purchase agreements. These investments will generally be short-term in nature and are primarily used to seek to enhance returns and manage liquidity. In addition, the Master Portfolio may use futures, interest rate swaps, total return swaps, options and other derivative instruments, to seek to enhance return, to hedge some of the risks of its investments in fixed income securities or as a substitute for a position in the underlying asset. The Master Portfolio may invest in private placements to seek to enhance its yield.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Normally, the Master Portfolio's average dollar-weighted maturity will be between three and six years. Its duration generally will be the same as the Lehman Intermediate Government/Corporate Bond Index.

When selecting individual investments, the team:

o looks at a fixed income security's potential to generate both income and price appreciation

o allocates assets among U.S. corporate securities and mortgage-backed securities, based on how they are expected to perform under current market conditions, and on how they have performed in the past. The team may change the allocations when market conditions change

o selects securities using structure analysis, which evaluates the characteristics of a security, including its call features, coupons, and expected timing of cash flows

o tries to maintain a duration that is similar to the duration of the Master Portfolio's benchmark. This can help manage interest rate risk

o tries to manage risk by diversifying the Master Portfolio's investments in securities of many different issuers

The team may sell a security when it believes the security is overvalued, if there is a deterioration in the security's credit rating or in the issuer's financial situation, when other investments are more attractive, or for other reasons.

Nations Intermediate Bond Master Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the investments that the team chooses for the Master Portfolio will not rise as high as the team expects, or will fall.

o Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

o Credit risk - The Master Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations. Some of the securities in which the Master Portfolio invests are not rated investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium-a high interest rate or yield-because of the increased risk of loss. These securities also can be subject to greater price volatility.

o Derivatives risk - The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the management team uses derivatives to enhance the Master Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Master Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Liquidity risk exists when a security cannot be purchased or sold at the time desired, or cannot be purchased or sold without adversely affecting the price. The management team is not required to utilize derivatives to reduce risks.

o Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

o Mortgage-related risk - The value of the Master Portfolio's mortgage-backed securities can fall if the owners of the underlying mortgages pay off their mortgages sooner than expected, which could happen when interest rates fall, or later than expected, which could happen when interest rates rise. If the underlying mortgages are paid off sooner than expected, the Master Portfolio may have to reinvest this money in mortgage-backed or other securities that have lower yields.

o Investment in another Nations Fund - The Master Portfolio may pursue its high yield securities strategy by investing in High Yield Portfolio rather than directly in high yield securities. High Yield Portfolio is a registered investment company in the Nations Fund Family whose interests are offered by private placements only. BACAP (defined below) and its affiliates may be entitled to reimbursement for certain expenses from High Yield Portfolio in addition to the fees which they are entitled to receive from the Master Portfolio for services provided directly. BACAP and its affiliates may waive fees which they are entitled to receive from High Yield Portfolio.

Nations International Equity Master Portfolio: Nations International Equity Master Portfolio's investment objective is to seek long-term capital growth by investing primarily in equity securities of non-United States companies in Europe, Australia, the Far East and other regions, including developing countries.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities of established companies located in at least three countries other than the United States. The investment managers select countries, including emerging market or developing countries, and companies they believe have the potential for growth.

The Master Portfolio primarily invests in equity securities which may include equity interests in foreign investment funds or trusts, convertible securities, real estate investment trust securities and depositary receipts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio is a "multi-manager" fund. It has three different investment managers. Each is responsible for managing approximately one-third of the Master Portfolio's assets. The managers all have different, but complementary, investment styles:

o Marsico Capital (defined below) combines "top-down" allocation among sectors and regions around the world with a "bottom-up" analysis that focuses on investing in securities with earnings growth potential that may not be realized by other investors.

o INVESCO (defined below) uses a "bottom-up" approach, and favors well-established companies with above average financial strength and sustainable growth.

o Putnam (defined below) is a "core manager," focusing on stable, long-term investments, rather than growth or value stocks. It combines "bottom-up" stock selection with "top-down" country allocation.

The multi-manager strategy is based on the belief that having more than one manager may result in better performance and more stable returns over time.

A manager may sell a security when its price reaches a target set by the manager, when the company's growth prospects are deteriorating, when the manager believes other investments are more attractive, or for other reasons.

Nations International Equity Master Portfolio has the following risks:

o Investment strategy risk - The managers choose stocks they believe have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as expected, or will fall. There is also a risk that the Master Portfolio's multi-manager strategy may not result in better performance or more stable returns.

o Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Futures risk - This Master Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Master Portfolio's volatility.

Nations International Value Master Portfolio: Nations International Value Master Portfolio's investment objective is to seek long-term capital appreciation by investing primarily in equity securities of foreign issuers, including emerging markets countries.

The Master Portfolio normally invests at least 65% of its assets in foreign companies anywhere in the world that have a market capitalization of more than $1 billion at the time of investment. The Master Portfolio typically invests in at least three countries other than the United States at any one time.

The Master Portfolio primarily invests in equity securities, either directly or indirectly through closed-end investment companies and depositary receipts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The management team uses the "Graham and Dodd" value approach to selecting securities and managing the Master Portfolio. The team invests in a company when its current price appears to be below its true long-term--or intrinsic--value.

The team uses fundamental analysis to determine intrinsic value, and will look at a company's book value, cash flow, capital structure, and management record, as well as its industry and its position in the industry. This analysis includes a review of company reports, filings with the SEC, computer databases, industry publications, general and business publications, brokerage firm research reports and other information sources, as well as interviews with company management.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

Nations International Value Master Portfolio has the following risks:

SUBJECT TO CERTAIN LIMITED EXCEPTIONS DISCUSSED BELOW, NATIONS INTERNATIONAL VALUE MASTER PORTFOLIO IS NO LONGER ACCEPTING NEW INVESTMENTS FROM CURRENT OR PROSPECTIVE INVESTORS. SHARES OF NATIONS INTERNATIONAL VALUE MASTER PORTFOLIO CURRENTLY MAY ONLY BE PURCHASED THROUGH REINVESTMENT OF DISTRIBUTIONS, BY CERTAIN QUALIFIED RETIREMENT PLANS ON BEHALF OF PLAN PARTICIPANTS, BY INVESTORS WHO PURCHASE SHARES THROUGH ACCOUNTS ESTABLISHED WITH CERTAIN INVESTMENT ADVISERS OR FINANCIAL PLANNERS, INCLUDING CERTAIN WRAP FEE ACCOUNTS, AND BY INVESTORS WHO PURCHASE SHARES THROUGH AN ACCOUNT ESTABLISHED WITH A SELLING AGENT THAT HAS AVAILABLE PURCHASING CAPACITY BASED ON POLICIES ESTABLISHED BY THE MASTER PORTFOLIO.

o Investment strategy risk - The team chooses stocks it believes are undervalued or out of favor with the expectation that these stocks will eventually rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

o Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

o Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Nations Marsico Focused Equities Master Portfolio: Nations Marsico Focused Equities Master Portfolio seeks long-term growth of capital.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities. The investments will mostly consist of equity securities of large capitalization companies. The Master Portfolio, which is non-diversified, generally holds a core position of 20 to 30 common stocks that are selected for their long-term growth potential. It may invest up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g. a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

Nations Marsico Focused Equities Master Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

o Holding fewer investments - The Master Portfolio is considered to be non-diversified because it may hold fewer investments than other kinds of equity funds. This increases the risk that its value could go down significantly if even only one of its investments performs poorly. The value of the Master Portfolio will tend to have greater price swings than the value of more diversified equity funds. The Master Portfolio may become a diversified fund by limiting the investments in which more than 5% of its total assets are invested.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

o Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations Marsico Growth Master Portfolio: Nations Marsico Growth Master Portfolio seeks long-term growth of capital.

The Master Portfolio invests primarily in equity securities of large capitalization companies that are selected for their growth potential. It generally holds a core position of between 35 and 50 securities. It may hold up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g. a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

Nations Marsico Growth Master Portfolio has the following risks:

o Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

o Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations Marsico 21st Century Master Portfolio: Nations Marsico 21st Century Master Portfolio seeks long-term growth of capital.

This Master Portfolio is an aggressive growth fund that primarily invests in equity securities of companies of any capitalization size and will normally hold a core position of between 35 and 50 common stocks. The Master Portfolio will focus on paradigm shifting technologies and companies seeking to take advantage of technological innovations in the way business is conducted. The Master Portfolio may invest without limit in foreign securities.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g. a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

Nations Marsico 21st Century Master Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

o Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

o Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

o Foreign investment risk - Because the Master Portfolio may invest without limitation in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations Marsico International Opportunities Master Portfolio: Nations Marsico International Opportunities Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 65% of its assets in common stocks of foreign companies. While the Master Portfolio may invest in companies of any size, it focuses on large companies. These companies are selected for their long-term growth potential. The Master Portfolio normally invests in issuers from at least three different countries not including the United States and generally holds a core position of 35 to 50 common stocks. The Master Portfolio may invest in common stocks of companies operating in emerging markets.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Marsico Capital (defined below) uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g. a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

Nations Marsico International Opportunities Master Portfolio has the following risks:

o Investment strategy risk -There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

o Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations High Yield Bond Master Portfolio: Nations High Yield Bond Master Portfolio seeks maximum income by investing in a diversified portfolio of high yield debt securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in domestic and foreign corporate high yield debt securities. These securities are not rated investment grade, but generally will be rated "BB" or "B" by Standard & Poor's Corporation. The team may choose unrated securities if it believes they are of comparable quality at the time of investment. The portfolio is not managed to a specific duration. Its duration will generally track the CSFB Global High Yield Index.

The Master Portfolio invests primarily in:

o    Domestic corporate high yield debt securities, including private placements

o U.S. dollar-denominated foreign corporate high yield debt securities, including private placements

o    Zero-coupon bonds

o    U.S. government obligations

o Equity securities (up to 20% of its assets), which may include convertible securities

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

When selecting investment for the portfolio, the team:

o    focuses on individual security selection ("bottom-up" analysis)

o    uses fundamental credit analysis

o    emphasizes current income while attempting to minimize risk to principal

o seeks to identify a catalyst for capital appreciation such as an operational or financial restructuring

o tries to manage risk by diversifying the Master Portfolio's investments across securities of many different issuers

The team may sell a security when its market price rises above the target price the team has set, when it believes there has been a deterioration in an issuer's fundamentals, such as earnings, sales or management, or an issuer's credit quality, or to maintain portfolio diversification, or for other reasons.

Nations High Yield Bond Master Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the investments that the team chooses will not rise as high as the team expects, or will fall.

o Credit risk - The types of securities in which the Master Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium - a high interest rate or yield - because of the increased risk of loss. These securities also can be subject to greater price volatility.

o Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

o Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

o Liquidity risk - There is a risk that a security held by the Master Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

o Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, may also apply to some foreign investments.

Nations SmallCap Value Master Portfolio: Nations SmallCap Value Master Portfolio seeks long-term growth of capital by investing in companies believed to be undervalued.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities of U.S. companies whose market capitalizations are within the range of the companies within the Russell 2000 Value Index (currently between $6 million and $2.5 billion) and that are believed to have the potential for long-term growth. The Master Portfolio may also invest in real estate investment trusts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The management team uses a three prong approach, combining fundamental and quantitative analysis with risk management to identify value opportunities and construct the portfolio. The management team looks at, among other things:

o fundamentally sound businesses that are believed to be attractively priced due to investor indifference or unpopularity

o various measures of relative valuation, including price to cash flow, price to earnings, price to sales and price to book. The team believes that companies with lower relative valuation are generally more likely to provide better opportunities for capital appreciation

o    a company's current operating margins relative to its historic range

o indicators of potential stock price appreciation. These could take the form of anticipated earnings growth, company restructuring, changes in management, new product opportunities, business model changes, or other anticipated improvements in micro and macroeconomic factors

Additionally, the management team uses analytical tools to actively monitor the risk profile of the portfolio.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains distributed to shareholders. For example, the team:

o    may limit the number of buy and sell transactions it makes

o    may try to sell shares that have the lowest tax burden on shareholders

o    may offset capital gains by selling securities to realize a capital loss

While the Fund may try to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Nations SmallCap Value Master Portfolio has the following risks:

o Investment strategy risk - The team chooses stocks it believes are undervalued with the expectation that they will rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Small company risk - Stocks of small companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

o Real estate investment trust risk - Changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry.

Nations Strategic Growth Master Portfolio: Nations Strategic Growth Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 65% of its assets in common stocks of companies that it selects from most major industry sectors. The Master Portfolio normally holds 60 to 80 securities, which include common stocks, preferred stocks and convertible securities like warrants and rights. It may hold up to 20% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined analytical process. Starting with a universe of companies with market capitalizations of at least $1 billion, the team assesses the investment potential of these companies and their industries by evaluating:

o    the growth prospects of the company's industry

o    the company's relative competitive position in the industry

The team believes that this analysis identifies companies with favorable long-term growth potential, competitive advantages and sensible business strategies.

The team then uses quantitative analysis to decide when to invest, evaluating each company's earnings trends and stock valuations, among other things, to try to determine when it is reasonably valued.

In actively managing the portfolio, the team considers the characteristics of the S&P 500 as a general baseline. The index characteristics evaluated by the team include risk and sector diversification, as well as individual securities holdings.

The team may sell a security when it believes that the profitability of the company's industry is beginning to decline, if there is a meaningful deterioration in the company's competitive position, the company's management fails to execute its business strategy, when the team considers the security's price to be overvalued, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains and income distributed to shareholders. For example, the team:

o will focus on long-term investments to try to limit the number of buy and sell transactions

o    may try to sell securities that have the lowest tax burden on shareholders

o    may offset capital gains by selling securities to realize a capital loss

o    invests primarily in securities with lower dividend yields

o    may use options, instead of selling securities

While the Master Portfolio may try to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Nations Strategic Growth Master Portfolio has the following risks:

o Investment strategy risk - The team chooses stocks that are believed to have the potential for long-term growth. There is a risk that the value of these investments will not rise as expected, or will fall.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

o Foreign investment risk - Because the Master Portfolio may invest up to 20% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, also may apply to some foreign investments.

Nations Small Company Master Portfolio: Nations Small Company Master Portfolio seeks long-term capital growth by investing primarily in equity securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in companies with a market capitalization of $2 billion or less. The Master Portfolio usually holds 75 to 130 equity securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined process based on the fundamental analysis of the overall economy, industry conditions, and the financial situation and management of each company. It generates ideas from:

o    company meetings/conferences

o    independent industry analysis

o    quantitative analysis

o    Wall Street (brokerage) research

The team then conducts a rigorous qualitative analysis of each company being considered for investment. This involves, among other things:

o    gaining an in-depth understanding of the company's business

o    evaluating the company's growth potential, risks and competitive strengths

o    discussing its growth strategy with company management

o    validating the growth strategy with external research

The team will only invest in a company when its stock price is attractive relative to its forecasted growth.

The team may sell a security when its price reaches a target set by the team, if the company's growth prospects are deteriorating, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objectives, to try to reduce the amount of capital gains distributed to shareholders. For example, the team:

o    may limit the number of buy and sell transactions it makes

o    may try to sell shares that have the lowest tax burden on shareholders

o    may offset capital gains by selling securities to realize a capital loss

While the Master Portfolio may try to manage its capital gain distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Nations Small Company Master Portfolio has the following risks:

o Investment strategy risk - The team chooses stocks that it believes have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as the team expects, or will fall.

o Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

OTHER IMPORTANT INFORMATION

The following are some other risks and information that should be considered before investing:

o Changing investment objectives and policies - The investment objective and certain investment policies of any Master Portfolio can be changed without interestholder approval. Other investment policies may be changed only with interestholder approval.

o Holding other kinds of investments - The Master Portfolios may hold investments that aren't part of their principal investment strategies. Please refer to Part B for more information. The portfolio managers or management team can also choose not to invest in specific securities described in this Part A and in Part B.

o Investment in Nations Money Market Funds - To seek to achieve a return on uninvested cash or for other reasons, the Master Portfolios may invest their assets in Nations Money Market Funds. BACAP and its affiliates are entitled to receive fees from the Nations Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Master Portfolios for services provided directly. BACAP may waive fees which it is entitled to receive from either the Nations Money Market Funds or the Master Portfolios.

o Foreign investment risk - Master Portfolios that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. If a Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets.

o Investing defensively - A Master Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. A Master Portfolio may not achieve its investment objective while it is investing defensively.

o Securities lending program - A Master Portfolio may lend portfolio securities to approved broker-dealers or other financial institutions on a fully collateralized basis in order to earn additional income. There may be delays in receiving additional collateral after the loan is made or in recovering the securities loaned. It is possible that some of the approved broker-dealers or other financial institutions involved in the loans may be affiliates of Bank of America.

o Bank of America and its affiliates - Bank of America and its affiliates currently provide services to some or all of the Master Portfolios, including investment advisory, investment sub-advisory, distribution, administration, sub-transfer agency and brokerage services, and are paid for providing these services. Bank of America and its affiliates also may, at times, provide other services and be compensated for them, including transfer agency, interfund lending and securities lending services, or make loans to the Master Portfolios. Finally, Bank of America or its affiliates may serve as counterparties in transactions with Nations Funds where permitted by law or regulation, and may receive compensation in that capacity.

o Portfolio turnover - A Master Portfolio that replaces -- or turns over -- more than 100% of its investments in a year is considered to trade frequently. Frequent trading can result in larger distributions of short-term capital gains to interestholders. When distributed, these gains are taxable at higher rates than long-term capital gains. Frequent trading can also mean higher brokerage and other transaction costs, which could reduce the Master Portfolio's returns. The Master Portfolios generally buy securities for capital appreciation, investment income, or both, and don't engage in short-term trading.

ITEM 5:  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE:

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6:  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

Banc of America Capital Management, LLC ("BACAP") is the investment adviser to each of the Master Portfolios, as well as to over 70 other mutual fund portfolios in the Nations Funds Family ("Nations Funds"). BACAP is responsible for the overall management and supervision of the investment management of each of the Master Portfolios. Its management expertise covers all major domestic asset classes, including equity and fixed income securities, and money market instruments. Currently managing more than $190 billion, BACAP acts as investment manager for individuals, corporations and financial institutions. BACAP uses a team approach to investment management. Each team has access to the latest technology and analytical resources. The Fixed Income Management Team is responsible for the day-to-day management of Nations Intermediate Bond Master Portfolio. The Growth Strategies Team makes the day-to-day investment decisions for Nations Strategic Growth Master Portfolio. The Strategies Team makes the day-to-day investment decisions for Nations SmallCap Value Master Portfolio. The Small&MidCap Growth Strategies Team makes the day-to-day investment decisions for Nations Small Company Master Portfolio.

BACAP and Nations Funds have engaged investment sub-advisers for the other Master Portfolios, which are generally responsible for the day-to-day investment decisions for each such Master Portfolio.

BACAP is a registered investment adviser. It's a North Carolina limited liability company and a wholly-owned subsidiary of Bank of America, N.A. ("Bank of America") which is owned by Bank of America Corporation. BACAP has its principal offices at One Bank of America Plaza, 101 South Tryon Street, Charlotte, North Carolina 28255.

Nations Funds pays BACAP an annual fee for its investment advisory services. The fee is calculated as a percentage of the average daily net assets of each Master Portfolio and is paid monthly. BACAP uses part of this money to pay investment sub-advisers for the services they provide to certain Master Portfolios.

The following chart shows the maximum advisory fees BACAP can receive as a percentage of average daily net assets:
                                                                 Maximum
                                                                 advisory
                                                                   fee

Nations Intermediate Bond Master Portfolio                        0.40%
Nations International Equity Master Portfolio                     0.80%
Nations International Value Master Portfolio                      0.90%
Nations Marsico Focused Equities Master Portfolio                 0.75%
Nations Marsico Growth Master Portfolio                           0.75%
Nations Marsico 21st Century Master Portfolio                     0.75%
Nations Marsico International Opportunities Master Portfolio      0.80%
Nations High Yield Bond Master Portfolio                          0.55%
Nations SmallCap Value Master Portfolio                           0.90%
Nations Strategic Growth Master Portfolio                         0.65%
Nations Small Company Master Portfolio                            0.90%

INVESTMENT SUB-ADVISERS

Nations Funds and BACAP engage one or more investment sub-advisers to provide day-to-day portfolio management for certain of the Master Portfolios. BACAP retains ultimate responsibility (subject to Board oversight) for overseeing the sub-advisers and evaluates the Master Portfolios' needs and available sub-advisers' skills and abilities on an ongoing basis. Based on its evaluations, BACAP may at times recommend to the Board that a Master Portfolio:

     o    change, add or terminate one or more sub-advisers;

     o continue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or

     o    materially change a sub-advisory agreement with a sub-adviser.

Applicable law requires a Master Portfolio to obtain interestholder approval in order to act on most of these types of recommendations, even if the Board has approved the proposed action and believes that the action is in interestholders' best interests. BACAP and the Master Portfolios have applied for relief from the Securities and Exchange Commission ("SEC") to permit the Master Portfolios to act on many of BACAP'S recommendations with approval only by the Board and not by Master Portfolio interestholders. BACAP or a Master Portfolio would inform the Master Portfolio's interestholders of any actions taken in reliance on this relief. Until BACAP and the Master Portfolios obtain the relief, each Master Portfolio will continue to submit these matters to interestholders for their approval to the extent required by applicable law.

INVESCO Global Asset Management (N.A.), Inc. ("INVESCO") with principal offices located at 1360 Peachtree Street, N.E., Atlanta, Georgia 30309, is a division of AMVESCAP PLC, a publicly traded UK financial holding company located in London. INVESCO has approximately $9.1 billion in assets under management.

INVESCO is one of three investment sub-advisers to Nations International Equity Master Portfolio. INVESCO's International Equity Portfolio Management Team is responsible for making the day-to-day investment decisions for its portion of Nations International Equity Master Portfolio.

Putnam Investment Management, LLC ("Putnam") with principal offices located at One Post Office Square, Boston, Massachusetts 02109, is a wholly owned subsidiary of Putnam Investments Trust which, except for shares held by employees, is owned by Marsh & McLennan Companies. Putnam has approximately $266 billion in assets under management.

Putnam is one of three investment sub-advisers to Nations International Equity Master Portfolio. Putnam's Core International Equity Group is responsible for making the day-to-day investment decisions for its portion of Nations International Equity Master Portfolio.

Brandes Investment Partners, LLC ("Brandes") with principal offices located at 11988 El Camino Real, Suite 500, San Diego, California 92130, is the investment sub-adviser to Nations International Value Master Portfolio. Founded in 1974, Brandes is an investment advisory firm with 69 investment professionals who manage more than $51.8 billion in assets. Brandes uses a value-oriented approach to managing global investments, seeking to build wealth by buying high quality, undervalued stocks.

Brandes' Large Cap Investment Committee is responsible for making the day-to-day investment decisions for Nations International Value Master Portfolio.

Marsico Capital Management, LLC ("Marsico Capital") with principal offices at 1200 17th Street, Suite 1300, Denver, Colorado 80202, is a co-investment sub-adviser to Nations International Equity Master Portfolio and the investment sub-adviser for Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth Master Portfolio, Nations Marsico 21st Century Master Portfolio and Nations Marsico International Opportunities Master Portfolio. Marsico Capital is a registered investment adviser and wholly-owned subsidiary of Bank of America. Marsico Capital is a full service investment advisory firm founded by Thomas F. Marsico in September 1997. Marsico Capital currently has approximately $16.5 billion in assets under management.

Thomas F. Marsico, Chairman and Chief Executive Officer of Marsico Capital and James A. Hillary are co-portfolio managers responsible for making the day-to-day investment decisions for Nations Marsico Focused Equities Master Portfolio and Nations Marsico Growth Master Portfolio. Mr. Marsico was an executive vice president and portfolio manager at Janus Capital Corporation from 1988 until he formed Marsico Capital in 1997. He has more than 20 years of experience as a securities analyst and portfolio manager. Mr. Hillary has eleven years of experience as a securities analyst and portfolio manager and is a founding member of Marsico Capital Management. Prior to joining Marsico Capital in 1997, Mr. Hillary was a portfolio manager at W.H. Reaves, a New Jersey-based money management firm where he managed equity mutual funds and separate accounts. He holds a Bachelor's degree from Rutgers University and a law degree from Fordham University. Mr. Hillary is also a certified public accountant.

Corydon J. Gilchrist, CFA is the portfolio manager of Nations Marsico 21st Century Master Portfolio. Prior to joining Marsico Capital in May of 2000, Mr. Gilchrist spent four years as an international portfolio manager and analyst at Invista Capital Management, where he was on a committee that managed several international equity funds. He holds BBA and MBA degrees from the University of Iowa, and holds a CFA charter.

James G. Gendelman, is the portfolio manager of Nations Marsico International Opportunities Master Portfolio and Marsico Capital's portion of Nations International Equity Master Portfolio. Prior to joining Marsico Capital in May 2000, Mr. Gendelman spent thirteen years as a Vice President of International Sales for Goldman, Sachs & Co. He holds a Bachelor's degree in Accounting from Michigan State University and an MBA in Finance from the University of Chicago. Mr. Gendelman was an accountant for Ernst & Young from 1983 to 1985.

MacKay Shields LLC ("MacKay Shields") with principal offices at 9 West 57th Street, New York, New York 10019 serves as the investment sub-adviser for Nations High Yield Bond Master Portfolio. Founded in 1938, MacKay Shields is an independently-managed, wholly-owned subsidiary of New York Life Insurance Company. The firm's 63 investment professionals manage more than $32 billion in assets, including over $10.5 billion in high yield assets.

MacKay Shields' High Yield Portfolio Management Team is responsible for making the day-to-day decisions for Nations High Yield Bond Master Portfolio.

ITEM 7:  SHAREHOLDER INFORMATION

PRICING OF FUND SHARES

The value of a Master Portfolio's assets is based on the total market value of all of the securities it holds. The prices reported on stock exchanges and securities markets around the world are usually used to value securities in a Master Portfolio. If prices aren't readily available, we'll base the price of a security on its fair market value. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets may be open on days when U.S. markets are closed, and the value of foreign securities owned by the portfolio could change on days when Beneficial Interests may not be purchased or redeemed.

All transactions are based on the net asset value of the Master Portfolios. We calculate net asset value per unit of Beneficial Interest at the end of each business day. First, we calculate the net asset value by determining the value of the Master Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of units of Beneficial Interest that investors are holding.

A business day is any day that the New York Stock Exchange ("NYSE") is open. A business day ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes. The NYSE is closed on weekends and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

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PURCHASE OF BENEFICIAL INTERESTS

Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

BACAP Distributors, LLC ("BACAP Distributors" or "Placement Agent") with principal offices at One Bank of America Plaza, 101 South Tryon Street, Charlotte, North Carolina 28255, serves as the placement agent of the Trust. An account may be opened by contacting either the Trust or its authorized agents. There is no minimum initial or subsequent purchases amount with respect to any Master Portfolio of the Trust.

In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Master Portfolio and must be delivered to the Master Portfolio by the investor upon receipt from the issuer.

Orders to buy, sell or exchange Beneficial Interests are processed on business days. Orders received by a Master Portfolio before the end of a business day will receive that day's net asset value per unit of Beneficial Interest. Orders received after the end of a business day will receive the next business day's net asset value per unit of Beneficial Interest. The business day that applies to your order is also called the trade date. A Master Portfolio may refuse any order for any reason. If this happens, we'll return any money we've received to your selling agent.

REDEMPTION OF BENEFICIAL INTERESTS

An investor may redeem/sell Beneficial Interests in any amount by sending a written request to the Trust or an authorized agent. Redemption requests must be made by a duly authorized representative of the investor and must specify the name of the Master Portfolio, the dollar amount to be redeemed and the investor's name and account number.

Redemption orders are processed at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Master Portfolios will make payment for all Beneficial Interests redeemed after receipt of a request in proper form, except as provided by the 1940 Act or the rules of the SEC. The Master Portfolios impose no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the investor's cost, depending on the Master Portfolio's current net asset value.

The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTIONS:

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their Beneficial Interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

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

A request for a distribution must be made in writing to Nations Master Investment Trust, c/o BACAP Distributors, LLC, One Bank of America Plaza, 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina 28255.

TAXES:

The following discussion provides material federal income (and, only to a limited extent, foreign, state and local) tax information concerning an investment in a Master Portfolio. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations (the "Regulations"), judicial authority, and administrative rulings and practice, all as of the date of the Part B and all of which are subject to change, including changes with retroactive effect. An interestholder's tax treatment may vary depending upon his or her particular situation. Except as otherwise noted, an interestholder may be subject to special rules not discussed below if he or she is a certain kind of interestholder, including, but not limited to: a partnership for federal income tax purposes; an insurance company; a tax-exempt organization; a holder of Beneficial Interests through a tax-advantaged account, such as a 401(k) Plan Account or an Individual Retirement Account ("IRA"); a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Beneficial Interests as part of a hedge, straddle or conversion transaction; a person that does not hold Beneficial Interests as a capital asset or an interestholder subject to the federal alternative minimum tax.

The Trust has not requested and will not request an advance ruling from the Internal Revenue Service (the "IRS") as to the federal income tax matters described below. The IRS could adopt positions contrary to that discussed below and such positions could be sustained. In addition, the foregoing discussion addresses only some of the income tax considerations generally affecting investments in the Master Portfolios. Prospective investors are urged to consult with their own tax advisors and financial planners as to the particular tax consequences to them of an investment in a Master Portfolio, including the applicability and effect of any state, local or foreign laws, and the effect of possible changes in applicable tax laws.

Regulated Investment Companies Investing in Master Portfolios. The Trust intends to operate each Master Portfolio in manner such that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Classification of the Master Portfolios as Tax Partnerships. The federal income tax consequences discussed herein will apply to the Master Portfolios and interestholders only if the Master Portfolios are recognized and treated for federal income tax purposes as partnerships and not as associations taxable as corporations. Except in the case of the Nations International Equity Master Portfolio, Nations Marsico International Opportunities Master Portfolio, Nations Marsico 21st Century Master Portfolio and Nations SmallCap Value Master Portfolio (the "Disregarded Portfolios"), each Master Portfolio, as a series of a Delaware business trust, will be treated as a partnership, and each interestholder will be treated as a partner of a partnership, for federal income tax purposes unless the Master Portfolio elects otherwise (which it does not intend to do) or unless the Master Portfolio is taxable as a corporation under the "publicly traded partnership" rules, discussed below. Currently, all Beneficial Interests in each Disregarded Portfolio are owned entirely by its corresponding "feeder" fund, and, accordingly, each Disregarded Portfolio is disregarded as an entity apart from its corresponding feeder fund for federal income tax purposes. Following the acquisition of Beneficial Interests in a Disregarded Portfolio by another holder, it will thereafter be treated as a partnership for such purposes in the same manner as the other Master Portfolios. The discussion below will only apply to a Disregarded Portfolio once its Beneficial Interests are acquired by another investor.

Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation. Furthermore, a regulated investment company investing in a partnership qualifying as a publicly traded partnership may not continue to so qualify. The Regulations provide that a partnership with no more than 100 partners (counting as partners certain indirect owners), all of whose interests were issued in transactions not registered under the Securities Act of 1933, generally will not be classified as a publicly traded partnership. Each Master Portfolio will endeavor to have no more than 100 partners for this purpose, and, therefore, does not anticipate being treated as a publicly traded partnership.

Federal Income Tax Treatment of Partnerships. The Code does not treat partnerships as taxable entities but does require partnerships to file yearly information tax returns. The Master Portfolios will file these returns. Each Master Portfolio also will furnish a copy of IRS Schedule K-1 (Form 1065) each year to each of its interestholders following the close of each year. Each interestholder will be required to take into account in computing its federal income tax liability the interestholder's distributive share of the Master Portfolio's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income and deductions and credits (or item thereof) for any taxable year of the Master Portfolio ending with or within the interestholder's taxable year, without regard to the amount, if any, of cash distributions received from the Master Portfolio.

Each Master Portfolio intends to regularly distribute its net investment income and realized capital gains to its interestholders. However, a Master Portfolio also may invest in securities resulting in taxable income or gain to the Master Portfolio allocable to interestholders without corresponding current cash receipts to the Master Portfolio. In addition, certain elections will be made on behalf of a Master Portfolio for tax reporting purposes, which elections will be binding upon interestholders with respect to their allocations of taxable income and loss from the Master Portfolio.

Audit of Tax Returns; Partnership Anti-Abuse Regulations. The IRS is paying increased attention to the proper application of the tax laws to partnerships, which could result in increased audit activity. While the Master Portfolios were not formed to allow interestholders to avail themselves of losses or deductions that the Master Portfolios may generate, an audit of a Master Portfolio's information tax returns could precipitate audits of the income tax returns of interestholders. If the IRS successfully asserts a position to adjust any item of income, gain, deduction, loss or credit reported on a Master Portfolio's information returns, corresponding adjustments would be made to the income tax returns of interestholders. Any such audit might also result in IRS adjustments to items of non-Master Portfolio income or loss reported on an interestholder's tax return. If a tax deficiency is determined, the interestholder could also be liable for penalties and interest on such deficiency from the due date of the return. The Master Portfolios will not pay or reimburse an interestholder for any additional taxes, penalties and interest arising from an audit of a Master Portfolio's or the interestholder's tax returns.

In addition, certain Regulations have been issued to address certain "abusive" transactions involving partnerships. Under these Regulations, if a partnership is formed or availed of in connection with a transaction with a principal purpose of substantially reducing the present value of the interestholders' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code, the IRS has the authority to recast the transaction so as to preclude the tax benefits sought. The Regulations state that the partnership provisions are not intended to permit taxpayers to "structure transactions using partnerships to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions" or to use partnerships to "avoid the purposes of other provisions of the Code." The Trust does not believe that these Regulations will apply to the Master Portfolios or the interestholders; however, no assurance can be given to this effect.

Partnership Audit Procedures. Generally, the Code requires each partner in a partnership to treat partnership items in an interestholder's return consistently with the treatment given such items by the partnership. In the case of any proposed adjustment of a partnership item by the IRS, the proper tax treatment generally will be determined at the partnership level in a unified partnership proceeding conducted by the "tax matters partner," rather than in separate proceedings with the interestholders. Generally, each Master Portfolio's corresponding "feeder" fund is its tax matters partner.

In general, the tax matters partner is treated by the IRS as a partnership's primary representative and has the power to bind the partnership and its partners in certain circumstances. While the tax matters partner must keep each partner informed of all administrative and judicial partnership proceedings, and while all partners are entitled to participate in administrative and judicial proceedings, the tax matters partner generally has the authority to extend the statute of limitations for assessment of a deficiency with respect to partnership tax items on behalf of all partners and has the authority to bind partners who are not "notice partners" or part of a "notice group" to a settlement agreement unless such partners file statements revoking such authority. With respect to a partnership with fewer than 100 partners, all partners are notice partners. Notice partners are not bound by a settlement entered into by the tax matters partner with the IRS. As a practical matter, however, the tax matters partner will exercise substantial control over the conduct and outcome of any audit proceeding involving the Master Portfolio. The expenses of any such audit proceeding, including a judicial proceeding, will be borne by the Master Portfolio. These expenses could be substantial, regardless of the outcome of the proceeding.

Profit and Loss Allocations. In general, profits and losses of a Master Portfolio will be allocated among the interestholders pro rata in accordance with their Beneficial Interests. However, unrealized income and losses may be allocated prior to the year in which they are recognized for federal income tax purposes. Accordingly, there may be a mismatch in the timing of income and loss recognition for tax purposes with the economic realization of income and loss, such as a distribution of profits by a Master Portfolio to interestholders.

Under Section 704(b) of the Code, an interestholder's distributive share of income, gain, loss, deduction or credit is to be determined by the partnership agreement if the allocation to the partner thereunder has "substantial economic effect." If an allocation to an interestholder does not have substantial economic effect, such partner's distributive share of income or loss for tax purposes will be determined in accordance with such partner's interest in the partnership, taking into account all facts and circumstances. The Trust believes that allocations by the Master Portfolios under the Trust's Declaration of Trust have "substantial economic effect." In this connection, however, allocations of income and loss shall be made to the interestholders in certain circumstances in a different manner than described above. Specifically, the Trust's Declaration of Trust provides for certain "Regulatory Allocations" of Master Portfolio income, gain, loss and deduction to be made among the interestholders and such Regulatory Allocations preempt all other allocations to be made by a Master Portfolio. Although the Regulatory Allocations will be allocated among interestholders in a different manner than described above, the Trust's Declaration of Trust provides that allocations of Master Portfolio income, gain, loss and deduction following a Regulatory Allocation are to made in a manner to offset the impact of the Regulatory Allocation. No assurance can be given, however, that sufficient items will be available to fully offset the impact of any Regulatory Allocations.

In addition, in order for a Master Portfolio's allocations to have "substantial economic effect," distributions in liquidation of the Master Portfolio must be made to interestholders in accordance with their positive Capital Account balances. A Capital Account of an interestholder generally equals (a) capital contributions made to the corresponding Master Portfolio by the interestholder and any income and gains (including, where appropriate, unrealized income and gains) allocated by the Master Portfolio to the interestholder, less (b) the amount of cash and the fair market value of any assets distributed to the interestholder and any expenses or losses (including, where appropriate, unrealized expenses and losses) allocated by the Master Portfolio to the interestholder. Although the Master Portfolio normally will be operated in such a manner such that an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests at the time of redemption or liquidation of the Beneficial Interests, no assurance can be given that, upon the liquidation of the Master Portfolio or redemption of Beneficial Interests, an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests.

In order to satisfy the substantial economic effect requirement, the Trust's Declaration of Trust also provides for the allocation of a Master Portfolio's unrealized gain or loss in respect of its assets to the interestholders at certain intervals. Pursuant to such allocations, a Master Portfolio's assets will be revalued to fair market value ("book value"), resulting in a difference between the book value of the assets and their adjusted tax basis a ("book/tax disparity"), discussed further below. Such allocations may affect the ultimate amount realized by interestholders on their investment in the Master Portfolio, depending upon their admission date into the Master Portfolio.

In general, allocations of taxable income and loss to interestholders will equal allocations of a Master Portfolio's "book" income and losses to them, that is, allocations of income and losses which ultimately effect the interestholders' proportionate shares in the Master Portfolio's income and assets. However, allocations of gain or loss with respect to assets that have been revalued to book value shall, solely for federal income tax purposes, take into account the book/tax disparity in a manner consistent with the provisions of Section 704(c) of the Code and Regulations. Although such provisions could accelerate or defer the recognition of taxable income or loss by interestholders, over time, an interestholder's taxable gain or loss with respect to his or her investment in a Master

Portfolio should equal the "book" gain or loss allocated to it. Prospective investors should be aware that the rules regarding allocations of income, gain, loss or deduction with respect to assets with book/tax disparities are complex. Accordingly, potential investors are urged to consult with their own tax advisors regarding the impact to them of Section 704(c) of the Code and Regulations promulgated thereunder.

Distributions and Tax Basis. As discussed above, an interestholder will be taxed on its share of the taxable income of the Master Portfolio, whether or not any cash or property is distributed to it. A cash distribution of Master Portfolio profits normally should not result in further taxable income to an interestholder, unless the distribution exceeds the interestholder's adjusted tax basis in its Beneficial Interests.

Generally, the initial tax basis of an interestholder's Beneficial Interests for federal income tax purposes will be the sum of the interestholder's cash investment in the Master Portfolio and the tax basis of any property contributed to the Master Portfolio. Following the acquisition of Beneficial Interests, the interestholder's tax basis in the Beneficial Interests will be increased by the interestholder's share of Master Portfolio taxable income and by any additional cash contributions made by the interestholder to the Master Portfolio and will be reduced (but not below zero) by the interestholder's share of Master Portfolio cash distributions and losses. An interestholder generally may deduct its share of Master Portfolio losses only to the extent that such losses do not exceed the tax basis in the interestholder's Beneficial Interests. Losses in excess of tax basis may be carried over until tax basis is increased above zero. Although tax basis also includes an interestholder's share of Master Portfolio liabilities as determined under the Code and Regulations, interestholders should not expect to share in any of the Master Portfolio's liabilities for this purpose.

Any cash distributed in excess of an interestholder's adjusted tax basis in his or her Beneficial Interests generally will be taxed as capital gain, and long-term capital gain if the interestholder has held its Beneficial Interests for more than one year at the time of distribution. See "--Tax Rates; Capital Gains and Losses" below.

Under certain circumstances, a Master Portfolio may distribute portfolio securities to interestholders. Generally, no gain or loss will be recognized by an interestholder on the distribution or until such time as the interestholder sells the securities. With respect to a distribution of securities other than upon a liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in the distributed securities will be the lesser of the Master Portfolio's tax basis in the securities or the interestholder's tax basis in its Beneficial Interests. With respect to a distribution of securities upon the liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in distributed securities generally will be the same as the interestholder's tax basis in its Beneficial Interests. In the event that the securities of more than one portfolio company (or different classes of securities of a portfolio company) are distributed to an interestholder, complex rules apply to the interestholder's determination of its tax basis in the distributed securities.

In general, an interestholder receiving distributed securities will recognize gain or loss on the sale of the securities equal to the difference between the amount realized on the sale and the interestholder's tax basis in the securities as determined above. If the interestholder holds the distributed securities as a capital asset, gain or loss on the sale of the securities ordinarily will be capital gain or loss. For purposes of determining whether a capital gain or loss on an interestholder's sale of distributed securities may be treated as long-term capital gain or loss, the interestholder generally will add the corresponding Master Portfolio's holding period to the interestholder's holding period with respect to the securities.

Unless an interestholder receives cash from a Master Portfolio in excess of the interestholder's tax basis in its Beneficial Interests, the interestholder generally will not recognize gain or loss on receipt of property from the Master Portfolio. Under Section 751(b) of the Code, however, if a partner does not receive its proportionate share of the partnership's "Section 751 property" in exchange for all or a portion of its interest in the partnership, the partner (or other partners) may be taxed on the exchange in an otherwise tax-free transaction. There are two types of Section 751 property: "unrealized receivables" and "inventory items," both of which are specially defined for such purposes. Unrealized receivables include, among other things, the portion of property subject to depreciation recapture. Inventory items may include any property that will generate ordinary income or loss upon its disposition. No assurance can be given that Section 751(b) of the Code will not apply to a distribution in exchange for all or a portion of an interestholder's Beneficial Interests.

Taxation of Master Portfolio Investments. In general, if a Master Portfolio realizes gains or losses on the sale of portfolio securities, such gains or losses will be capital gains or losses, and long-term capital gains or losses if the Master Portfolio has held the disposed securities for more than one year at the time of disposition.

If a Master Portfolio purchases a debt obligation with original issue discount, generally at a price less than its principal amount ("OID") such as a zero-coupon bond, the Master Portfolio may be required to annually include in its taxable income a portion of the OID as ordinary income, even though the Master Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation. A portion of the OID includible in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes. Gains recognized on the disposition of a debt obligation (including a municipal obligation) purchased by a Master Portfolio at a market discount, generally at a price less than its principal amount, generally will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Master Portfolio held the debt obligation. A Master Portfolio generally will realize OID on debt securities that is currently includible in income, even though the cash representing such income may not have been received by the Master Portfolio.

If an option granted by a Master Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Master Portfolio of the option from its holder, the Master Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Master Portfolio in the closing transaction. Some capital losses may be deferred if they result from a position that is part of a "straddle," discussed below. If securities are sold by a Master Portfolio pursuant to the exercise of a call option granted by it, the Master Portfolio will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale. If securities are purchased by a Master Portfolio pursuant to the exercise of a put option written by it, the Master Portfolio will subtract the premium received from its cost basis in the securities purchased.

Some regulated futures contracts, certain foreign currency contracts, and non-equity, listed options used by a Master Portfolio will be deemed "Section 1256 contracts." A Master Portfolio will be required to "mark to market" any such contracts held at the end of the taxable year by treating them as if they had been sold on the last day of that year at market value. Sixty percent of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the "mark-to-market" rule, generally will be treated as long-term capital gain or loss, and the remaining 40% will be treated as short-term capital gain or loss. Transactions that qualify as designated hedges are excepted from the mark-to-market rule and the "60%/40%" rule.

Foreign exchange gains and losses realized by a Master Portfolio in connection with certain transactions involving foreign currency-denominated debt securities, certain options and futures contracts relating to foreign currency, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount and timing of recognition of the Master Portfolio's income. Under future Treasury Regulations, any such transactions that are not directly related to a Master Portfolio's investments in stock or securities (or its options contracts or futures contracts with respect to stock or securities) may have to be limited in order to enable the Master Portfolio to continue to pass-through qualifying income to interestholders that are regulated investment companies.

Offsetting positions held by a Master Portfolio involving certain financial forward, futures or options contracts may be considered, for federal income tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256. If a Master Portfolio is treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forward, or option contracts comprising a part of such straddles are governed by Section 1256 of the Code, described above. A Master Portfolio may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to a Master Portfolio may differ. Generally, to the extent the straddle rules apply to positions established by a Master Portfolio, losses realized by the Master Portfolio may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income. Because the application of the straddle rules may affect the character of gains and losses, defer losses, and/or accelerate the recognition of gains or losses from affected straddle positions, the amount which must be allocated to interestholders, and which will be taxed to interestholders as ordinary income of long-term capital gain, may be increased or decreased substantially as compared to if a Master Portfolio had not engaged in such transactions.

If a Master Portfolio enters into a "constructive sale" of any appreciated position in stock, a partnership interest, or certain debt instruments, the Master Portfolio will be treated as if it had sold and immediately repurchased the property and must recognize gain (but not loss) with respect to that position. A constructive sale occurs when a Master Portfolio enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale; (ii) an offsetting notional principal contract; or
(iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations. The character of the gain from constructive sales will depend upon a Master Portfolio's holding period in the property. Losses from a constructive sale of property will be recognized when the property is subsequently disposed of. The character of such losses will depend upon a Master Portfolio's holding period in the property and the application of various loss deferral provisions in the Code.

The amount of long-term capital gain a Master Portfolio may recognize from derivative transactions is limited with respect to certain pass-through entities. The amount of long-term capital gain is limited to the amount of such gain a Master Portfolio would have had if the Master Portfolio directly invested in the pass-through entity during the term of the derivative contract. Any gain in excess of this amount is treated as ordinary income. An interest charge is imposed on the amount of gain that is treated as ordinary income.

"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and IRS interest charges on "excess distributions" received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolios may limit and/or manage their holdings in PFICs to minimize their tax liability or maximize their returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, a Master Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while each Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolios may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolios without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant noncash income, such noncash income could be recognized by the Master Portfolios, in which case the Master Portfolios may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolios to maintain their status under the Code. In this regard, the Master Portfolios could be required at times to liquidate investments prematurely in order to satisfy their minimum distribution requirements.

Foreign Tax Credits. A Master Portfolio may be subject to foreign income tax withholding and other foreign taxes attributable to income realized from its investments in foreign portfolio companies. In general, foreign income tax paid by the Master Portfolio will be allocated to the interestholders pro rata in accordance with their Beneficial Interests. The amount of foreign income tax withholding and other foreign income taxes paid by a Master Portfolio and allocated to an interestholder generally may be claimed as a credit against such interestholder's federal income tax liability, subject to certain limitations and qualifications, or a deduction by such interestholder when determining such interestholder's federal taxable income. An individual with $300 or less of creditable foreign income taxes generally is exempt from foreign source income and certain other limitations imposed by the Code on claiming a credit for such taxes. The $300 amount is increased to $600 for joint filers.

Taxable Disposition of Beneficial Interests. In general, on a sale or other taxable disposition of all of an interestholder's Beneficial Interests, the interestholder will recognize gain or loss equal to the difference between the amount realized on the disposition and the adjusted tax basis for such interestholder's Beneficial Interests. The gain or loss resulting from the sale or other taxable disposition generally will be treated as long-term capital gain or loss if the Beneficial Interests have been held for more than one year at the time of disposition. However, to the extent the Master Portfolio has "unrealized receivables" or "inventory items" (both as specially defined in the Code), an interestholder may recognize ordinary income on the disposition of all or a portion of its Beneficial Interests, even if it held such Beneficial Interests as a capital asset. The Master Portfolios do not expect that they will have material "unrealized receivables" or "inventory items."

No Code Section 754 Election. Although a Master Portfolio may make an election under Section 754 of the Code to adjust the basis of its assets upon the transfer or redemption of Beneficial Interests, it is not required to do so under the Trust's Declaration of Trust. The failure to make such an election generally may result in a transferee of Beneficial Interests and the remaining interestholders (following a redemption) to recognize more taxable income on the disposition of the Master Portfolio's assets. Once a Code Section 754 election is made by a Master Portfolio, it generally cannot be revoked. Accordingly, if the assets of the Master Portfolio have decreased in value, the Master Portfolio generally would be required to reduce the tax basis in its assets upon the transfer or exchange of Beneficial Interests.

At-Risk Limitations. Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465. Under these rules, an interestholder would not be permitted to include losses allocated by the corresponding Master Portfolio to the extent such losses exceeded the amount such interestholder was considered to have "at risk" in the Master Portfolio. For this purpose, the interestholder's at-risk amount would initially equal the sum of the amount of cash and the tax basis of portfolio securities contributed to the Master Portfolio. The at-risk amount would be increased by any taxable income allocated to such interestholder and would be decreased by any losses allocated to the interestholder and by any distributions to the interestholder. Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Organization and Syndication Expenses. Amounts paid or incurred to organize an entity, such as all or a portion of the expenses incurred by a Master Portfolio for its formation and organization, may, at the election of the Master Portfolio, be treated as deferred expenses that are allowed as a deduction ratably over a period of not less than 60 months. The Master Portfolios intend to make such an election. Syndication costs incurred by a Master Portfolio generally are non-deductible, capitalized expenditures of the Master Portfolio.

Certain Deductibility Limitations. Expenses incurred in producing income, including investment advisory and asset management fees are deductible by individual taxpayers only to the extent that they exceed (when aggregated with other such expenses, unreimbursed employee business expenses and certain other expenses) 2% of the taxpayer's adjusted gross income. Moreover, even those expenses in excess of the 2% floor will constitute itemized deductions (and therefore only available to those taxpayers who itemize) subject to reduction by 3% of the amount of an individual taxpayer's adjusted gross income over an inflation-adjusted amount. An individual interestholder will be subject to these limitations on his or her share of Master Portfolio's expenses, including the management fees incurred by a Master Portfolio.

Tax Rates; Capital Gains and Losses. As of the printing of this SAI, under recently enacted tax legislation, the maximum individual federal income tax rate applicable to (i) ordinary income generally is 35%; (ii) net capital gain realized prior to May 6, 2003 generally is 20%; and (iii) net capital gain realized on or after May 6, 2003 generally is 15%. The date on which the Master Portfolio sells or exchanges a security is the date used in determining whether any net capital gain from such sale or exchange allocable to interestholders will qualify for the pre-May 6 or post-May 5 net capital gain federal income tax rate.

Such recently enacted tax legislation also provides for a maximum individual federal income tax rate applicable to "qualified dividend income" of 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The maximum corporate federal income tax rate applicable to ordinary income and net capital gains is 35%. Marginal tax rates may be higher for some shareholders to reduce or eliminate the benefit of lower marginal income tax rates. Naturally, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters. Federal income tax rates are set to increase in future years under various "sunset" provisions of laws enacted in 2001 and 2004.

Individuals are allowed to use capital losses to offset in full capital gains. To the extent that capital losses exceed capital gains in a taxable year, individuals are also allowed to deduct such excess capital losses against a maximum of $3,000 of ordinary income. Any capital losses not utilized in a taxable year may be carried forward indefinitely by individuals Corporations are allowed to use capital losses to offset in full capital gains but are not allowed to offset ordinary income. Corporations generally can carry capital losses back three years and forward five years. Special rules apply to regulated investment companies with respect to capital loss carryovers.

Unrelated Business Taxable Income. Beneficial Interests may be acquired by entities that generally are exempt from federal income tax under the Code ("Tax-Exempt Entities"). A Tax-Exempt Entity that is an interestholder will be required to report as taxable income its pro rata share of any portion of a Master Portfolio's income that is "unrelated business taxable income" to the Tax-Exempt Entity. Unrelated business taxable income generally is defined as the gross income from any trade or business unrelated to the tax-exempt business of the entity. Unrelated business taxable income also includes income derived from "debt financed property." In general, debt financed property includes any property, such as a portfolio security, acquired in whole or in part with indebtedness. However, unrelated business taxable income generally does not include income and gains realized by a Tax-Exempt Entity directly or through a partnership for federal income tax purposes (such as a Master Portfolio) attributable to investments in corporate stock and securities, unless the stock and securities are "debt financed." If and to the extent that the unrelated business taxable income, from all sources, of an interestholder that is a Tax-Exempt Entity, less its allocable share of deductions directly connected with carrying on any such trade or business, exceeds $1,000 in any year, such interestholder would incur tax liability with respect to the excess as unrelated business taxable income at tax rates that would be applicable if such organization were not otherwise exempt from taxation.

Although Beneficial Interests in the Master Portfolios may be offered to Tax-Exempt Entities, the Master Portfolios do not intend to take any precautions that might limit their realization of unrelated business taxable income allocable to Tax-Exempt Entities. Accordingly, prospective interestholders that are tax-exempt should anticipate that a substantial portion of their income from a Master Portfolio will be treated as unrelated business taxable income. Furthermore, if a Tax-Exempt Entity uses borrowed funds to acquire Beneficial Interests, all or a portion of its income from the Master Portfolio could be treated as unrelated business taxable income, depending on the amount borrowed.

Tax-Exempt Entities are urged to consult with their own tax advisors as to the potential impact to them of the unrelated business taxable income rules as applied to their investment in a Master Portfolio.

Withholding Taxes. The Master Portfolio may be subject to withholding taxes, such as foreign withholding taxes, and may be required to withhold on distributions or allocations of Master Portfolio income and gains to interestholders. In general, any withholding tax obligation incurred by the Master Portfolio attributable to an interestholder shall be treated as a cash distribution to such interestholder, thereby reducing such interestholder's right to other cash distributions.

Certain Federal Income Tax Consequences with Respect to Non-U.S. Interestholders. The discussion above generally applies to an interestholder who or that is: (a) a citizen or resident of the United States, (b) a corporation created or organized in the United States or under the laws of the United States or of any state, (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more "U.S. persons," as defined in the Code, have the authority to control all substantial decisions of the trust (a "U.S. interestholder"). The federal income tax treatment applicable to an interestholder who or that is not a U.S. interestholder (a "Non-U.S. interestholder") generally is discussed below. The following discussion does not apply to a Non-U.S. interestholder separately engaged in a trade or business in the United States (or a Non-U.S. interestholder with a "permanent establishment" in the United States for purposes of an applicable treaty). Moreover, the potential applicability of an income tax treaty and the internal tax rules of a Non-U.S. interestholder's home country must also be considered in determining the advisability and tax consequence of an investment in a Master Portfolio. Accordingly, each potential Non-U.S. interestholder is urged to consult with its own tax advisors concerning the federal, state and local and foreign tax treatment of an investment in a Master Portfolio.

A significant portion of the income realized by a Master Portfolio and allocable to a Non-U.S. interestholder may be attributable to U.S. sources. To the extent such income is attributable to dividends on stock and interest on obligations of U.S. companies, such income in the hands of a Non-U.S. interestholder generally will be subject to 30% federal income tax withholding. If certain requirements are met, interest on obligation of U.S. companies may qualify as "portfolio interest," which generally is exempt from federal income tax withholding. In general, capital gain allocable by the Master Portfolio to a Non-U.S. interestholder or realized by the Non-U.S. Investor on the disposition of all or a portion of its Beneficial Interest will not be subject to federal income tax withholding. However, such capital gain generally will be subject to U.S. federal income tax at a 30% rate (or lower treaty rate) if such Non-U.S. interestholder is an individual and is present in the United States for 183 or more days in the taxable year in which the gain was realized and certain other conditions are present.

If a Master Portfolio invests in a partnership for U.S. federal income tax purposes that operates a U.S. trade or business, a Non-U.S. interestholder generally will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) by virtue of its investment in a Master Portfolio. Although Beneficial Interests in the Master Portfolios may be offered to prospective Non-U.S. persons, the Master Portfolios do not intend to take any precautions in this regard. Accordingly, prospective Non-U.S. interestholders should anticipate that they will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) if they invest in a Master Portfolio.

Certain Foreign Income Tax Considerations. A Master Portfolio may be subject to significant withholding and other taxes imposed by (and interestholders might be subject to taxation and reporting requirements in) foreign jurisdictions with respect to investments by the Master Portfolio in portfolio companies. It is possible that tax conventions might reduce or eliminate certain of such taxes. Upon advice and with the assistance of the Trust's counsel and accountants, the Master Portfolio will attempt to structure its investments in a manner which minimizes the adverse impact of such foreign taxes to the Master Portfolio and interestholders. However, no assurance can be given that interestholders will not be subject (directly or indirectly) to significant foreign taxation as a result of their investments in a Master Portfolio.

Certain State and Local Tax Considerations. In addition to the federal income and foreign tax consequences described herein, prospective investors should consider potential state and local tax consequences of an investment in a Master Portfolio. State and local tax laws often differ from federal income tax law with respect to the treatment of specific items of income, gain, loss or deduction. State and local tax laws may subject an interestholder's distributive share of the taxable income or loss of a Master Portfolio to tax in any jurisdiction in which the Master Portfolio is viewed as conducting activities or deriving income, and interestholders may be subject to state withholding tax and return filing obligations in such states. Individual interestholders may also be subject to tax on their entire distributive shares of income by their states of residence (although credits against the state of residence tax may be available for state taxes paid to other jurisdictions). Prospective investors are urged to consult with their own tax advisors regarding the potential state and local tax consequences of an investment in a Master Portfolio.

ITEM 8:  DISTRIBUTION ARRANGEMENTS

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

The Trust is currently comprised of twelve separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios") including:
Nations Intermediate Bond Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio, Nations High Yield Bond Master Portfolio, Nations SmallCap Value Master Portfolio, Nations Strategic Growth Master Portfolio and Nations Small Company Master Portfolio. Each Master Portfolio (except for Nations Marsico Focused Equities Master Portfolio) is "diversified" as defined in the 1940 Act.

Each Master Portfolio is a separate series of the Trust. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in a Master Portfolio series. The feeder funds related to the Master Portfolio are Nations Intermediate Bond Fund, Nations International Equity Fund, Nations International Value Fund, Nations Marsico Focused Equities Fund, Nations Marsico Growth Fund, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Fund, Nations High Yield Bond Fund, Nations SmallCap Value Fund, Nations Strategic Growth Fund and Nations Small Company Fund (individually, a "Fund", and collectively, the "Funds"), which in turn invest all of their assets in, respectively, the Nations Intermediate Bond Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio, Nations High Yield Bond Fund, Nations SmallCap Value Master Portfolio, Nations Strategic Growth Master Portfolio and Nations Small Company Master Portfolio. Each corresponding Master Portfolio, which has the same investment objective, policies, and limitations as the Fund, invests in the actual securities.

Other investors may also be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, the Funds may have different returns than other investors of the same Master Portfolio.

A discussion of the risk factors, objectives and other investment aspects in a Fund will include all aspects of an investment in the corresponding Master Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Master Portfolio shall include the risk factors which apply to an investment by a Fund.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at One Bank of America Plaza, Charlotte, NC 28255.

ITEM 9:  FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.




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


Nations Master Investment Trust
Part A

August 1, 2003

High Yield Portfolio

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Nations Master Investment Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of twelve separate series, including High Yield Portfolio (the "Portfolio"). The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interests ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more series, including the Portfolio.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

High Yield Portfolio: The High Yield Portfolio seeks to maximize total return by investing in a diversified portfolio of high yield debt securities.

The High Yield Portfolio normally invests at least 80% of its assets in domestic and foreign corporate high yield debt securities, including zero-coupon, payment in-kind and convertible bonds. These securities will typically be rated below investment grade at the time of purchase, but generally will be rated at least "B-" by at least one nationally recognized statistical rating organization (NRSRO). The management team may choose to invest in unrated securities if it believes they are of comparable quality at the time of investment.

This Portfolio also invests in the following types of securities: domestic and foreign corporate investment grade debt securities; U.S. government obligations, including U.S. Treasury securities and securities issued by U.S. government agencies or instrumentalities; equity securities, which may include convertible securities and warrants; and cash equivalents and other short duration investments. The Portfolio may also be invested in futures, options, interest rate or total return swaps, credit derivative forwards or other financial instruments in seeking to hedge risk and/or enhance returns.

The Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B of this registration statement ("Part B").

When selecting investments for the Portfolio, the management team uses a combination of both fundamental and quantitative analysis to determine which sectors and which issues within each sector offer the most return potential from both yield and price appreciation.

The analysts on the team are industry specialists and they are responsible for providing expert insight into each of the industries that they follow. Their primary focus is to perform original credit analysis based upon company filings, conference calls, industry conferences and one on one meetings with management.

In addition, many of the analysts participate in equity conference calls due to the speculative nature of many high yield issuers. The analysts also draw upon the extensive capabilities of Banc of America Capital Management, LLC's equity research team to evaluate the prospects for sectors and individual issuers.

Once they have completed their analysis of each of the issuers within a sector, the analysts use this information to evaluate both the short and long-term prospects for the sector. This sector evaluation is then used to make both strategic and tactical allocation decisions.

When evaluating a company for purchase, the analysts examine:

o The prospects for each industry and the position of each company within that industry.

o A company's cash-flow and the variability of that cash-flow in relation to its ability to meet debt payments.

o    A company's capital expenditure in order to sustain its growth prospects.

o    The structure of a company's debt.

o The ability of management to create value and their attitude towards debt versus equity financing.

In addition to having a disciplined strategy to evaluate potential purchases, the team also has a disciplined sell strategy. If there is an adverse change in senior management, negative corporate news, or any material change in the financial prospects of an issuer, the security may be sold from the portfolio. In addition, the team may choose to sell a position if a more attractive investment opportunity is available.

High Yield Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the investments that the management team chooses will not rise as high as the team expects, or will fall.

o Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

o Credit risk - The types of securities in which the Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium - a high interest rate or yield - because of the increased risk of loss. These securities also can be subject to greater price volatility.

o Changing distribution levels - The level of monthly income distributions paid by the Portfolio depends on the amount of income paid by the securities the Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

o Liquidity risk - There is a risk that a security held by the Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

o Derivatives risk - This Portfolio may invest in derivatives. The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the management team uses derivatives to enhance the Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security, held by the Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. The management team is not required to utilize derivatives to reduce risk.

o Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including withholding taxes, may also apply to some foreign investments.

OTHER IMPORTANT INFORMATION

The following are some other risks and information that should be considered before investing:

o Changing investment objectives and policies - The investment objective and certain investment policies of the Portfolio can be changed without interestholder approval. Other investment policies may be changed only with interestholder approval.

o Holding other kinds of investments - The Portfolio may hold investments that aren't part of its principal investment strategies. Please refer to Part B for more information. The management team can also choose not to invest in specific securities described in this Part A and in Part B.

o Investment in Nations Money Market Funds - To seek to achieve a return on uninvested cash or for other reasons, the Portfolio may invest its assets in Nations Money Market Funds. BACAP and its affiliates are entitled to receive fees from the Nations Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Portfolio for services provided directly. BACAP may waive fees which it is entitled to receive from either the Nations Money Market Funds or the Portfolio.

o Foreign investment risk - A Portfolio that invests in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. If the Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets.

o Investing defensively - The Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. The Portfolio may not achieve its investment objective while it is investing defensively.

o Securities lending program - The Portfolio may lend portfolio securities to approved broker-dealers or other financial institutions on a fully collateralized basis in order to earn additional income. There may be delays in receiving additional collateral after the loan is made or in recovering the securities loaned. It is possible that some of the approved broker-dealers or other financial institutions involved in the loans may be affiliates of Bank of America.

o Bank of America and its affiliates - Bank of America, N.A. ("Bank of America") and its affiliates currently provide services to the Portfolio, including investment advisory, investment sub-advisory, distribution, administration, sub-transfer agency and brokerage services, and are paid for providing these services. Bank of America and its affiliates also may, at times, provide other services and be compensated for them, including transfer agency, interfund lending and securities lending services, or make loans to the Portfolio. Finally, Bank of America or its affiliates may serve as counterparties in transactions with the Nations Funds where permitted by law or regulation, and may receive compensation in that capacity.

o Portfolio turnover - A Portfolio that replaces -- or turns over -- more than 100% of its investments in a year is considered to trade frequently. Frequent trading can result in larger distributions of short-term capital gains to interestholders. In general, net short-term capital gain (the excess of short-term capital gain over long-term capital loss) is taxable to individuals for federal income tax purposes as ordinary income. Net short-term capital gain distributed by a regulated investment company for federal income tax purposes to its shareholders is taxable as ordinary income in the hands of the shareholders. Frequent trading can also mean higher brokerage and/or other transaction costs, which could reduce the Portfolio's returns. The Portfolio generally buys securities for capital appreciation, investment income, or both, and does not engage in short-term trading. The annual portfolio turnover rate for High Yield Portfolio is expected to be no more than 140%.

ITEM 5:  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6:  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

Banc of America Capital Management, LLC ("BACAP") is the investment adviser to the Portfolio, as well as to over 70 other mutual fund portfolios in the Nations Funds Family ("Nations Funds"). BACAP is responsible for the overall management and supervision of the investment management of the Portfolio. Its management expertise covers all major domestic asset classes, including equity and fixed income securities, and money market instruments. Currently managing more than $190 billion, BACAP acts as investment manager for individuals, corporations and financial institutions. BACAP uses a team approach to investment management. Each team has access to the latest technology and analytical resources. The BACAP High Yield Team is responsible for the day-to-day management of High Yield Portfolio. BACAP does not receive an annual fee for its investment advisory services to the Portfolio.

BACAP is a registered investment adviser. It's a North Carolina limited liability company and a wholly-owned subsidiary of Bank of America, which is owned by Bank of America Corporation. BACAP has its principal offices at One Bank of America Plaza, 101 South Tryon Street, Charlotte, North Carolina 28255.

Nations Funds and BACAP engage one or more investment sub-advisers for the Portfolio to make day-to-day investment decisions for the Portfolio. BACAP retains ultimate responsibility (subject to Board oversight) for overseeing the sub-advisers and evaluates the Portfolio's needs and available sub-advisers' skills and abilities on an ongoing basis. Based on its evaluations, BACAP may at times recommend to the Board that the Portfolio:

     o    change, add or terminate one or more sub-advisers;

     o continue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or

     o    materially change a sub-advisory agreement with a sub-adviser.

Applicable law requires the Portfolio to obtain interestholder approval in order to act on most of these types of recommendations, even if the Board has approved the proposed action and believes that the action is in interestholders' best interests. BACAP and the Portfolio have applied for relief from the Securities and Exchange Commission ("SEC") to permit the Portfolio to act on many of BACAP's recommendations with approval only by the Board and not by Portfolio interestholders. BACAP or the Portfolio would inform the Portfolio's interestholders of any actions taken in reliance on this relief. Until BACAP and the Portfolio obtain the relief, the Portfolio will continue to submit these matters to interestholders for their approval to the extent required by applicable law.

ITEM 7:  SHAREHOLDER INFORMATION

PRICING OF FUND SHARES

The value of the Portfolio's assets is based on the total market value of all of the securities it holds. The prices reported on stock exchanges and securities markets around the world are usually used to value securities in the

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Portfolio. If prices aren't readily available, or the value of a security has been materially affected by events occurring after a foreign exchange closes, we'll base the price of a security on its fair market value. When the Portfolio uses fair value to price securities it may value those securities higher or lower than another fund that uses market quotations to price the same securities. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets may be open on days when U.S. markets are closed, and the value of foreign securities owned by the Portfolio could change on days when Beneficial Interests may not be purchased or redeemed.

All transactions are based on the net asset value of the Portfolio. We calculate net asset value per unit of Beneficial Interest at the end of each business day. First, we calculate the net asset value by determining the value of the Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of units of Beneficial Interest that investors are holding.

A business day is any day that the New York Stock Exchange ("NYSE") is open. A business day ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes. The NYSE is closed on weekends and on the following national holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

PURCHASE OF BENEFICIAL INTERESTS

Beneficial Interests in the Portfolio are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Portfolio may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

BACAP Distributors, LLC ("BACAP Distributors" or "Placement Agent") with principal offices at One Bank of America Plaza, 101 South Tryon Street, Charlotte, North Carolina, serves as the placement agent of the Trust. An account may be opened by contacting the Trust or its authorized agents. There is no minimum initial or subsequent purchase amount with respect to the Portfolio.

In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of the Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Portfolio and must be delivered to the Portfolio by the investor upon receipt from the issuer.

Orders to buy, sell or exchange Beneficial Interests are processed on business days. Orders received by the Portfolio before the end of a business day will receive that day's net asset value per unit of Beneficial Interest. Orders received after the end of a business day will receive the next business day's net asset value per unit of Beneficial Interest. The business day that applies to your order is also called the trade date. The Portfolio may refuse any order for any reason. If this happens, we'll return any money we've received to your selling agent.

REDEMPTION OF BENEFICIAL INTERESTS

An investor may redeem/sell Beneficial Interests in any amount by sending a written request to the Trust or an authorized agent. Redemption requests must be made by a duly authorized representative of the investor and must specify the name of the Portfolio, the dollar amount to be redeemed and the investor's name and account number.

Redemption orders are processed at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Portfolio will make payment for all Beneficial Interests redeemed after receipt of a request in proper form, except as provided by the 1940 Act or the rules of the SEC. The Portfolio imposes no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the investor's cost, depending on the Portfolio's current net asset value.

The Trust will wire the proceeds of a redemption in federal funds to the commercial bank specified by the investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone or other wire redemptions may be difficult to implement.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTIONS

The Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their Beneficial Interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

A request for a distribution must be made in writing to Nations Master Investment Trust, c/o BACAP Distributors, LLC, One Bank of America Plaza, 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina 28255.

TAXES

The following discussion provides material federal income (and, only to a limited extent, foreign, state and local) tax information concerning an investment in the Portfolio. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations (the "Regulations"), judicial authority, and administrative rulings and practice, all as of the date of the Part B and all of which are subject to change, including changes with retroactive effect. An interestholder's tax treatment may vary depending upon his or her particular situation. Except as otherwise noted, an interestholder may be subject to special rules not discussed below if he or she is a certain kind of interestholder, including, but not limited to: a partnership for federal income tax purposes; an insurance company; a tax-exempt organization; a holder of Beneficial Interests through a tax-advantaged account, such as a 401(k) Plan Account or an Individual Retirement Account ("IRA"); a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Beneficial Interests as part of a hedge, straddle or conversion transaction; a person that does not hold Beneficial Interests as a capital asset or an interestholder subject to the federal alternative minimum tax.

The Trust has not requested and will not request an advance ruling from the Internal Revenue Service (the "IRS") as to the federal income tax matters described below. The IRS could adopt positions contrary to that discussed below and such positions could be sustained. In addition, the foregoing discussion addresses only some of the income tax considerations generally affecting investments in the Portfolio. Prospective investors are urged to consult with their own tax advisors and financial planners as to the particular tax consequences to them of an investment in the Portfolio, including the applicability and effect of any state, local or foreign laws, and the effect of possible changes in applicable tax laws.

Regulated Investment Companies Investing in Portfolio. The Trust intends to operate the Portfolio in manner such that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Classification of the Portfolio as Tax Partnerships. The federal income tax consequences discussed herein will apply to the Portfolio and interestholders only if the Portfolio is recognized and treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. The Portfolio, as a series of a Delaware business trust, will be treated as a partnership, and each interestholder will be treated as a partner of a partnership, for federal income tax purposes unless the Portfolio elects otherwise (which it does not intend to do) or unless the Portfolio is taxable as a corporation under the "publicly traded partnership" rules, discussed below.

Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation. Furthermore, a regulated investment company investing in a partnership qualifying as a publicly traded partnership may not continue to so qualify. The Regulations provide that a partnership with no more than 100 partners (counting as partners certain indirect owners), all of whose interests were issued in transactions not registered under the Securities Act of 1933, generally will not be classified as a publicly traded partnership. The Portfolio will endeavor to have no more than 100 partners for this purpose, and, therefore, does not anticipate being treated as a publicly traded partnership.

Federal Income Tax Treatment of Partnerships. The Code does not treat partnerships as taxable entities but does require partnerships to file yearly information tax returns. The Portfolio will file these returns. The Portfolio also will furnish a copy of IRS Schedule K-1 (Form 1065) each year to each of its interestholders following the close of each year. Each interestholder will be required to take into account in computing its federal income tax liability the interestholder's distributive share of the Portfolio's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income and deductions and credits (or item thereof) for any taxable year of the Portfolio ending with or within the interestholder's taxable year, without regard to the amount, if any, of cash distributions received from the Portfolio.

The Portfolio intends to regularly distribute its net investment income and realized capital gains to its interestholders. However, the Portfolio also may invest in securities resulting in taxable income or gain to the Portfolio allocable to interestholders without corresponding current cash receipts to the Portfolio. In addition, certain elections will be made on behalf of the Portfolio for tax reporting purposes, which elections will be binding upon interestholders with respect to their allocations of taxable income and loss from the Portfolio.

Audit of Tax Returns; Partnership Anti-Abuse Regulations. The IRS is paying increased attention to the proper application of the tax laws to partnerships, which could result in increased audit activity. While the Portfolio was not formed to allow interestholders to avail themselves of losses or deductions that the Portfolio may generate, an audit of the Portfolio's information tax returns could precipitate audits of the income tax returns of interestholders. If the IRS successfully asserts a position to adjust any item of income, gain, deduction, loss or credit reported on the Portfolio's information returns, corresponding adjustments would be made to the income tax returns of interestholders. Any such audit might also result in IRS adjustments to items of non-Portfolio income or loss reported on an interestholder's tax return. If a tax deficiency is determined, the interestholder could also be liable for penalties and interest on such deficiency from the due date of the return. The Portfolio will not pay or reimburse an interestholder for any additional taxes, penalties and interest arising from an audit of the Portfolio's or the interestholder's tax returns.

In addition, certain Regulations have been issued to address certain "abusive" transactions involving partnerships. Under these Regulations, if a partnership is formed or availed of in connection with a transaction with a principal purpose of substantially reducing the present value of the interestholders' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code, the IRS has the authority to recast the transaction so as to preclude the tax benefits sought. The Regulations state that the partnership provisions are not intended to permit taxpayers to "structure transactions using partnerships to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions" or to use partnerships to "avoid the purposes of other provisions of the Code." The Trust does not believe that these Regulations will apply to the Portfolio or the interestholders; however, no assurance can be given to this effect.

Partnership Audit Procedures. Generally, the Code requires each partner in a partnership to treat partnership items in an interestholder's return consistently with the treatment given such items by the partnership. In the case of any proposed adjustment of a partnership item by the IRS, the proper tax treatment generally will be determined at the partnership level in a unified partnership proceeding conducted by the "tax matters partner," rather than in separate proceedings with the interestholders. The Portfolio's tax matters partner is the Nations Strategic Income Fund.

In general, the tax matters partner is treated by the IRS as a partnership's primary representative and has the power to bind the partnership and its partners in certain circumstances. While the tax matters partner must keep each partner informed of all administrative and judicial partnership proceedings, and while all partners are entitled to participate in administrative and judicial proceedings, the tax matters partner generally has the authority to extend the statute of limitations for assessment of a deficiency with respect to partnership tax items on behalf of all partners and has the authority to bind partners who are not "notice partners" or part of a "notice group" to a settlement agreement unless such partners file statements revoking such authority. With respect to a partnership with fewer than 100 partners, all partners are notice partners. Notice partners are not bound by a settlement entered into by the tax matters partner with the IRS. As a practical matter, however, the tax matters partner will exercise substantial control over the conduct and outcome of any audit proceeding involving the Portfolio. The expenses of any such audit proceeding, including a judicial proceeding, will be borne by the Portfolio. These expenses could be substantial, regardless of the outcome of the proceeding.

Profit and Loss Allocations. In general, profits and losses of the Portfolio will be allocated among the interestholders pro rata in accordance with their Beneficial Interests. However, unrealized income and losses may be allocated prior to the year in which they are recognized for federal income tax purposes. Accordingly, there may be a mismatch in the timing of income and loss recognition for tax purposes with the economic realization of income and loss, such as a distribution of profits by the Portfolio to interestholders.

Under Section 704(b) of the Code, an interestholder's distributive share of income, gain, loss, deduction or credit is to be determined by the partnership agreement if the allocation to the partner thereunder has "substantial economic effect." If an allocation to an interestholder does not have substantial economic effect, such partner's distributive share of income or loss for tax purposes will be determined in accordance with such partner's interest in the partnership, taking into account all facts and circumstances. The Trust believes that allocations by the Portfolio under the Trust's Declaration of Trust have "substantial economic effect." In this connection, however, allocations of income and loss shall be made to the interestholders in certain circumstances in a different manner than described above. Specifically, the Trust's Declaration of Trust provides for certain "Regulatory Allocations" of Portfolio income, gain, loss and deduction to be made among the interestholders and such Regulatory Allocations preempt all other allocations to be made by the Portfolio. Although the Regulatory Allocations will be allocated among interestholders in a different manner than described above, the Trust's Declaration of Trust provides that allocations of Portfolio income, gain, loss and deduction following a Regulatory Allocation are to made in a manner to offset the impact of the Regulatory Allocation. No assurance can be given, however, that sufficient items will be available to fully offset the impact of any Regulatory Allocations.

In addition, in order for the Portfolio's allocations to have "substantial economic effect," distributions in liquidation of the Portfolio must be made to interestholders in accordance with their positive Capital Account balances. A Capital Account of an interestholder generally equals (a) capital contributions made to the Portfolio by the interestholder and any income and gains (including, where appropriate, unrealized income and gains) allocated by the Portfolio to the interestholder, less (b) the amount of cash and the fair market value of any assets distributed to the interestholder and any expenses or losses (including, where appropriate, unrealized expenses and losses) allocated by the Portfolio to the interestholder. Although the Portfolio normally will be operated in such a manner such that an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests at the time of redemption or liquidation of the Beneficial Interests, no assurance can be given that, upon the liquidation of the Portfolio or redemption of Beneficial Interests, an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests.

In order to satisfy the substantial economic effect requirement, the Trust's Declaration of Trust also provides for the allocation of the Portfolio's unrealized gain or loss in respect of its assets to the interestholders at certain intervals. Pursuant to such allocations, the Portfolio's assets will be revalued to fair market value ("book value"), resulting in a difference between the book value of the assets and their adjusted tax basis a ("book/tax disparity"), discussed further below. Such allocations may affect the ultimate amount realized by interestholders on their investment in the Portfolio, depending upon their admission date into the Portfolio.

In general, allocations of taxable income and loss to interestholders will equal allocations of the Portfolio's "book" income and losses to them, that is, allocations of income and losses which ultimately effect the interestholders' proportionate shares in the Portfolio's income and assets. However, allocations of gain or loss with respect to assets that have been revalued to book value shall, solely for federal income tax purposes, take into account the book/tax disparity in a manner consistent with the provisions of Section 704(c) of the Code and Regulations. Although such provisions could accelerate or defer the recognition of taxable income or loss by interestholders, over time, an interestholder's taxable gain or loss with respect to his or her investment in the Portfolio should equal the "book" gain or loss allocated to it. Prospective investors should be aware that the rules regarding allocations of income, gain, loss or deduction with respect to assets with book/tax disparities are complex. Accordingly, potential investors are urged to consult with their own tax advisors regarding the impact to them of Section 704(c) of the Code and Regulations promulgated thereunder.

Distributions and Tax Basis. As discussed above, an interestholder will be taxed on its share of the taxable income of the Portfolio, whether or not any cash or property is distributed to it. A cash distribution of Portfolio profits normally should not result in further taxable income to an interestholder, unless the distribution exceeds the interestholder's adjusted tax basis in its Beneficial Interests.

Generally, the initial tax basis of an interestholder's Beneficial Interests for federal income tax purposes will be the sum of the interestholder's cash investment in the Portfolio and the tax basis of any property contributed to the Portfolio. Following the acquisition of Beneficial Interests, the interestholder's tax basis in the Beneficial Interests will be increased by the interestholder's share of Portfolio taxable income and by any additional cash contributions made by the interestholder to the Portfolio and will be reduced (but not below zero) by the interestholder's share of Portfolio cash distributions and losses. An interestholder generally may deduct its share of Portfolio losses only to the extent that such losses do not exceed the tax basis in the interestholder's Beneficial Interests. Losses in excess of tax basis may be carried over until tax basis is increased above zero. Although tax basis also includes an interestholder's share of Portfolio liabilities as determined under the Code and Regulations, interestholders should not expect to share in any of the Portfolio's liabilities for this purpose.

Any cash distributed in excess of an interestholder's adjusted tax basis in his or her Beneficial Interests generally will be taxed as capital gain, and long-term capital gain if the interestholder has held its Beneficial Interests for more than one year at the time of distribution. See "--Tax Rates; Capital Gains and Losses" below.

Under certain circumstances, the Portfolio may distribute portfolio securities to interestholders. Generally, no gain or loss will be recognized by an interestholder on the distribution or until such time as the interestholder sells the securities. With respect to a distribution of securities other than upon a liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in the distributed securities will be the lesser of the Portfolio's tax basis in the securities or the interestholder's tax basis in its Beneficial Interests. With respect to a distribution of securities upon the liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in distributed securities generally will be the same as the interestholder's tax basis in its Beneficial Interests. In the event that the securities of more than one portfolio company (or different classes of securities of a portfolio company) are distributed to an interestholder, complex rules apply to the interestholder's determination of its tax basis in the distributed securities.

In general, an interestholder receiving distributed securities will recognize gain or loss on the sale of the securities equal to the difference between the amount realized on the sale and the interestholder's tax basis in the securities as determined above. If the interestholder holds the distributed securities as a capital asset, gain or loss on the sale of the securities ordinarily will be capital gain or loss. For purposes of determining whether a capital gain or loss on an interestholder's sale of distributed securities may be treated as long-term capital gain or loss, the interestholder generally will add the Portfolio's holding period to the interestholder's holding period with respect to the securities.

Unless an interestholder receives cash from the Portfolio in excess of the interestholder's tax basis in its Beneficial Interests, the interestholder generally will not recognize gain or loss on receipt of property from the Portfolio. Under Section 751(b) of the Code, however, if a partner does not receive its proportionate share of the partnership's "Section 751 property" in exchange for all or a portion of its interest in the partnership, the partner (or other partners) may be taxed on the exchange in an otherwise tax-free transaction. There are two types of Section 751 property: "unrealized receivables" and "inventory items," both of which are specially defined for such purposes.

Unrealized receivables include, among other things, the portion of property subject to depreciation recapture. Inventory items may include any property that will generate ordinary income or loss upon its disposition. No assurance can be given that Section 751(b) of the Code will not apply to a distribution in exchange for all or a portion of an interestholder's Beneficial Interests.

Taxation of Portfolio Investments. In general, if the Portfolio realizes gains or losses on the sale of portfolio securities, such gains or losses will be capital gains or losses, and long-term capital gains or losses if the Portfolio has held the disposed securities for more than one year at the time of disposition.

If the Portfolio purchases a debt obligation with original issue discount, generally at a price less than its principal amount ("OID") such as a zero-coupon bond, the Portfolio may be required to annually include in its taxable income a portion of the OID as ordinary income, even though the Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation. A portion of the OID includible in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes. Gains recognized on the disposition of a debt obligation (including a municipal obligation) purchased by the Portfolio at a market discount, generally at a price less than its principal amount, generally will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Portfolio held the debt obligation. A Portfolio generally will realize OID on debt securities that is currently includible in income, even though the cash representing such income may not have been received by the Portfolio.

If an option granted by a Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. Some capital losses may be deferred if they result from a position that is part of a "straddle," discussed below. If securities are sold by the Portfolio pursuant to the exercise of a call option granted by it, the Portfolio will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

Some regulated futures contracts, certain foreign currency contracts, and non-equity, listed options used by the Portfolio will be deemed "Section 1256 contracts." The Portfolio will be required to "mark to market" any such contracts held at the end of the taxable year by treating them as if they had been sold on the last day of that year at market value. Sixty percent of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the "mark-to-market" rule, generally will be treated as long-term capital gain or loss, and the remaining 40% will be treated as short-term capital gain or loss. Transactions that qualify as designated hedges are excepted from the mark-to-market rule and the "60%/40%" rule.

Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions involving foreign currency-denominated debt securities, certain options and futures contracts relating to foreign currency, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount and timing of recognition of the Portfolio's income. Under future Treasury Regulations, any such transactions that are not directly related to the Portfolio's investments in stock or securities (or its options contracts or futures contracts with respect to stock or securities) may have to be limited in order to enable the Portfolio to continue to pass-through qualifying income to interestholders that are regulated investment companies.

Offsetting positions held by the Portfolio involving certain financial forward, futures or options contracts may be considered, for federal income tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256. If the Portfolio is treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forward, or option contracts comprising a part of such straddles are governed by Section 1256 of the Code, described above. The Portfolio may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to the Portfolio may differ. Generally, to the extent the straddle rules apply to positions established by the Portfolio, losses realized by the Portfolio may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income. Because the application of the straddle rules may affect the character of gains and losses, defer losses, and/or accelerate the recognition of gains or losses from affected straddle positions, the amount of which must be allocated to interestholders, and which will be taxed to interestholders as ordinary income of long-term capital gain, may be increased or decreased substantially as compared to if the Portfolio had not engaged in such transactions.

If the Portfolio enters into a "constructive sale" of any appreciated position in stock, a partnership interest, or certain debt instruments, the Portfolio will be treated as if it had sold and immediately repurchased the property and must recognize gain (but not loss) with respect to that position. A constructive sale occurs when the Portfolio enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale;
(ii) an offsetting notional principal contract; or (iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations. The character of the gain from constructive sales will depend upon the Portfolio's holding period in the property. Losses from a constructive sale of property will be recognized when the property is subsequently disposed of. The character of such losses will depend upon the Portfolio's holding period in the property and the application of various loss deferral provisions in the Code.

The amount of long-term capital gain the Portfolio may recognize from derivative transactions is limited with respect to certain pass-through entities. The amount of long-term capital gain is limited to the amount of such gain the Portfolio would have had if the Portfolio directly invested in the pass-through entity during the term of the derivative contract. Any gain in excess of this amount is treated as ordinary income. An interest charge is imposed on the amount of gain that is treated as ordinary income.

"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If the Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and IRS interest charges on "excess distributions" received by the Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Portfolio may limit and/or manage their holdings in PFICs to minimize their tax liability or maximize their returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Portfolio might be jeopardized. The Portfolio intends to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in the Portfolio, to maintain its status under the Code may limit the extent to which the Portfolio will be able to engage in swap agreements.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Portfolio without corresponding current cash receipts. Although the Portfolio seek to avoid significant noncash income, such noncash income could be recognized by the Portfolio, in which case the Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Portfolio to maintain their status under the Code. In this regard, the Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

Foreign Tax Credits. The Portfolio may be subject to foreign income tax withholding and other foreign taxes attributable to income realized from its investments in foreign portfolio companies. In general, foreign income tax paid by the Portfolio will be allocated to the interestholders pro rata in accordance with their Beneficial Interests. The amount of foreign income tax withholding and other foreign income taxes paid by the Portfolio and allocated to an interestholder generally may be claimed as a credit against such interestholder's federal income tax liability, subject to certain limitations and qualifications, or a deduction by such interestholder when determining such interestholder's federal taxable income. An individual with $300 or less of creditable foreign income taxes generally is exempt from foreign source income and certain other limitations imposed by the Code on claiming a credit for such taxes. The $300 amount is increased to $600 for joint filers.

Taxable Disposition of Beneficial Interests. In general, on a sale or other taxable disposition of all of an interestholder's Beneficial Interests, the interestholder will recognize gain or loss equal to the difference between the amount realized on the disposition and the adjusted tax basis for such interestholder's Beneficial Interests. The gain or loss resulting from the sale or other taxable disposition generally will be treated as long-term capital gain or loss if the Beneficial Interests have been held for more than one year at the time of disposition. However, to the extent the Portfolio has "unrealized receivables" or "inventory items" (both as specially defined in the Code), an interestholder may recognize ordinary income on the disposition of all or a portion of its Beneficial Interests, even if it held such Beneficial Interests as a capital asset. The Portfolio does not expect that it will have material "unrealized receivables" or "inventory items."

No Code Section 754 Election. Although the Portfolio may make an election under
Section 754 of the Code to adjust the basis of its assets upon the transfer or redemption of Beneficial Interests, it is not required to do so under the Trust's Declaration of Trust. The failure to make such an election generally may result in a transferee of Beneficial Interests and the remaining interestholders (following a redemption) to recognize more taxable income on the disposition of the Portfolio's assets. Once a Code Section 754 election is made by the Portfolio, it generally cannot be revoked. Accordingly, if the assets of the Portfolio have decreased in value, the Portfolio generally would be required to reduce the tax basis in its assets upon the transfer or exchange of Beneficial Interests.

At-Risk Limitations. Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465. Under these rules, an interestholder would not be permitted to include losses allocated by the Portfolio to the extent such losses exceeded the amount such interestholder was considered to have "at risk" in the Portfolio. For this purpose, the interestholder's at-risk amount would initially equal the sum of the amount of cash and the tax basis of portfolio securities contributed to the Portfolio. The at-risk amount would be increased by any taxable income allocated to such interestholder and would be decreased by any losses allocated to the interestholder and by any distributions to the interestholder. Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Organization and Syndication Expenses. Amounts paid or incurred to organize an entity, such as all or a portion of the expenses incurred by a Portfolio for its formation and organization, may, at the election of the Portfolio, be treated as deferred expenses that are allowed as a deduction ratably over a period of not less than 60 months. The Portfolio intends to make such an election. Syndication costs incurred by the Portfolio generally are non-deductible, capitalized expenditures of the Portfolio.

Certain Deductibility Limitations. Expenses incurred in producing income, including investment advisory and asset management fees are deductible by individual taxpayers only to the extent that they exceed (when aggregated with other such expenses, unreimbursed employee business expenses and certain other expenses) 2% of the taxpayer's adjusted gross income. Moreover, even those expenses in excess of the 2% floor will constitute itemized deductions (and therefore only available to those taxpayers who itemize) subject to reduction by 3% of the amount of an individual taxpayer's adjusted gross income over an inflation-adjusted amount. An individual interestholder will be subject to these limitations on his or her share of the Portfolio's expenses, including the management fees incurred by the Portfolio.

Tax Rates; Capital Gains and Losses. As of the printing of this Part A under recently enacted tax legislation, the maximum individual federal income tax rate applicable to (i) ordinary income generally is 35%; (ii) net capital gain realized prior to May 6, 2003 generally is 20%; and (iii) net capital gain realized on or after May 6, 2003 generally is 15%. The date on which the Portfolio sells or exchanges a security is the date used in determining whether any net capital gain from such sale or exchange allocable to interestholders will qualify for the pre-May 6 or post-May 5 net capital gain federal income tax rate.

Such recently enacted tax legislation also provides for a maximum individual federal income tax rate applicable to "qualified dividend income" of 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. For this purpose, a regulated investment company investing in the Portfolio will be allocated its pro rata share of qualified dividend income realized by the Portfolio.

The maximum corporate federal income tax rate applicable to ordinary income and net capital gain is 35%. Marginal tax rates may be higher for some shareholders to reduce or eliminate the benefit of lower marginal income tax rates. Naturally, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters. Federal income tax rates are set to increase in future years under various "sunset" provisions of laws enacted in 2001 and 2004.

Individuals are allowed to use capital losses to offset in full capital gains. To the extent that capital losses exceed capital gains in a taxable year, individuals are also allowed to deduct such excess capital losses against a maximum of $3,000 of ordinary income. Any capital losses not utilized in a taxable year may be carried forward indefinitely by individuals. Corporations are allowed to use capital losses to offset in full capital gains but are not allowed to offset ordinary income. Corporations generally can carry capital losses back three years and forward five years. Special rules apply to regulated investment companies with respect to capital loss carryovers.

Unrelated Business Taxable Income. Beneficial Interests may be acquired by entities that generally are exempt from federal income tax under the Code ("Tax-Exempt Entities"). A Tax-Exempt Entity that is an interestholder will be required to report as taxable income its pro rata share of any portion of the Portfolio's income that is "unrelated business taxable income" to the Tax-Exempt Entity. Unrelated business taxable income generally is defined as the gross income from any trade or business unrelated to the tax-exempt business of the entity. Unrelated business taxable income also includes income derived from "debt financed property." In general, debt financed property includes any property, such as a portfolio security, acquired in whole or in part with indebtedness. However, unrelated business taxable income generally does not include income and gains realized by a Tax-Exempt Entity directly or through a partnership for federal income tax purposes (such as the Portfolio) attributable to investments in corporate stock and securities, unless the stock and securities are "debt financed." If and to the extent that the unrelated business taxable income, from all sources, of an interestholder that is a Tax-Exempt Entity, less its allocable share of deductions directly connected with carrying on any such trade or business, exceeds $1,000 in any year, such interestholder would incur tax liability with respect to the excess as unrelated business taxable income at tax rates that would be applicable if such organization were not otherwise exempt from taxation.

Although Beneficial Interests in the Portfolio may be offered to Tax-Exempt Entities, the Portfolio does not intend to take any precautions that might limit its realization of unrelated business taxable income allocable to Tax-Exempt Entities. Accordingly, prospective interestholders that are tax-exempt should anticipate that a substantial portion of their income from the Portfolio will be treated as unrelated business taxable income. Furthermore, if a Tax-Exempt Entity uses borrowed funds to acquire Beneficial Interests, all or a portion of its income from the Portfolio could be treated as unrelated business taxable income, depending on the amount borrowed.

Tax-Exempt Entities are urged to consult with their own tax advisors as to the potential impact to them of the unrelated business taxable income rules as applied to their investment in the Portfolio.

Withholding Taxes. The Portfolio may be subject to withholding taxes, such as foreign withholding taxes, and may be required to withhold on distributions or allocations of Portfolio income and gains to interestholders. In general, any withholding tax obligation incurred by the Portfolio attributable to an interestholder shall be treated as a cash distribution to such interestholder, thereby reducing such interestholder's right to other cash distributions.

Certain Federal Income Tax Consequences with Respect to Non-U.S. Interestholders. The discussion above generally applies to an interestholder who or that is: (a) a citizen or resident of the United States, (b) a corporation created or organized in the United States or under the laws of the United States or of any state, (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more "U.S. persons," as defined in the Code, have the authority to control all substantial decisions of the trust (a "U.S. interestholder"). The federal income tax treatment applicable to an interestholder who or that is not a U.S. interestholder (a "Non-U.S. interestholder") generally is discussed below. The following discussion does not apply to a Non-U.S. interestholder separately engaged in a trade or business in the United States (or a Non-U.S. interestholder with a "permanent establishment" in the United States for purposes of an applicable treaty). Moreover, the potential applicability of an income tax treaty and the internal tax rules of a Non-U.S. interestholder's home country must also be considered in determining the advisability and tax consequence of an investment in the Portfolio. Accordingly, each potential Non-U.S. interestholder is urged to consult with its own tax advisors concerning the federal, state and local and foreign tax treatment of an investment in the Portfolio.

A significant portion of the income realized by the Portfolio and allocable to a Non-U.S. interestholder may be attributable to U.S. sources. To the extent such income is attributable to dividends on stock and interest on obligations of U.S. companies, such income in the hands of a Non-U.S. interestholder generally will be subject to 30% federal income tax withholding. If certain requirements are met, interest on obligation of U.S. companies may qualify as "portfolio interest," which generally is exempt from federal income tax withholding. In general, capital gain allocable by the Portfolio to a Non-U.S. interestholder or realized by the Non-U.S. Investor on the disposition of all or a portion of its Beneficial Interest will not be subject to federal income tax withholding. However, such capital gain generally will be subject to U.S. federal income tax at a 30% rate (or lower treaty rate) if such Non-U.S. interestholder is an individual and is present in the United States for 183 or more days in the taxable year in which the gain was realized and certain other conditions are present.

If the Portfolio invests in a partnership for U.S. federal income tax purposes that operates a U.S. trade or business, a Non-U.S. interestholder generally will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) by virtue of its investment in the Portfolio. Although Beneficial Interests in the Portfolio may be offered to prospective Non-U.S. persons, the Portfolio does not intend to take any precautions in this regard. Accordingly, prospective Non-U.S. interestholders should anticipate that they will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) if they invest in the Portfolio.

Certain Foreign Income Tax Considerations. The Portfolio may be subject to significant withholding and other taxes imposed by (and interestholders might be subject to taxation and reporting requirements in) foreign jurisdictions with respect to investments by the Portfolio in portfolio companies. It is possible that tax conventions might reduce or eliminate certain of such taxes. Upon advice and with the assistance of the Trust's counsel and accountants, the Portfolio will attempt to structure its investments in a manner which minimizes the adverse impact of such foreign taxes to the Portfolio and interestholders. However, no assurance can be given that interestholders will not be subject (directly or indirectly) to significant foreign taxation as a result of their investments in the Portfolio.

Certain State and Local Tax Considerations. In addition to the federal income and foreign tax consequences described herein, prospective investors should consider potential state and local tax consequences of an investment in the Portfolio. State and local tax laws often differ from federal income tax law with respect to the treatment of specific items of income, gain, loss or deduction. State and local tax laws may subject an interestholder's distributive share of the taxable income or loss of the Portfolio to tax in any jurisdiction in which the Portfolio is viewed as conducting activities or deriving income, and interestholders may be subject to state withholding tax and return filing obligations in such states. Individual interestholders may also be subject to tax on their entire distributive shares of income by their states of residence (although credits against the state of residence tax may be available for state taxes paid to other jurisdictions). Prospective investors are urged to consult with their own tax advisors regarding the potential state and local tax consequences of an investment in the Portfolio.

ITEM 8:  DISTRIBUTION ARRANGEMENTS

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Beneficial Interests and to establish and designate such Beneficial Interests into one or more series, including the Portfolio. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

The Trust is currently comprised of eleven separate series including High Yield Portfolio. The Portfolio is "diversified" as defined in the 1940 Act.

The Portfolio is a separate series of the Trust. A non-accredited investor does not directly purchase an interest in the Portfolio, but instead purchases shares in another fund which invests a portion of its assets in the Portfolio series. On or about the date of this Part A, the investing funds that are anticipated to invest in the Portfolio are Nations Intermediate Bond Master Portfolio, Nations Bond Fund and Nations Strategic Income Fund (each an "Investing Fund" and collectively the "Investing Funds").

Other investors may also be permitted to invest in the Portfolio. All other investors will invest in the Portfolio on the same terms and conditions, although there may be different administrative and other expenses. Therefore, the Investing Funds may have different returns than another investor in the same Portfolio.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at One Bank of America Plaza, Charlotte, NC 28255.

ITEM 9:  FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

                       STATEMENT OF ADDITIONAL INFORMATION

                    Nations High Yield Bond Master Portfolio
                              High Yield Portfolio
                   Nations Intermediate Bond Master Portfolio
                  Nations International Equity Master Portfolio
          Nations Marsico International Opportunities Master Portfolio
                  Nations International Value Master Portfolio
                     Nations Marsico Growth Master Portfolio
                Nations Marsico Focused Equities Master Portfolio
                  Nations Marsico 21st Century Master Portfolio
                     Nations SmallCap Value Master Portfolio
                    Nations Strategic Growth Master Portfolio

                                 August 1, 2003.

         This SAI provides information relating to the shares of beneficial interests in the Master Portfolios listed above. This information supplements the information contained in the Part A, or prospectus, for the Master Portfolios and is intended to be read in conjunction with the prospectus. THIS SAI IS NOT A PROSPECTUS FOR THE MASTER PORTFOLIOS. See "About the SAI" for information on what the SAI is and how it should be used.

         Copies of the Prospectus may be obtained without charge by writing Nations Funds, One Bank of America Plaza, 33rd Floor, Charlotte, NC 28255, or by calling Nations Funds at 1-800-321-7854. The audited financial statements for the Master Portfolios, dated March 31, 2003, are hereby incorporated into this SAI by reference.

         FOR EASE OF USE, CERTAIN TERMS OR NAMES THAT ARE USED IN THIS SAI HAVE BEEN SHORTENED OR ABBREVIATED. A LIST OF THESE TERMS AND THEIR CORRESPONDING FULL NAMES OR DEFINITIONS CAN BE FOUND AT THE END OF THIS SAI IN APPENDIX B. An investor may find it helpful to review the terms and names in Appendix B before reading the SAI.

                                TABLE OF CONTENTS

About this SAI...................................................................................................   1
HISTORY OF THE TRUST.............................................................................................   2
DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.............................................   2
     General.....................................................................................................   2
     Investment Policies and Limitations.........................................................................   3
         Fundamental Policies....................................................................................   3
         Non-Fundamental Policies................................................................................   4
         Exemptive Orders........................................................................................   5
     Permissible Master Portfolio Investments and Investment Techniques..........................................   5
     Descriptions of Permissible Investments.....................................................................   7
         Asset-Backed Securities.................................................................................   7
         Bank Obligations (Domestic and Foreign).................................................................   8
         Borrowings..............................................................................................   8
         Common Stock............................................................................................   9
         Convertible Securities..................................................................................  10
         Corporate Debt Securities...............................................................................  11
         Derivatives.............................................................................................  11
         Dollar Roll Transactions................................................................................  12
         Foreign Securities......................................................................................  13
         Futures and Options.....................................................................................  14
         Guaranteed Investment Contracts and Funding Agreements..................................................  17
         High Yield/Lower-Rated Debt Securities..................................................................  17
         Linked Securities and Structured Products...............................................................  18
         Money Market Instruments................................................................................  19
         Mortgage-Backed Securities..............................................................................  20
         Municipal Securities....................................................................................  21
         Other Investment Companies..............................................................................  23
         Pass Through Securities (Participation Interests and Company Receipts)..................................  24
         Preferred Stock.........................................................................................  25
         Private Placement Securities and Other Restricted Securities............................................  25
         REITs and Master Limited Partnerships...................................................................  26
         Repurchase Agreements...................................................................................  27
         Reverse Repurchase Agreements...........................................................................  27
         Securities Lending......................................................................................  28
         Short Sales.............................................................................................  28
         Stripped Securities.....................................................................................  29
         Swap Contracts..........................................................................................  29
         U.S. Government Obligations.............................................................................  30
         Variable- and Floating-Rate Instruments.................................................................  30
         Warrants and Rights.....................................................................................  31
         When-Issued Purchases, Delayed Delivery and Forward Commitments.........................................  31
         Zero-Coupon, Pay-In-Kind and Step-Coupon Securities.....................................................  32
     Other Considerations........................................................................................  33
         Temporary Defensive Purposes............................................................................  33
         Portfolio Turnover......................................................................................  33
MANAGEMENT OF the trust..........................................................................................  33
     The Trustees and Principal Officers.........................................................................  33
     Board Committees............................................................................................  37
     Board Compensation..........................................................................................  38
     Retirement Plan.............................................................................................  39
     Nations Funds Deferred Compensation Plan....................................................................  39

     Beneficial Equity Ownership Information....................................................................    40
     Ownership of Securities of Adviser, Distributor, or Related Entities.......................................    40
     Disclosure of Other Transactions Involving Trustees........................................................    40
     Approval of Advisory and Sub-Advisory Agreements...........................................................    41
     Codes of Ethics............................................................................................    43
PROXY VOTING POLICIES AND PROCEDURES............................................................................    43
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.............................................................    43
INVESTMENT ADVISORY AND OTHER SERVICES..........................................................................    45
     Investment Adviser and Sub-Advisers........................................................................    45
         Investment Advisory and Sub-Advisory Agreements........................................................    46
         Advisory Fee Rates.....................................................................................    46
         Advisory Fees Paid.....................................................................................    46
         Sub-Advisory Fee Rates.................................................................................    47
         Sub-Advisory Fees Paid.................................................................................    48
     Administrator and Sub-Administrator........................................................................    49
         Sub-Administrator......................................................................................    49
         Administration and Sub-Administration Fees Paid........................................................    50
     Expenses...................................................................................................    51
     Other Service Providers....................................................................................    51
         Custodian..............................................................................................    51
         Independent Accountants................................................................................    52
         Counsel................................................................................................    52
BROKERAGE ALLOCATION AND OTHER PRACTICES........................................................................    52
     General Brokerage Policy, Brokerage Transactions and Broker Selection......................................    52
         Aggregate Brokerage Commissions........................................................................    54
     Brokerage Commissions Paid to Affiliates...................................................................    55
     Directed Brokerage.........................................................................................    55
     Securities of Regular Broker/Dealers.......................................................................    56
CAPITAL STOCK...................................................................................................    56
     Description of Beneficial Interests........................................................................    56
PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS........................................................    57
     Determination of Net Asset Value...........................................................................    57
INFORMATION CONCERNING TAXES....................................................................................    59
UNDERWRITER COMPENSATION AND PAYMENTS...........................................................................    59
MASTER PORTFOLIO PERFORMANCE....................................................................................    60
APPENDIX A......................................................................................................  A - 1
APPENDIX B......................................................................................................  B - 1
APPENDIX C - PROXY VOTING POLICY AND PROCEDURES.................................................................  C - 1

                                 ABOUT THIS SAI

         WHAT IS THE SAI?

         The SAI, or statement of additional information, is a section of the registration statement filed with the SEC relating to the Master Portfolios. It generally contains information about the Master Portfolios that the SEC has concluded is not required to be in the Master Portfolios' prospectus, but that investors may nevertheless find useful. The information generally supplements the discussion of matters set forth in the prospectuses.

         Specifically, the SAI, among other things, provides information about Nations Master Investment Trust, which is the Delaware statutory trust that "houses" the Master Portfolios; the investment policies and permissible investments of the Master Portfolios; the management of the Master Portfolios, including the Board of Trustees, the investment adviser and sub-advisers; other service providers to the Master Portfolios; certain brokerage policies of the Master Portfolios; and performance information about the Master Portfolios.

         HOW SHOULD I USE THE SAI?

         The SAI is intended to be read in conjunction with the Master Portfolios' prospectus. The SAI is not a prospectus and is not a substitute for reading the prospectus. A copy of the prospectus may be obtained by calling Nations Funds at (800) 321-7854.

         WHAT GOVERNS THE TYPE OF INFORMATION THAT IS PUT IN THE SAI?

         The information required to be included in the SAI is governed by a form (called Form N-1A) that all mutual funds must use to register their shares with the SEC and disclose information to investors. Form N-1A generally requires that every mutual fund provide in its SAI (in addition to the information required to be in its prospectus) certain information, such as the investment policies and limitations of a fund, the fees that an investment adviser or sub-adviser receives for providing services to the fund and the fees directors or trustees receive from a fund. The SEC generally believes that if all mutual funds are generally required to disclose the same type of information, investors can more easily compare funds and make informed decisions about their investments.

         IS THE SAI AVAILABLE ON THE INTERNET?

         Yes. The SAI is part of the registration statement for the Master Portfolios that is filed with the SEC electronically. The registration includes the prospectus, the SAI and other exhibits, such as various agreements and contracts. The SAI, and any supplements to it, can be found by searching the SEC's website at http://www.sec.gov/edgar/searchedgar/companysearch.htm. The name of the registrant is Nations Master Investment Trust.

         WHO MAY I CONTACT FOR MORE INFORMATION?

         If you have any questions about the Master Portfolios, please call Nations Funds at (800) 321-7854 or contact your investment professional.

                              HISTORY OF THE TRUST

         The Trust is a registered investment company in the Nations Funds Family. The Nations Funds Family currently has more than 70 distinct investment portfolios and total assets in excess of $149 billion.

         The Trust was organized as a Delaware business trust on January 14, 1999. The Trust's Declaration of Trust authorizes the Board to issue an unlimited number of Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of investors in each Master Portfolio may not exceed 100.

                    DESCRIPTION OF THE MASTER PORTFOLIOS AND
                           THEIR INVESTMENTS AND RISKS

         GENERAL

         The Trust currently consists of eleven different series, all of which are open-end, management investment companies and are diversified, with the exception of the Marsico Focused Equities Master Portfolio, which is non-diversified.

         Except for High Yield Portfolio Portfolio, an individual investor generally may not purchase an interest directly in a Master Portfolio, but instead, may purchase shares in a corresponding Feeder Fund, which may be a domestic mutual fund in the Nations Funds Family or an offshore fund. Other investors also may be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Feeder Fund, although there may be different administrative and other expenses. Therefore, one investor in a Master Portfolio may have different returns than another investor in the same Master Portfolio.

         The primary advantages of such a structure are expected economies of scale--that is to say, the larger asset size of the Master Portfolio may allow it to purchase securities and engage in brokerage transactions on more favorable terms than might otherwise be available to a Feeder Fund alone, as well as to, over time, enjoy other benefits associated with achieving economies of scale.

         However, there are certain considerations and risks that are inherent in the master/feeder structure. As with any mutual fund, other investors in the Master Portfolios could control the results of voting at the Master Portfolio level in certain instances (e.g., a change in fundamental policies by the Master Portfolio which was not approved by a Feeder Fund's shareholders). This could lead a Feeder Fund to decide to withdraw its investment in the Master Portfolio. A Feeder Fund also may withdraw its investment in a Master Portfolio at any time if the Feeder Fund's board of directors/trustees determines that it is in the best interest of the Feeder Fund to do so. Upon such withdrawal, that board would consider what action might be taken, including the investment of all of the assets of the Feeder Fund in another pooled investment entity having the same (or similar) investment objective, principal investment strategies and risks as the Feeder Fund or the hiring of an investment adviser to manage the Feeder Fund's assets in accordance with its investment objective and principal investment strategies. Further, the withdrawal of other entities that may from time to time invest in the Master Portfolios could have an adverse effect on the performance of such Master Portfolios and their corresponding Feeder Fund, such as decreased economies of scale, and increased per share operating expenses.

         When a Feeder Fund is required to vote as an interestholder of the Master Portfolio, current regulations provide that in those circumstances the Feeder Fund may either pass-through the vote to its shareholders or the Feeder Fund may vote its shares in the Master Portfolio in the same proportion of all other security holders in the Master Portfolio.

         INVESTMENT POLICIES AND LIMITATIONS

         The investment objectives, principal investment strategies and the principal investment risks associated with these strategies for each Master Portfolio, are discussed in the Master Portfolio's prospectus.

         The following discussion of "fundamental" and "non-fundamental" investment policies and limitations for the Master Portfolios supplement the discussion in the prospectus. A fundamental policy may only be changed with interestholder approval. A non-fundamental policy may be changed by the Board, without interestholder approval.

         Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of a Master Portfolio's assets that may be invested in any security or other asset, or sets forth a policy regarding a qualitative investment standard, compliance with such percentage limitation or standard will be determined solely at the time of the Master Portfolio's acquisition of such security or asset.

         FUNDAMENTAL POLICIES

Each Master Portfolio may not:

         1. Underwrite any issue of securities within the meaning of the 1933 Act except when it might technically be deemed to be an underwriter either (a) in connection with the disposition of a portfolio security, or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective.

         2. Purchase or sell real estate, except a Master Portfolio may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

         3. Purchase or sell commodities, except that a Master Portfolio may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

         4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions, and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios.

         5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios.

         6. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios.

         7. Except for the Marsico Focused Equities Master Portfolio, purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Master Portfolio's assets may be invested in the securities of one or more diversified management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Master Portfolios. The Marsico Focused Equities Master Portfolio may not purchase securities of any one issuer (other than U.S. Government Obligations) if, immediately after such purchase, more than 25% of the value of the Master Portfolio's total assets would be invested in the securities of one issuer, and with respect to 50% of such Master Portfolio's total assets, more than 5% of its assets would be invested in the securities of one issuer.

                  NON-FUNDAMENTAL POLICIES

         1. Each Master Portfolio will not invest in shares of other open-end management investment companies, subject to the limitations of the 1940 Act, the rules thereunder, and any orders obtained thereunder now or in the future.

         2. Each Master Portfolio may not invest or hold more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

         3. Each Master Portfolio may invest in futures or options contracts regulated by the CFTC for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) for other purposes if, as a result, no more than 5% of a Master Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts.

                  A Master Portfolio (i) will not hedge more than 50% of its total assets by selling futures contracts, buying put options, and writing call options (so called "short positions"), (ii) will not buy futures contracts or write put options whose underlying value exceeds 25% of the Master Portfolio's total assets, and (iii) will not buy call options with a value exceeding 5% of the Master Portfolio's total assets.

         4. Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily.

         5. Each Master Portfolio may not make investments for the purpose of exercising control of management. (investments by a Master Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.)

         6. Each Master Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box") or the Master Portfolio segregates assets in the amount at least equal to the underlying security or asset.

         7. The Marsico Focused Equities Master Portfolio may not purchase securities of any one issuer (other than U.S. Government Obligations and securities of other investment companies) if, immediately after such purchase, more than 25% of the value of the Master Portfolio's total assets would be invested in the securities of one issuer, and with respect to 50% of such Master Portfolio's total assets, more than 5% of its assets would be invested in the securities of one issuer.

         8. To the extent a Master Portfolio is subject to Rule 35d-1 under the 1940 Act (the "Names Rule"), and does not otherwise have a fundamental investment policy in place to comply with the Names Rule, it has adopted the following non-fundamental policy: Shareholders will receive at least 60 days' notice of any change to a Master Portfolio's investment objective or principal investment strategies complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

                  EXEMPTIVE ORDERS

                  In addition to the policies outlined above, the Nations Funds Family has received the following exemptive orders from the SEC which enable the Master Portfolios to participate in certain transactions beyond the investment limitations described above or described in otherwise applicable restrictions:

         1. Pursuant to an exemptive order dated October 5, 1993, all current and future Master Portfolios advised by BACAP may, subject to certain conditions, pool their uninvested cash balances in one or more joint accounts and use the daily balance of such accounts to enter into repurchase agreements, including the condition that such agreements have a maturity of not more than seven days.

         2. Pursuant to an exemptive order dated July 23, 1997, the Master Portfolios may, subject to certain conditions, use cash reserves that have not been invested in portfolio securities to purchase shares of Money Market Funds in the Nations Funds Family in excess of the limits prescribed in Section 12(d)(1) of the 1940 Act.

         3. Pursuant to an exemptive order dated December 27, 2000, the Master Portfolios may, subject to certain conditions, invest in shares of other affiliated Funds in the Nations Funds Family, in excess of the limits prescribed in Section 12(d)(1) of the 1940 Act, in addition to investing directly in portfolio securities.

         4. The Master Portfolios soon expect to receive an exemptive order from the SEC, under which a Master Portfolio may, subject to certain conditions, borrow money from other funds in the Nations Funds Family for temporary emergency purposes to facilitate redemption requests, or for other purposes consistent with Master Portfolio investment policies and restrictions. All loans are set at an interest rate between the rates charged on overnight repurchase agreements and short-term bank loans.

                  PERMISSIBLE MASTER PORTFOLIO INVESTMENTS AND INVESTMENT TECHNIQUES

                  The Master Portfolios' prospectus identifies and summarizes the types of securities in which a Master Portfolio invests as part of its principal investment strategies and the risks associated with such investments. The following provides further information and greater detail about these investments and their key associated risks.

                  Subject to its fundamental and non-fundamental investment policies:

                  - Each Master Portfolio may borrow money, lend its securities and invest in securities issued by other registered investment companies. See "Descriptions of Permissible Investments--Borrowings," "Descriptions of Permissible Investments--Securities Lending" and "Descriptions of Permissible Investments--Other Investment Companies."

                  - Each Master Portfolio permitted to use derivatives may do so for hedging purposes or for non-hedging purposes, such as seeking to enhance return. The Intermediate Bond Master Portfolio may utilize derivatives without limit (subject to certain limits imposed by the 1940 Act and the CFTC), provided that the use of derivatives will not alter the fundamental characteristics of the Master Portfolio, and the Master Portfolio will segregate assets as required by the 1940 Act (or as permitted by law or SEC staff positions, enter into certain offsetting positions) to cover its obligations. See "Descriptions of Permissible Investments--Derivatives."

                  - Each Master Portfolio may hold cash or money market instruments, which include bank obligations, guaranteed investment contracts, repurchase agreements, U.S. Government obligations and certain corporate debt securities, such as commercial paper. A Master Portfolio may invest in these securities without limit, when the Adviser: (i) believes that the market conditions are not favorable for more aggressive investing, (ii) is unable to locate favorable investment opportunities, or (iii) determines that a temporary defensive position is advisable or necessary in order to meet anticipated redemption requests or for other reasons. Accordingly, each Master Portfolio will not always stay fully invested in equity securities or longer-term debt securities. See "Descriptions of Permissible Investments--Money Market Instruments."

         Marsico Growth Master Portfolio, Marsico Focused Equities Master Portfolio and Marsico 21st Century Master Portfolio: In addition to the types of securities described in the prospectus for each of these Master Portfolios, and consistent with its investment policies, objective and strategies, each of these Master Portfolios may invest in the following types of securities only in amounts of less than 10% of its total assets in each case and not in the aggregate: convertible securities; corporate debt securities; derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; high yield/lower-rated debt securities; preferred stock; zero-coupon, pay-in-kind and step-coupon securities; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         International Value Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: corporate debt securities; derivatives, including futures and options; foreign securities (other than the types described in the prospectus); private placement and other illiquid securities; and REITs and master limited partnerships; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         Marsico International Opportunities Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: convertible securities; corporate debt securities; derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; dollar roll transactions; foreign securities (other than the types described in the prospectus); high yield/lower-rated debt securities; securities of other investment companies; pass-through securities; private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; variable- and floating-rate instruments; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         International Equity Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: corporate debt securities; derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; foreign securities (other than the types described in the prospectus); preferred stocks; private placement and other illiquid securities; and master limited partnerships; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         Intermediate Bond Master Portfolio, SmallCap Value Master Portfolio and Strategic Growth Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities only in amounts of less than 10% of its total assets in each case and not in the aggregate: asset-backed securities, common stock, convertible securities; corporate debt securities (except for Convertible Securities Fund); derivatives, including futures, options, linked securities and structured products, stripped securities, warrants and swap contracts; dollar roll transactions; foreign securities, high yield/lower-rated debt securities; mortgage-backed securities; pass-through securities; preferred stock, private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; variable- and floating-rate instruments; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         High Yield Bond Master Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets in each case and not in the aggregate: asset-backed securities, foreign securities and pass-through securities; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         High Yield Portfolio: In addition to the types of securities described in its prospectus, and consistent with its investment policies, objective and strategies, this Master Portfolio may invest in the following types of securities in amounts of less than 10% of its total assets: asset-backed securities; derivatives, including futures, options, index- equity- commodity and currency-linked securities, stripped securities, warrants and swap contracts; mortgage-backed securities; preferred stock, private placement and other illiquid securities; REITs and master limited partnerships; reverse repurchase agreements; when-issued purchases, delayed delivery and forward commitments; and zero-coupon, pay-in kind and step-coupon securities; provided however, that if any such security type is listed in a Master Portfolio's prospectus as part of a principal investment strategy, this 10% limitation shall not apply.

         DESCRIPTIONS OF PERMISSIBLE INVESTMENTS

         Additional information about individual types of securities (including key considerations and risks) in which the Master Portfolios may invest (as indicated either in their prospectus and/or in this SAI under the heading "Permissible Investments and Techniques") is set forth below.

         ASSET-BACKED SECURITIES

         Asset-backed securities are securities issued by trusts and special purpose entities that are backed by pools of assets, such as automobile and credit-card receivables and home equity loans, which pass through the payments on the underlying obligations to the security holders (less servicing fees paid to the originator or fees for any credit enhancement). Typically, the originator of the loan or accounts receivable paper transfers it to a specially created trust, which repackages it as securities with a minimum denomination and a specific term. The securities are then privately placed or publicly offered. Examples include certificates for automobile receivables (CARs) and so-called plastic bonds, backed by credit card receivables.

         The value of an asset-backed security is affected by, among other things, changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans and the financial institution providing any credit enhancement. Payments of principal and interest passed through to holders of asset-backed securities are frequently supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or by having a priority to certain of the borrower's other assets. The degree of credit enhancement varies, and generally applies to only a portion of the asset-backed security's par value. Value is also affected if any credit enhancement has been exhausted. See also "Descriptions of Permissible Investments--Mortgage-Backed Securities."

         Key Considerations and Risks: The risks of investing in asset-backed securities are ultimately dependent upon payment of the underlying loans by the individual borrowers (i.e., the backing asset). For example, the underlying loans are subject to prepayments, which shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as described under "Descriptions of Permissible Investments--Mortgage-Backed Securities" for prepayments of a pool of mortgage loans underlying mortgage-backed securities. However, asset-backed securities typically do not have the benefit of the same direct security interest in the underlying collateral as do mortgage-backed securities.

         In addition, as purchasers of an asset-backed security, the Master Portfolios generally will have no recourse against the entity that originated the loans in the event of default by a borrower. If the credit enhancement of an asset-backed security held by a Master Portfolio has been exhausted, and, if any required payments of principal and interest are not made with respect to the underlying loans, the Master Portfolio may experience losses or delays in receiving payment.

         BANK OBLIGATIONS (DOMESTIC AND FOREIGN)

         Bank obligations include, as examples, certificates of deposit, bankers' acceptances, commercial paper, Yankee dollar certificates of deposit, Eurodollar certificates of deposit, time deposits and promissory notes.

         A certificate of deposit, or so-called CD, is a debt instrument issued by a bank that usually pays interest and which has maturities ranging from a few weeks to several years. A bankers acceptance is a time draft drawn on and accepted by a bank, a customary means of effecting payment for merchandise sold in import-export transactions and a general source of financing. A Yankee dollar certificate of deposit is a negotiable CD issued in the United States by branches and agencies of foreign banks. A Eurodollar certificate of deposit is a CD issued by a foreign (mainly European) bank with interest and principal paid in U.S. dollars. Such CDs typically have maturities of less than two years and the interest rate on which is usually pegged to the London Interbank Offered Rate or LIBOR. A time deposit can be either a savings account or CD that is an obligation of a financial institution for a fixed term. Typically there are penalties for early withdrawal of a time deposit. A promissory note is a written commitment of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.

         A bank obligation may be issued by: (i) a domestic branch of a domestic bank; (ii) a foreign branch of a domestic bank; (iii) a U.S. branch of a foreign bank; or (iv) a foreign branch of a foreign bank.

         As a general matter, obligations of "domestic banks," are not subject to the Master Portfolios' fundamental investment policies regarding concentration limits. For this purpose, the SEC staff also takes the position that domestic branches of foreign banks and foreign branches of domestic banks may, if certain conditions are met, be treated as "domestic banks." More specifically, "domestic banks" include: (a) domestic branches of domestic banks;
(b) domestic branches of foreign banks, to the extent they are subject to comparable regulation as domestic banks; and (c) foreign branches of domestic banks with respect to which the domestic bank would be unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason.

         Certain Funds may invest in exchange-traded Eurodollar contracts. For information about these types of securities, see "Descriptions of Permissible Investments--Futures and Options."

         Key Considerations and Risks: Certain bank obligations, such as some CDs, are insured by the FDIC. Many other bank obligations, however, are neither guaranteed nor insured by the U.S. Government. These bank obligations are "backed" only by the creditworthiness of the issuing bank or parent financial institution.

         Obligations of foreign banks, including Yankee dollar and Eurodollar obligations, involve somewhat different investment risks than those affecting obligations of domestic banks, including, among others, the possibilities that their liquidity could be impaired because of political or economic developments, that the obligations may be less marketable than comparable obligations of domestic banks, that a foreign jurisdiction might impose withholding and other taxes on amounts realized on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted, which might adversely affect the payment of principal or interest on those obligations, that the selection of the obligations may be based on less publicly available information concerning foreign banks or that the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to domestic banks. Foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

         BORROWINGS

         Each Master Portfolio has a fundamental policy with respect to borrowing that can be found under the heading "Investment Policies and Limitations."

         The Master Portfolios participate in an uncommitted line of credit provided by The Bank of New York under an agreement (the "Uncommitted Line"). Any advance under the Uncommitted Line is contemplated primarily for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. Interest on borrowings is payable at the federal funds rate plus 0.50% on an annualized basis. Under the Uncommitted Line, each participating Master Portfolio must maintain a ratio of net assets (not including funds borrowed under the Uncommitted Line) to the aggregate amount of indebtedness pursuant to the Uncommitted Line that is no less than 4 to 1. Information about specific borrowings, if any, by any particular Master Portfolio under the Uncommitted Line over the last fiscal year, if any, can be found its Annual Report to Shareholders for the year ended March 31, 2003.

         As noted above, pursuant to an exemptive order expected from the SEC, a Fund will be able to, subject to certain conditions, borrow money from other Funds in the Nations Funds Family for temporary emergency purposes to facilitate redemption requests, or for other purposes consistent with Fund investment policies and restrictions. All loans are set at an interest rate between the rates charged on overnight repurchase agreements and short-term bank loans.

         A Master Portfolio also may borrow money utilizing a reverse repurchase agreement transaction. See "Descriptions of Permissible Investments--Reverse Repurchase Agreements."

         Key Considerations and Risks: The Uncommitted Line is not a "committed" line of credit, which is to say that The Bank of New York is not obligated to lend money to a Master Portfolio. Accordingly, it is possible that a Master Portfolio may wish to borrow money for a temporary or emergency purpose but may not be able to do so.

         COMMON STOCK

         Common stock are units of equitable ownership of a public company. Owners are typically entitled to vote on the selection of directors and other important matters as well as to receive dividends on their holdings. However, ownership of common stock does not entitle the owner to involvement in the day-to-day operations of the company. Common stock of domestic and foreign public corporations can be listed, and their shares traded, on domestic stock exchanges, like the NYSE, AMEX or the Nasdaq Stock Market. Domestic and foreign corporations also may instead choose to list their companies, and have their shares traded, on foreign exchanges, like the London FTSE or Tokyo Stock Exchange.

         Key Considerations and Risks: Investments by a Master Portfolio in common stocks are subject to stock market risk, which is the risk that the value of the stocks that the Master Portfolio holds, like the broader stock markets, may decline over short or even extended periods. Domestic and foreign stock markets tend to be cyclical, with periods when prices generally rise and periods when prices generally decline. The value of individual stocks will rise and fall based on factors specific to them, like changes in earnings or management.

         With respect specifically to "common" stock, in the event that a corporation is liquidated, the claims of secured and unsecured creditors and owners of bonds and "preferred" stock take precedence over the claims of those who own common stock. On the other hand, common stock tends to have greater potential for appreciation.

         Common stock investments also present the risk of investing in a particular company. For example, stocks of smaller companies tend to have greater price swings than stocks of larger companies because, among other things, they trade less frequently and in lower volumes, are more susceptible to changes in economic conditions, are more reliant on singular products or services and are more vulnerable to larger competitors. Common stock of these companies may have a higher potential for gains but also carry more risk. For those Master Portfolios that invest primarily in these types of companies these risks can have a more acute effect on the value of the Master Portfolio's shares.

         Common stock investments also present the risks of investing in a particular industry, such as high technology, financial services, consumer goods or natural resources (e.g., oil and gas). To some extent, the prices of common stocks tend to move by industry sector, which is to say that when market conditions favorably affect, or are expected to favorably affect, an industry, the prices of the common stock of those companies in that industry sector tend to go up. Conversely, negative news or a poor outlook for a particular industry can cause the value of those companies' common stock to drop.

         CONVERTIBLE SECURITIES

         Convertible securities are hybrid securities that combine the investment characteristics of bonds and common stocks. Convertible securities typically consist of debt securities or preferred stock that may be converted within a specified period of time (typically for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. They also include debt securities with warrants or common stock attached and derivatives combining the features of debt securities and equity securities. Convertible securities entitle the holder to receive interest paid or accrued on debt, or dividends paid or accrued on preferred stock, until the security matures or is redeemed, converted or exchanged.

         The market value of a convertible security generally is a function of its "investment value" and its "conversion value." A security's "investment value" represents the value of the security without its conversion feature (i.e., a comparable nonconvertible fixed-income security). The investment value is determined by, among other things, reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer and the seniority of the security in the issuer's capital structure. A security's "conversion value" is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like nonconvertible debt or preferred stock in the sense that its market value will not be influenced greatly by fluctuations in the market price of the underlying security into which it can be converted. Instead, the convertible security's price will tend to move in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is near or above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying stock. In that case, the convertible security's price may be as volatile as that of the common stock. Because both interest rate and market movements can influence its value, a convertible security is not generally as sensitive to interest rates as a similar fixed-income security, nor is it generally as sensitive to changes in share price as its underlying stock.

         The Master Portfolios may invest in convertible securities that are below investment-grade (e.g., rated "B" or below by S&P). See "Descriptions of Permissible Investments--High Yield/Lower-rated Securities" and "Descriptions of Permissible Investments--Warrants and Rights."

         Key Considerations and Risks: A Master Portfolio's investments in convertible securities, particularly securities that are convertible into securities of an issuer other than the issuer of the convertible security, may be illiquid--that is, a Master Portfolio may not be able to dispose of such securities in a timely fashion or for a fair price, which could result in losses to the Master Portfolio. A Master Portfolio's investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock or other equity securities (of the same or a different issuer) at a specified date and a specified conversion ratio, or that are convertible at the option of the issuer. For issues where the conversion of the security is not at the option of the holder, the Master Portfolio may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock or other equity security has declined substantially.

         In addition, some convertibles are often rated below investment-grade or are not rated, and therefore may to be considered speculative investments. Companies that issue convertible securities are usually small to medium size, and accordingly carry the capitalization risks described under "Descriptions of Permissible Investments--Common Stock." In addition, the credit rating of a company's convertible securities is generally lower than that of its conventional debt securities. Convertibles are normally considered "junior" securities--that is, the company usually must pay interest on its conventional corporate debt before it can make payments on its convertible securities. Some convertibles are particularly sensitive

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to interest rate changes when their predetermined conversion price is much higher than the issuing company's common stock.

         See also Key Considerations and Risks under "Descriptions of Permissible Investments--Common Stock."

         CORPORATE DEBT SECURITIES

         Corporate debt securities are fixed-income securities usually issued by businesses to finance their operations, although corporate debt instruments may also include bank loans to companies. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their maturities and secured or unsecured status. Commercial paper has the shortest term and is usually unsecured.

         The broad category of corporate debt securities includes debt issued by domestic or foreign companies of all kinds, including those with small-, mid- and large-capitalizations. Corporate debt may be rated investment-grade or below investment-grade and may carry variable or floating rates of interest.

         See also "Descriptions of Permissible Investments--Foreign Securities," "Descriptions of Permissible Investments--Variable- and Floating-Rate Instruments" and "Descriptions of Permissible Investments--Money Market Instruments."

         Key Considerations and Risks: Because of the wide range of types, and maturities, of corporate debt securities, as well as the range of creditworthiness of its issuers, corporate debt securities have widely varying potentials for return and risk profiles. For example, commercial paper issued by a large established domestic corporation that is rated investment-grade may have a modest return on principal, but carries relatively limited risk. On the other hand, a long-term corporate note issued by a small foreign corporation from an emerging market country that has not been rated by an NRSRO may have the potential for relatively large returns on principal, but carries a relatively high degree of risk.

         Corporate debt securities carry both credit risk and interest rate risk. Credit risk is the risk that a Master Portfolio could lose money if the issuer of a corporate debt security is unable to pay interest or repay principal when it's due. Some corporate debt securities that are rated below investment-grade are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. The credit risk of a particular issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of higher-ranking senior securities may receive amounts otherwise payable to the holders of more junior securities. Interest rate risk is the risk that the value of certain corporate debt securities will tend to fall when interest rates rise. In general, corporate debt securities with longer terms tend to fall more in value when interest rates rise than corporate debt securities with shorter terms.

         DERIVATIVES

         A derivative is a financial contract whose value is based on (or "derived" from) a traditional security (such as a stock or a bond), an asset (such as a commodity like gold), or a market index (such as the S&P 500). Some forms of derivatives, such as exchange-traded futures and options on securities, commodities, or indexes, have been trading on regulated exchanges for more than two decades. These types of derivatives are standardized contracts that can easily be bought and sold, and whose market values are determined and published daily. Non-standardized derivatives, on the other hand, tend to be more specialized or complex, and may be harder to value. Derivatives afford leverage and, when used properly, can enhance returns and be useful in hedging portfolios. Some common types of derivatives include: futures, options, options on futures, forward foreign currency exchange contracts, linked securities and structured products, collateralized mortgage obligations, stripped securities, warrants and swap contracts. For more information about each type of derivative see those sections in this SAI discussing such securities.

         The Master Portfolios may use derivatives for a variety of reasons, including to: enhance a Master Portfolio's return, attempt to protect against possible changes in the market value of securities held in or to be purchased for a Master Portfolio's portfolio resulting from securities markets or currency exchange rate fluctuations (i.e., to hedge); protect the Master Portfolio's unrealized gains reflected in the value of its portfolios securities; facilitate the sale of such securities for investment purposes; and/or manage the effective maturity or duration of the Master Portfolio's portfolio.

         A Master Portfolio may use any or all of these investment techniques and different types of derivative securities may be purchased at any time and in any combination. There is no particular strategy that dictates the use of one technique rather than another, as use of derivatives is a function of numerous variables including market conditions.

         Key Considerations and Risks: The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the management team uses derivatives to enhance the Master Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Master Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Liquidity risk exists when a security cannot be purchased or sold at the time desired, or cannot be purchased or sold without adversely affecting the price. The management team is not required to utilize derivatives to reduce risks.

         See also "Descriptions of Permissible Investments--Futures and Options," "Descriptions of Permissible Investments--Linked Securities and Structured Products," "Descriptions of Permissible Investments--Stripped Securities," "Descriptions of Permissible Investments--Warrants and Rights" and "Descriptions of Permissible Investments--Swap Contracts."

         DOLLAR ROLL TRANSACTIONS

         Under a mortgage "dollar roll," a Master Portfolio sells mortgage-backed securities for delivery in a given month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the "roll" period, a Master Portfolio forgoes principal and interest paid on the mortgage-backed securities. A Master Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A Master Portfolio may only enter into covered rolls. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position which matures on or before the forward settlement date of the dollar roll transaction. At the time a Master Portfolio enters into a mortgage "dollar roll," it must establish a segregated account, on its own books, or with its Custodian in which it will maintain cash, U.S. Government securities of other liquid debt or equity securities equal in value to its obligations with respect to dollar rolls, and accordingly, such dollar rolls are not considered borrowings. See also "Descriptions of Permissible Investments--Mortgage-Backed Securities."

         Key Considerations and Risks: Mortgage dollar rolls involve the risk that the market value of the securities the Master Portfolio is obligated to repurchase under an agreement may decline below the repurchase price. Also, these transactions involve some risk to the Master Portfolio if the other party should default on its obligation and the Master Portfolio is delayed or prevented from completing the transaction. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Master Portfolio's use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Master Portfolio's obligation to repurchase the securities.

         FOREIGN SECURITIES

         Foreign securities are debt, equity or derivative securities determined by a Fund's portfolio management team to be foreign based on an issuer's domicile, its principal place of business, the source of its revenue or other factors.

         Forward foreign currency exchange contracts -- Forward foreign currency exchange contracts establish an exchange rate at a future date. A Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when a foreign currency suffers a substantial decline against the U.S. dollar, a Master Portfolio may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Master Portfolio's securities denominated in such foreign currency; or when it is believed that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge"). The Master Portfolio or the Custodian will segregate cash, U.S. Government securities or other high-quality debt securities having a value equal to the aggregate amount of the Master Portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or securities will be segregated on a daily basis so that the value of the segregated securities will equal the amount of the Master Portfolio's commitments with respect to such contracts. As an alternative to segregating all or part of such securities, the Master Portfolio may purchase a call option permitting the Master Portfolio to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price, or the Master Portfolio may purchase a put option permitting the Master Portfolio to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

         A Master Portfolio may, however, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount when it is believed that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the securities are denominated (a "cross-hedge").

         Foreign currency hedging transactions are attempts to protect a Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase.

         Key Considerations and Risks: Foreign securities generally pose risks above those typically associated with an equity, debt or derivative security due to: (1) restrictions on foreign investment and repatriation of capital; (2) fluctuations in currency exchange rates, which can significantly affect a Master Portfolio's share price; (3) costs of converting foreign currency into U.S. dollars and U.S. dollars into foreign currencies; (4) greater price volatility and less liquidity; (5) settlement practices, including delays, which may differ from those customary in U.S. markets; (6) exposure to political and economic risks, including the risk of nationalization, expropriation of assets and war;
(7) possible impositions of foreign taxes and exchange control and currency restrictions; (8) lack of uniform accounting, auditing and financial reporting standards; (9) less governmental supervision of securities markets, brokers and issuers of securities; (10) less financial information available to investors; and (11) difficulty in enforcing legal rights outside the United States.

         Certain of the risks associated with investments in foreign securities are heightened with respect to investments in emerging markets countries. Political and economic structures in many emerging market countries, especially those in Eastern Europe, the Pacific Basin, and the Far East, are undergoing significant evolutionary changes and rapid development, and may lack the social, political and economic stability of more developed countries. Investing in emerging markets securities also involves risks beyond the risks inherent in foreign investments. For example, some emerging market countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. Further, certain currencies may not be traded internationally and some countries with emerging securities markets have sustained long periods of very high inflation or rapid fluctuation in inflation rates which can have negative effects on a country's economy and securities markets.

         As noted, foreign securities also involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. A Master Portfolio may purchase or sell forward foreign currency exchange contracts to attempt to minimize the risk to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A Master Portfolio may also purchase and sell foreign currency futures contracts and related options. See "Descriptions of Permissible Investments--Futures and Options."

         FUTURES AND OPTIONS

         Futures and options contracts are derivative instruments that the Master Portfolios may utilize for a variety of reasons including, for hedging purposes, risk reduction, securities exposure, to enhance a Master Portfolio's return, to enhance a Master Portfolio's liquidity, to reduce transaction costs or other reasons. See generally "Descriptions of Permissible Investments--Derivatives."

         Futures - Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security (including a single stock) or index at a specified future time and at a specified price. Futures contracts, which are standardized as to maturity date and underlying financial instrument, are traded on national futures exchanges. Futures exchanges and trading are regulated under the Commodity Exchange Act by the CFTC, a U.S. Government agency. Assets committed by a Master Portfolio to a futures contract will be segregated to the extent required by law. Although many fixed-income futures contracts call for actual delivery or acceptance of the underlying securities at a specified date (stock index futures contracts do not permit delivery of securities), the contracts are normally closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position ("buying" a contract which has previously been "sold," "selling" a contract previously "purchased") in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold.

         Futures traders are required to make a good faith margin deposit in cash or government securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimal initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Futures contracts are customarily purchased and sold on margin which may range upward from less than 5% of the value of the contract being traded. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, a change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Master Portfolios expect to earn interest income on their margin deposits.

         Traders in futures contracts may be broadly classified as either "hedgers" or "speculators." Hedgers use the futures markets primarily to offset unfavorable changes (anticipated or potential) in the value of securities currently owned or expected to be acquired by them. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and use futures contracts with the expectation of realizing profits from fluctuations in the value of the underlying securities. Regulations of the CFTC applicable to the Master Portfolios require that all of their futures transactions constitute bona fide hedging transactions except to the extent that the aggregate initial margins and premiums required to establish any non-hedging positions do not exceed five percent of the value of the respective Master Portfolio's portfolio.

         The Master Portfolios may also invest in exchange-traded Eurodollar contracts, which are interest rate futures on the forward level of LIBOR. These contracts are generally considered liquid securities and trade on the Chicago Mercantile Exchange. Such Eurodollar contracts are generally used to "lock-in" or hedge the future level of short-term rates.

         Options - Each Master Portfolio may purchase and write (i.e., sell) put and call options. Such options may relate to particular securities or stock indices, and may or may not be listed on a domestic or foreign securities exchange and may or may not be issued by the Options Clearing Corporation. A call option for a particular security gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. Stock index options are put options and call options on various stock indexes. In most respects, they are identical to listed options on common stocks.

         A primary difference between stock options and index options becomes evident when index options are exercised. In the case of stock options, the underlying security, common stock, is delivered. However, upon the exercise of an index option, settlement does not occur by delivery of the securities comprising the index. The option holder who exercises the index option receives an amount of cash if the closing level of the stock index upon which the option is based is greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the stock index and the exercise price of the option expressed in dollars times a specified multiple. A stock index fluctuates with changes in the market value of the stocks included in the index. For example, some stock index options are based on a broad market index, such as the S&P 500 Index or a narrower market index, such as the S&P 100. Indexes may also be based on an industry or market segment, such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options on stock indexes are currently traded on the following exchanges: the Chicago Board Options Exchange, the NYSE, the AMEX, the Pacific Stock Exchange, and the Philadelphia Stock Exchange. A Master Portfolio's obligation to sell an instrument subject to a call option written by it, or to purchase an instrument subject to a put option written by it, may be terminated prior to the expiration date of the option by the Master Portfolio's execution of a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying instrument, exercise price and expiration date) as the option previously written. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying instrument from being called, to permit the sale of the underlying instrument or to permit the writing of a new option containing different terms on such underlying instrument. The cost of such a liquidation purchase plus transactions costs may be greater than the premium received upon the original option, in which event the Master Portfolio will have incurred a loss in the transaction.

         Options on Futures - The Master Portfolios may purchase options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss.

         Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Master Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs).

         Key Considerations and Risks: Futures and options investing are highly specialized activities that entail greater than ordinary investment risks. For example, futures and options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in a future or an option may be subject to greater fluctuation than an investment in the underlying instruments themselves.

         With regard to futures, the risk of loss in trading futures contracts in some strategies can be substantial, due both to the relatively low margin deposits required, and the potential for an extremely high degree of leverage involved in futures contracts. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss (or gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount posted as initial margin for the contract.

         With regard to options, an option writer, unable to effect a closing purchase transaction, will not be able to sell the underlying instrument or liquidate the assets held in a segregated account, as described below, until the option expires or the optioned instrument is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline or appreciation in the instrument during such period. If an option purchased by a Master Portfolio expires unexercised, the Master Portfolio realizes a loss equal to the premium paid. If a Master Portfolio enters into a closing sale transaction on an option purchased by it, the Master Portfolio will realize a gain if the premium received by the Master Portfolio on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by a Master Portfolio expires on the stipulated expiration date or if a Master Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold). If a call option written by a Master Portfolio is exercised, the proceeds of the sale of the underlying instrument will be increased by the net premium received when the option was written and the Master Portfolio will realize a gain or loss on the sale of the underlying instrument. If a put option written by a Master Portfolio is exercised, the Master Portfolio's basis in the underlying instrument will be reduced by the net premium received when the option was written.

         With regard to both futures and options contracts, positions may be closed out only on an exchange which provides a secondary market for such contracts. However, there can be no assurance that a liquid secondary market will exist for any particular contract at any specific time. Thus, it may not be possible to close a position. In the case of a futures contract, for example, in the event of adverse price movements, a Master Portfolio would continue to be required to make daily cash payments to maintain its required margin. In such a situation, if the Master Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. The inability to close the futures position also could have an adverse impact on the ability to hedge effectively. Each Master Portfolio generally will minimize the risk that it will be unable to close out a contract by only entering into those contracts which are traded on national exchanges and for which there appears to be a liquid secondary market.

         In addition, there is also the risk of loss by a Master Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Master Portfolio has an open position in a futures contract or related option. Most futures exchanges limit the amount of fluctuation permitted in some contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and subjecting some futures traders to substantial losses.

         The successful use by the Master Portfolios of futures and options on stock indexes will be subject to the ability to correctly predict movements in the directions of the stock market. This requires different skills and techniques than predicting changes in the prices of individual securities. The Master Portfolios therefore bear the risk that future market trends will be incorrectly predicted. In addition, a Master Portfolio's ability to effectively hedge all or a portion of the securities in its portfolio, in anticipation of or during a market decline, through transactions in futures or put options on stock indexes, depends on the degree to which price movements in the underlying index correlate with the price movements of the securities held by a Master Portfolio. Inasmuch as a Master Portfolio's securities will not duplicate the components of an index, the correlation will not be perfect. Consequently, each Master Portfolio will bear the risk that the prices of its securities being hedged will not move in the same amount as the prices of its put options on the stock indexes.

         Each Master Portfolio will comply with SEC guidelines regarding coverage for these instruments and, if the guidelines so require, maintain cash or liquid securities with its Custodian in the prescribed amount. Under current SEC guidelines, the Master Portfolios will maintain or "segregate" assets themselves or with their Custodian to cover transactions in which the Master Portfolios write or sell options. Assets used as cover cannot be sold while the position in the corresponding option is open, unless they are replaced with similar assets. As a result, the commitment of a large portion of a Master Portfolio's assets to cover option obligations could affect portfolio management or the Master Portfolio's ability to meet redemption requests or other current obligations.

         GUARANTEED INVESTMENT CONTRACTS AND FUNDING AGREEMENTS

         Guaranteed investment contracts, investment contracts or funding agreements ("GICs") are debt instruments issued by highly-rated insurance companies. Pursuant to such contracts, a Master Portfolio may make cash contributions to a deposit fund of the insurance company's general or separate accounts.

         Key Considerations and Risks: A Master Portfolio will only purchase GICs from issuers which, at the time of purchase, meet certain credit and quality standards. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. In addition, the issuer may not be able to return the principal amount of a GIC to a Master Portfolio on seven days' notice or less, at which point the GIC may be considered to be an illiquid investment. Unlike certain types of money market instruments, there is no government guarantee on the payment of principal or interest; only the insurance company backs the GIC.

         HIGH YIELD/LOWER-RATED DEBT SECURITIES

         A high yield/lower-rated debt security (also known as a "junk" bond) is generally rated by an NRSRO to be non investment-grade (e.g., BB or lower by S&P). These types of bonds are issued by companies without long track records of sales and earnings, or by companies or municipalities that have questionable credit strength. High yield/lower-rated debt and comparable unrated securities:
(a) will likely have some quality and protective characteristics that, in the judgment of the NRSRO, are outweighed by large uncertainties or major risk exposures to adverse conditions; and (b) are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. See also "Descriptions of Permissible Investments--Corporate Debt Securities" and "Descriptions of Permissible Investments--Municipal Securities."

         The Master Portfolios may invest in high yield/lower-rated securities that are also convertible securities. See "Descriptions of Permissible Investments--Convertible Securities."

         Key Considerations and Risks: The yields on high yield/lower-rated debt and comparable unrated debt securities generally are higher than the yields available on investment-grade debt securities. However, investments in high yield/lower-rated debt and comparable unrated debt generally involve greater volatility of price and risk of loss of income and principal, including the possibility of default by or insolvency of the issuers of such securities. Since the risk of default is higher for high yield/lower-rated debt securities, the Master Portfolio will try to minimize the risks inherent in investing in these securities by engaging in credit analysis, diversification, and attention to current developments and trends affecting interest rates and economic conditions. The Master Portfolios will attempt to identify those issuers of high-yielding securities whose financial condition is adequate to meet future obligations, has improved, or is expected to improve in the future. Accordingly, with respect to these types of securities, a Master Portfolio may be more dependent on credit analysis than is the case for higher quality bonds.

         The market values of certain high yield/lower-rated debt and comparable unrated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. In addition, issuers of high yield/lower-rated debt and comparable unrated securities often are highly leveraged and may not have more traditional methods of financing available to them so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired.

         The risk of loss due to default by such issuers is significantly greater because high yield/lower-rated debt and comparable unrated securities generally are unsecured and frequently are subordinated to senior indebtedness. A Master Portfolio may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for high yield/lower-rated debt and comparable unrated securities may diminish a Master Portfolio's ability to: (a) obtain accurate market quotations for purposes of valuing such securities and calculating its net asset value; and (b) sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in financial markets.

         Although the general market for high yield/lower-rated debt and comparable unrated securities is no longer new, the market for such securities has not yet weathered a major sustained economic recession. The effect that such a recession might have on such securities is not known. Any such recession, however, could disrupt severely the market for such securities and adversely affect the value of such securities. Any such economic downturn also could severely and adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon.

         Because certain high yield/lower-rated debt securities also may be foreign securities, some of which may be considered debt securities from emerging markets countries, there are certain additional risks associated with such investments. See "Descriptions of Permissible Investments--Foreign Securities."

         LINKED SECURITIES AND STRUCTURED PRODUCTS

         Linked securities, such as index-linked, equity-linked, credit-linked, commodity-linked and currency-linked securities, are types of derivative securities. See generally "Descriptions of Permissible
Investments--Derivatives."

         Index-linked, equity-linked, credit-linked and commodity-linked securities can be either equity or debt securities that call for interest payments and/or payment at maturity in different terms than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum at maturity. Principal and/or interest payments depend on the performance of an underlying stock, index, or a weighted index of commodity futures such as crude oil, gasoline and natural gas. With respect to equity-linked securities, at maturity, the principal amount of the debt is exchanged for common stock of the issuer or is payable in an amount based on the issuer's common stock price at the time of maturity. Currency-linked debt securities are short-term or intermediate-term instruments that have a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.

         One common type of linked security is a "structured" product. Structured products generally are individually negotiated agreements and may be traded over-the-counter. They are organized and operated to restructure the investment characteristics of the underlying security. This restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity or one or more classes of securities ("structured securities") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities and

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interest rate provisions, and the extent of such payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments.

         Another common type of index-linked security is a S&P Depositary Receipt, or SPDR, which is an interest in a unit investment trust holding a portfolio of securities linked to the S&P 500 Index. Because a unit investment trust is an investment company under the 1940 Act, a Fund's investments in SPDRs are subject to the limitations set forth in Section 12(d)(1)(A) of the 1940 Act. See also "Descriptions of Permissible Investments--Other Investment Companies."

         SPDRs closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that comprise the S&P 500 Index. As a holder of interests in a unit investment trust, a Fund would indirectly bear its ratable share of that unit investment trust's expenses. At the same time, the Fund would continue to pay its own management and advisory fees and other expenses, as a result of which the Fund and its shareholders in effect will be absorbing duplicate levels of fees with respect to investments in such unit investment trusts.

         Key Considerations and Risks: Like all derivatives, a Fund's investments in "linked" securities can lead to large losses because of unexpected movements in the underlying financial asset, index, currency or other investment. The ability of the Fund to utilize linked-securities successfully will depend on its ability to correctly predict pertinent market movements, which cannot be assured. Because currency-linked securities usually relate to foreign currencies, some of which may be currency from emerging markets countries, there are certain additional risks associated with such investments. See "Descriptions of Permissible Investments--Foreign Securities."

         With respect to structured products, because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Investments in structured securities are generally of a class that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities. Structured securities are typically sold in private placement transactions, and there is currently no active trading market for these securities. See also, "Descriptions of Permissible Investments--Private Placement Securities and Other Restricted Securities."

         SPDRs are subject to the risks of an investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment. In addition, because individual investments in SPDRs are not redeemable, except upon termination of the unit investment trust, the liquidity of small holdings of SPDRs will depend upon the existence of a secondary market. Large holdings of SPDRs are called "creation unit size" and are redeemable in kind only and are not redeemable for cash from the unit investment trust. The price of a SPDR is derived from and based upon the securities held by the unit investment trust. Accordingly, the level of risk involved in the purchase or sale of a SPDR is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for SPDRs is based on a basket of stocks. Disruptions in the markets for the securities underlying SPDRs purchased or sold by a Fund could result in losses on SPDRs.

         MONEY MARKET INSTRUMENTS

         Money market instruments are high-quality, short-term debt obligations, which include bank obligations, funding agreements, repurchase agreements, U.S. Government obligations, certain corporate debt securities, such as commercial paper and master notes (which are generally understood to be unsecured obligations of a firm (often private and/or unrated), privately negotiated by borrower and lender, that contemplates a series of recurring loans and repayments, governed in each case by the terms of the one master note). Such instruments also may be structured to be, what would not otherwise be, a money market instrument by modifying the maturity of a security or interest rate adjustment feature to come within permissible limits.

         Money market mutual funds (i.e., funds that comply with Rule 2a-7 of the 1940 Act) are permitted to purchase most money market instruments, subject to certain credit quality, maturity and other restrictions.

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         See "Descriptions of Permissible Investments--Bank Obligations,"
"Descriptions of Permissible Investments--Corporate Debt Securities," "Descriptions of Permissible Investments--Guaranteed Investment Contracts and Funding Agreements," "Descriptions of Permissible Investments--Repurchase Agreements" and "Descriptions of Permissible Investments--U.S. Government Obligations."

         Key Considerations and Risks: Money market instruments (other than certain U.S. Government obligations) are not backed or insured by the U.S. Government, its agencies or instrumentalities. Accordingly, only the creditworthiness of an issuer, or guarantees of that issuer, support the instrument.

         MORTGAGE-BACKED SECURITIES

         A mortgage-backed security is a type of pass-through security, which is a security representing pooled debt obligations repackaged as interests that pass income through an intermediary to investors. In the case of mortgage-backed securities, the ownership interest is in a pool of mortgage loans. See "Descriptions of Permissible Investments--Pass-Through Securities."

         Mortgage-backed securities are most commonly issued or guaranteed by the Government National Mortgage Association ("Ginnie Mae" or "GNMA"), Federal National Mortgage Association ("Fannie Mae" or "FNMA") or Federal Home Loan Mortgage Corporation ("Freddie Mac" or "FHLMC"), but may also be issued or guaranteed by other private issuers. GNMA is a government-owned corporation that is an agency of the U.S. Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-backed securities. FNMA is a private, shareholder-owned company that purchases both government-backed and conventional mortgages from lenders and securitizes them. Its objective is to increase the affordability of home mortgage funds for low- and middle-income home buyers. FNMA is a congressionally chartered, company, although neither its stock nor the securities it issues are insured or guaranteed by the federal government. For example, the pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest only by FNMA. FHLMC is a publicly chartered agency that buys qualifying residential mortgages from lenders, re-packages them and provide certain guarantees. The corporation's stock is owned by savings institutions across the U.S. and is held in trust by the Federal Home Loan Bank System. Pass-through securities issued by the FHLMC are guaranteed as to timely payment of interest and ultimately collection of principal only by the FHLMC.

         Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government. The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool.

         Collateralized mortgage obligations ("CMOs") are debt obligations collateralized by mortgage loans or mortgage pass-through securities (collateral collectively hereinafter referred to as "Mortgage Assets"). Multi-class pass-through securities are interests in a trust composed of Mortgage Assets and all references in this section to CMOs include multi-class pass-through securities. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis. The principal and interest payments on the Mortgage Assets may be allocated among the various classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal is made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

         Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities. A Master Portfolio will only invest in SMBS that are obligations backed by the full faith and credit of the U.S. Government. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A Master Portfolio will only invest in SMBS whose mortgage assets are U.S. Government obligations. A common type of SMBS will be structured so that one class receives some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Master Portfolio may fail to fully recoup its initial investment in these securities. The market value of any class which consists primarily or entirely of principal payments generally is unusually volatile in response to changes in interest rates.

         Key Considerations and Risks: Investment in mortgage-backed securities poses several risks, including among others, prepayment, market and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions. Market risk reflects the risk that the price of a security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a Master Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold. Credit risk reflects the risk that a Master Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions. With respect to GNMA certificates, although GNMA guarantees timely payment even if homeowners delay or default, tracking the "pass-through" payments may, at times, be difficult.

         MUNICIPAL SECURITIES

         Municipal Bonds - Municipal bonds are debt obligations issued by the states, territories and possessions of the United States and the District of Columbia, and also by their political subdivisions, duly constituted offering authorities and instrumentalities. States, territories, possessions and municipalities may issue municipal bonds for a variety of reasons, including for example, to raise funds for various public purposes such as airports, housing, hospitals, mass transportation, schools, water and sewer works. They may also issue municipal bonds to refund outstanding obligations and to meet general operating expenses. Public authorities also issue municipal bonds to obtain funding for privately operated facilities, such as housing and pollution control facilities, industrial facilities or for water supply, gas, electricity or waste disposal facilities.

         Municipal bonds generally are classified as "general obligation" or "revenue" bonds. There are, of course, variations in the security of municipal bonds, both within a particular classification and between classifications, depending on numerous factors. General obligation bonds are secured by the issuer's pledge of its good faith, credit and taxing power for the payment of principal and interest. The payment of the principal of and interest on such bonds may be dependent upon an appropriation by the issuer's legislative body. The characteristics and enforcement of general obligation bonds vary according to the law applicable to the particular issuer. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Municipal bonds may include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

         Private activity bonds (such as an industrial development or industrial revenue bond) held by a Master Portfolio are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Private activity bonds have been or are issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities, and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. Private activity bonds are also issued for privately held or publicly owned corporations in the financing of commercial or industrial facilities. Most governments are authorized to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

         Municipal Notes - Municipal notes are issued by states, municipalities and other tax-exempt issuers to finance short-term cash needs or, occasionally, to finance construction. Most municipal notes are general obligations of the issuing entity payable from taxes or designated revenues expected to be received within the related fiscal period. Municipal obligation notes generally have maturities of one year or less. Municipal notes are subdivided into three categories of short-term obligations: municipal notes, municipal commercial paper and municipal demand obligations.

         Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold to meet seasonal working capital or interim construction financing needs of a municipality or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

         Municipal demand obligations are subdivided into two general types: variable rate demand notes and master demand obligations. Variable rate demand notes are tax-exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Master Portfolio may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes provide that interest rates are adjustable at intervals ranging from daily to six months.

         Master demand obligations are tax-exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for federal income tax purposes. Although there is no secondary market for master demand obligations, such obligations are considered by the Master Portfolio to be liquid because they are payable upon demand. The Master Portfolio has no specific percentage limitations on investments in master demand obligations.

         Municipal Leases - Municipal securities also may include participations in privately arranged loans to state or local government borrowers, some of which may be referred to as "municipal leases." Generally such loans are unrated, in which case they will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be acquired by a Master Portfolio. Frequently, privately arranged loans have variable interest rates and may be backed by a bank letter of credit. In other cases, they may be unsecured or may be secured by assets not easily liquidated. Moreover, such loans in most cases are not backed by the taxing authority of the issuers and may have limited marketability or may be marketable only by virtue of a provision requiring repayment following demand by the lender. Such loans made by a Master Portfolio may have a demand provision permitting the Master Portfolio to require payment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable.

         Although lease obligations do not constitute general obligations of the municipal issuer to which the government's taxing power is pledged, a lease obligation is ordinarily backed by the government's covenant to budget for, appropriate, and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the government has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In addition to the "non-appropriation" risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more

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conventional bonds. In the case of a "non-appropriation" lease, a Master
Portfolio's ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property in the event foreclosure might prove difficult.

         Key Considerations and Risks: There are variations in the quality of municipal securities, both within a particular classification and between classifications, and the yields on municipal securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of NRSROs represent their opinions as to the quality of municipal securities. It should be emphasized, however, that these ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate, and rating may have different yields while municipal securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Master Portfolio, an issue of municipal securities may cease to be rated, or its rating may be reduced below the minimum rating required for purchase by that Master Portfolio. The Adviser will consider such an event in determining whether a Master Portfolio should continue to hold the obligation.

         The payment of principal and interest on most securities purchased by a Master Portfolio will depend upon the ability of the issuers to meet their obligations. Each state, each of their political subdivisions, municipalities, and public authorities, as well as the District of Columbia, Puerto Rico, Guam, and the Virgin Islands, are a separate "issuer." An issuer's obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal securities may be materially adversely affected by litigation or other conditions.

         There are particular considerations and risks relevant to investing in a portfolio of a single state's municipal securities, such as the greater risk of the concentration of a Master Portfolios versus the greater relative safety that comes with a less concentrated investment portfolio and should compare yields available on portfolios of a state's issues with those of more diversified portfolios, including other states' issues, before making an investment decision.

         OTHER INVESTMENT COMPANIES

         In seeking to attain their investment objectives, certain Master Portfolios may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, its rules and regulations and any exemptive orders obtained by the Master Portfolios and the Funds from the SEC. See also "Investment Policies and Limitations--Exemptive Orders."

         The 1940 Act generally requires that each Master Portfolio limit its investments in another investment company or series thereof so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies; and
(c) not more than 3% of the outstanding voting stock of any one investment company or series thereof will be owned by the Master Portfolio or by the company as a whole.

         Each Master Portfolio has obtained permission from the SEC (via an exemptive order) to purchase shares of other mutual funds in the Nations Funds Family. The SEC order is subject to certain conditions, including that a Board, before approving an advisory contract (including the advisory fee) applicable to a Master Portfolio, will find that the advisory fees applicable to the Master Portfolio relying on the order are for services in addition to, rather than duplicative of, services provided pursuant to the "investee" Master Portfolio's advisory contract.

         Each Master Portfolio also has obtained separate permission from the SEC (via exemptive order) to purchase shares of Money Market Funds. To seek to achieve a return on uninvested cash or for other reasons, investing Funds may invest up to 25% of their assets in any Money Market Fund. These investments are generally on a short-term basis. BACAP and its affiliates are entitled to receive fees from the Money Market Funds for providing advisory and other services in addition to the fees which they are

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

entitled to receive from the Funds for services provided directly. One condition of the SEC order is that a Money Market Fund may not acquire securities of any other investment company in excess of the limits stated in the second paragraph (above) of this section.

         Key Considerations and Risks: There are certain advantages for a Master Portfolio to be able invest in shares of other investment companies; for example, it may allow a Master Portfolio to gain exposure to a type of security. It also may facilitate a Master Portfolio being fully invested. However, there may be certain disadvantages; for example, it may cost more in terms of fees. That is to say, a shareholder may be charged fees not only on the Master Portfolio shares it holds directly, but also on the mutual fund shares that the Master Portfolio purchases. Whether any anticipated return from such an investment will outweigh the costs of purchasing such mutual fund shares when deciding to invest will be considered by the Master Portfolios.

         PASS THROUGH SECURITIES (PARTICIPATION INTERESTS AND COMPANY RECEIPTS)

         A pass-through security is a share or certificate of interest in a pool of debt obligations that have been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser of a pass-through security receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the Master Portfolios. The most common type of pass-through securities are mortgage-backed securities. GNMA Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. A Master Portfolio may purchase modified pass-through GNMA Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the issuer and GNMA, regardless of whether or not the mortgagor actually makes the payment. GNMA Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government.

         FHLMC issues two types of mortgage pass-through securities: mortgage participation certificates and guaranteed mortgage certificates. Participation certificates resemble GNMA Certificates in that the participation certificates represent a pro rata share of all interest and principal payments made and owned on the underlying pool. FHLMC guarantees timely payments of interest on the participation certificates and the full return of principal. Guaranteed mortgage certificates also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by FHLMC as to timely payment of principal and interest but is not backed by the full faith and credit of the U.S. Government.

         FNMA issues guaranteed mortgage pass-through certificates. FNMA Certificates resemble GNMA Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by the FNMA as to timely payment of principal and interest but is not backed by the full faith and credit of the U.S. Government.

         Key Considerations and Risks: Except for guaranteed mortgage certificates, each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the securities holders, such as the Master Portfolios, like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. Estimated prepayment rates will be a factor considered in calculating the average weighted maturity of a Master Portfolio which owns these securities. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, higher yielding mortgage-backed securities held by a Master Portfolio might be converted to cash and the Master Portfolio will be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Additionally, prepayments

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during such periods will limit a Master Portfolio's ability to participate in as large a market gain as may be experienced with a comparable security not subject to prepayment.

         PREFERRED STOCK

         Preferred stock are units of ownership of a public corporation that pay dividends at a specified rate and have preference over common stock in the payment of dividends and the liquidation of assets. Preferred stock does not ordinarily carry voting rights. Most preferred stock is cumulative; if dividends are passed (i.e., not paid for any reason), they accumulate and must be paid before common stock dividends. A passed dividend on noncumulative preferred stock is generally gone forever. Participating preferred stock entitles its holders to share in profits above and beyond the declared dividend, along with common shareholders, as distinguished from nonparticipating preferred stock, which is limited to the stipulated dividend. Convertible preferred stock is exchangeable for a given number of common shares and thus tends to be more volatile than nonconvertible preferred stock, which generally behaves more like a fixed-income bond.

         Auction preferred stock ("APS") is a type of adjustable-rate preferred stock whose dividend is determined every seven weeks in a dutch auction process by corporate bidders. Shares are typically bought and sold at face values ranging from $100,000 to $500,000 per share. Auction preferred stock is sometimes known by the proprietary name given by the relevant broker, e.g., Merril Lynch's AMPS (auction market preferred stock), Salomon Smith Barney's DARTS or First Boston's STARS. Benefits of APS include:

- reduced interest rate risk--Because these securities generally reset within a short period of time, the exposure to interest rate risk is somewhat mitigated.

- preservation of principal--The frequency of the dividend reset provisions makes APS an attractive cash management instrument. The auction reset mechanism generally assures that the shares will trade at par on the auction date. For those that reset frequently the share price is not expected to fluctuate from par, however the reset rate will reflect factors such as market conditions, demand and supply for a particular credit confidence in the issuer.

- credit quality--most corporate APS carry an investment grade credit rating from both Moody's and S&P, municipal APS typically carry the highest credit rating from both Moody's and S&P (Aaa/AAA). This is primarily because the issuers of municipal APS are required under the 1940 Act, to maintain at least 300% asset coverage for senior securities.

Key Considerations and Risks: In addition to reinvestment risk if interest rates trend lower, some specific risks with regard to APS include:

-        failed auction--Such a breakdown of the auction process is unlikely;
         however, in the event that the process fails, the rate is reset at the maximum applicable rate, which is usually described in the prospectus and is typically influenced by the issuer's credit rating. In a failed auction, current shareholders are generally unable to sell some, or all, of the shares when the auction is completed. Typically, the liquidity for APS that have experienced a failed auction becomes very limited. If a failed auction were to occur, the shareholder may hold his or her shares until the next auction. Should there not be subsequent auctions that 'unfail' the process, the shareholder may: 1) hold the APS in anticipation of a refinancing by the issuer that would cause the APS to be called, or 2) hold securities either indefinitely or in anticipation of the development of a secondary market.

- early call risk--Although unlikely, the preferred shares are redeemable at any time, at the issuers option, at par plus accrued dividends.

         Also see Key Considerations and Risks under "Descriptions of Permissible Investments--Common Stock" and "Descriptions of Permissible Investments--Convertible Securities," many of which are applicable to a preferred stock investment.

         PRIVATE PLACEMENT SECURITIES AND OTHER RESTRICTED SECURITIES

         Although many securities are offered publicly, some are offered privately only to certain qualified investors. Private placements may often offer attractive opportunities for investment not otherwise available on the open market. However, the securities so purchased are often "restricted," i.e., they cannot

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be sold to the public without registration under the 1933 Act or the availability of an exemption from registration (such as Rules 144 or 144A), or they are "not readily marketable" because they are subject to other legal or contractual delays in or restrictions on resale.

         Generally speaking, private placements may be sold only to qualified institutional buyers, or in a privately negotiated transaction to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration.

         Private placements may be considered illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Master Portfolio has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that has been determined to be liquid under procedures approved by the Board). Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions.

         Key Considerations and Risks: Private placements are generally subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such investments, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Master Portfolio could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held. At times, it may also be more difficult to determine the fair value of such securities for purposes of computing the Master Portfolio's net asset value due to the absence of a trading market.

         Unlike public offerings, restricted securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

         REITS AND MASTER LIMITED PARTNERSHIPS

         A real estate investment trust, or REIT, is a managed portfolio of real estate investments which may include office buildings, apartment complexes, hotels and shopping malls. An equity REIT holds equity positions in real estate, and it seeks to provide its shareholders with income from the leasing of its properties, and with capital gains from any sales of properties. A mortgage REIT specializes in lending money to developers of properties, and passes any interest income it may earn to its shareholders.

         Partnership units of real estate and other types of companies are sometimes organized as master limited partnerships in which ownership interests are publicly traded. Master limited partnerships often own several properties or businesses (or directly own interests) that are related to real estate development and oil and gas industries, but they also may finance motion pictures, research and development and other projects. Generally, a master limited partnership is operated under the supervision of one or more managing general partners. Limited partners (like a Master Portfolio that invests in a master limited partnership) are not involved in the day-to-day management of the partnership. They are allocated income and capital gains associated with the partnership project in accordance with the terms established in the partnership agreement.

         Key Considerations and Risks: REITs may be affected by changes in the value of the underlying property owned or financed by the REIT; Mortgage REITs also may be affected by the quality of credit extended. Both equity and mortgage REITs are dependent upon management skills and may not be diversified. REITs also may be subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for preferential treatment under the Code.

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         The real estate industry is particularly sensitive to economic downturns. The value of securities of issuers in the real estate industry is sensitive to changes in real estate values and rental income, property taxes, interest rates, tax and regulatory requirements, overbuilding, extended vacancies of properties, and the issuer's management skills. In addition, the value of a REIT can depend on the structure of and cash flow generated by the REIT. Mortgage REITs are subject to the risk that mortgagors may not meet their payment obligations. Each investment also has its unique interest rate and payment priority characteristics. In addition, REITs are subject to unique tax requirements which, if not met, could adversely affect dividend payments. Also, in the event of a default of an underlying borrower or lessee, a REIT could experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

         The risks of investing in a master limited partnership are generally those involved in investing in a partnership as opposed to a corporation. For example, state law governing partnerships is often less restrictive than state law governing corporations. Accordingly, there may be less protections afforded investors in a master limited partnership than investors in a corporation. Additional risks involved with investing in a master limited partnership are risks associated with the specific industry or industries in which the partnership invests, such as the risks of investing in real estate, or oil and gas industries.

         REPURCHASE AGREEMENTS

         A repurchase agreement is a money market instrument that is a contract under which a Master Portfolio acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Master Portfolio to resell such security at a fixed time and price (representing the Master Portfolio's cost plus interest). Repurchase agreements may be viewed, in effect, as loans made by a Master Portfolio which are collateralized by the securities subject to repurchase. Typically, the Master Portfolios will enter into repurchase agreements only with commercial banks and registered broker/dealers and only with respect to the highest quality securities, such as U.S. Government obligations. Such transactions are monitored to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including any accrued interest. See "Descriptions of Permissible Investments--Money Market Instruments."

         Key Considerations and Risks: Repurchase Agreements are generally subject to counterparty risks, which is the risk that the counterparty to the agreement could default on the agreement. If a seller defaults, a Master Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of the sale including accrued interest are less than the resale price provided in the agreement, including interest. In addition, if the seller becomes involved in bankruptcy or insolvency proceedings, the Master Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if, for example, the Master Portfolio is treated as an unsecured creditor and required to return the underlying collateral to the seller or its assigns.

         Pursuant to an exemptive order issued by the SEC, the Master Portfolios may "combine" uninvested cash balances into a joint account, which may be invested in one or more repurchase agreements.

         REVERSE REPURCHASE AGREEMENTS

         A reverse repurchase agreement is a contract under which a Master Portfolio sells a security for cash for a relatively short period (usually not more than one week) subject to the obligation of the Master Portfolio to repurchase such security at a fixed time and price (representing the seller's cost plus interest). Reverse repurchase agreements may be viewed as borrowings made by a Master Portfolio. At the time a Master Portfolio enters into a reverse repurchase agreement, it may establish a segregated account itself or with its Custodian in which it will maintain cash, U.S. Government securities or other liquid debt or equity securities equal in value to its obligations in respect of reverse repurchase agreements.

         Key Considerations and Risks: Reverse repurchase agreements involve the risk that the market value of the securities the Master Portfolios are obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Master Portfolios' use of proceeds of the agreement may be

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restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Master Portfolios' obligation to repurchase the securities. In addition, reverse repurchase agreements are techniques involving leverage, and are subject to asset coverage requirements if the Master Portfolios do not establish and maintain a segregated account. Under the requirements of the 1940 Act, the Master Portfolios are required to maintain an asset coverage (including the proceeds of the borrowings) of at least 300% of all borrowings. Depending on market conditions, the Master Portfolios' asset coverage and other factors at the time of a reverse repurchase, the Master Portfolios may not establish a segregated account when the Adviser believes it is not in the best interests of the Master Portfolios to do so. In this case, such reverse repurchase agreements will be considered borrowings subject to the asset coverage described above.

         SECURITIES LENDING

         For various reasons, including to enhance a Master Portfolio's return, a Master Portfolio may lend its portfolio securities to broker/dealers and other institutional investors. Loans are typically made pursuant to agreements that require the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Such loans may not be made if, as a result, the aggregate amount of all outstanding securities loans for a Master Portfolio exceed one-third of the value of the Master Portfolio's total assets. A Master Portfolio will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of the collateral. However, a Master Portfolio will normally pay lending fees to such broker/dealers and related expenses from the interest earned on invested collateral.

         The Money Market Master Portfolios do not engage in securities lending.

         Key Considerations and Risks: Securities lending transactions are generally subject to counterparty risks, which is the risk that the counterparty to the transaction could default. In other words, the risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, loans are made only to borrowers deemed to be of good standing and when, in its judgment, the income to be earned from the loan justifies the attendant risks.

         SHORT SALES

         Selling a security short is the sale of a security or commodity futures contract not owned by the seller. The technique is used to take advantage of an anticipated decline in the price or to protect a profit in a long-term position. To complete such a transaction, the Master Portfolio must borrow the security to make delivery to the buyer. The Master Portfolio then is obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Master Portfolio. Until the security is replaced, the Master Portfolio is required to pay to the lender amounts equal to any dividends or interest which accrue during the period of the loan. To borrow the security, the Master Portfolio also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out. Until the Master Portfolio closes its short position or replaces the borrowed security, the Master Portfolio will cover its position with an offsetting position or maintain a segregated account containing cash or liquid instruments at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short.

         A Master Portfolio will sometimes make short sales of securities when the Master Portfolio owns an equal amount of such securities as those securities sold short. This is a technique known as selling short "against the box."

         Key Considerations and Risks: The successful use by the Master Portfolios of short sales will be subject to the ability of the Adviser to correctly predict movements in the directions of the relevant market. The Master Portfolios therefore bear the risk that the Adviser will incorrectly predict future price directions. In addition, if a Master Portfolio sells a security short, and that security's price goes up, the Master Portfolio will have to make up the margin on its open position (i.e., purchase more securities on the market to cover the position). It may be unable to do so and thus its position may be not be closed out. There can

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

be no assurance that the Master Portfolio will not incur significant losses in such a case.

         Selling securities short "against the box" entails many of the same risks and considerations described above. However, when a Master Portfolio sells short "against the box" it typically limits the amount of securities that the Master Portfolio has leveraged.

         STRIPPED SECURITIES

         Stripped securities are derivatives. See generally "Descriptions of Permissible Investments--Derivatives." They are securities where an instrument's coupon (or interest ) is separated from its corpus (or principal) and then are re-sold separately, usually as zero-coupon bonds. Because stripped securities are typically products of brokerage houses and the U.S. Government, there are many different types and variations. For example, separately traded interest and principal securities, or STRIPS, are component parts of a U.S. Treasury security where the principal and interest components are traded independently through the Federal Book-Entry System. Stripped mortgage-backed securities , or SMBS, are also issued by the U.S. Government or an agency. TIGERS are Treasury securities stripped by brokers. See also "Descriptions of Permissible Investments--Zero-Coupon Securities."

         The Adviser will only purchase stripped securities for Money Market Master Portfolios where the securities have a remaining maturity of 397 days or less; therefore, the Money Market Master Portfolios may only purchase the interest component parts of U.S. Treasury securities.

         Key Considerations and Risks: If the underlying obligations experience greater than anticipated prepayments of principal, the Master Portfolio may fail to fully recover its initial investment. The market value of the class consisting entirely of principal payments can be extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a greater risk that the initial investment will not be fully recovered. SMBS issued by the U.S. Government (or a U.S. Government agency or instrumentality) may be considered liquid under guidelines established by the Board if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Master Portfolio's per share net asset value.

         SWAP CONTRACTS

         Swap agreements are derivative instruments. See generally "Descriptions of Permissible Investments--Derivatives." They can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease a Master Portfolio's exposure to long- or short-term interest rates, foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names and include interest rate, index, credit, equity, credit default and currency exchange rate swap agreements. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed-upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. An interest rate collar combines elements of buying a cap and selling a floor. Swap agreements will tend to shift a Master Portfolio's investment exposure from one type of investment to another. For example, if the Master Portfolio agreed to pay fixed rates in exchange for floating rates while holding fixed-rate bonds, the swap would tend to decrease the Master Portfolio's exposure to long-term interest rates. Caps and floors have an effect similar to buying or writing options.

         Key Considerations and Risks: Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Master Portfolio's investments and its share price and yield. Additionally, whether a Master Portfolio's use of swap contracts will be successful in furthering its investment objective will depend on the Adviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Master Portfolio bears the risk of loss of the amount expected to be received

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under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The most significant factor in the performance of swap agreements is the change in the specific interest rate, currency, or other factor that determines the amounts of payments due to and from a Master Portfolio. If a swap agreement calls for payments by a Master Portfolio, the Master Portfolio must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. However, a Master Portfolio will closely monitor the credit of a swap contract counterparty in order to minimize this risk. A Master Portfolio may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party.

         The Adviser does not believe that a Master Portfolio's obligations under swap contracts are senior securities and, accordingly, a Master Portfolio will not treat them as being subject to its borrowing restrictions.

         U.S. GOVERNMENT OBLIGATIONS

         U.S. Government obligations are money market instruments. They include securities that are issued or guaranteed by the United States Treasury, by various agencies of the United States Government, or by various instrumentalities which have been established or sponsored by the United States Government. U.S. Treasury securities are backed by the "full faith and credit" of the United States. Securities issued or guaranteed by federal agencies and the U.S. Government sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. Some of the U.S. Government agencies that issue or guarantee securities include the Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, Maritime Administration, Small Business Administration, and The Tennessee Valley Authority. An instrumentality of the U.S. Government is a government agency organized under Federal charter with government supervision. Instrumentalities issuing or guaranteeing securities include, among others, Federal Home Loan Banks, the Federal Land Banks, Central Bank for Cooperatives, Federal Intermediate Credit Banks and FNMA.

         Because of their relative liquidity and high credit quality, U.S. Government obligations are often purchased by the Money Market Master Portfolios, and can in some instances, such as for Government Reserves or Treasury Reserves, comprise almost all of their portfolios.

         Key Considerations and Risks: In the case of those U.S. Government obligations not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.

         VARIABLE- AND FLOATING-RATE INSTRUMENTS

         These types of securities have variable- or floating-rates of interest and, under certain limited circumstances, may have varying principal amounts. Unlike a fixed interest rate, a variable or floating interest rate is one that rises and falls based on the movement of an underlying index of interest rates. For example, many credit cards charge variable interest rates, based on a specific spread over the prime rate. Most home equity loans charge variable rates tied to the prime rate.

         Variable- and floating-rate instruments pay interest at rates that are adjusted periodically according to a specified formula; for example, some adjust daily and some adjust every six months. The variable- or floating-rate tends to decrease the security's price sensitivity to changes in interest rates. These types of securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.

         Key Considerations and Risks: In order to most effectively use these investments, the Adviser must correctly assess probable movements in interest rates. This involves different skills than those used to select most portfolio securities. If the Adviser incorrectly forecasts such movements, a Master Portfolio could be adversely affected by the use of variable- or floating-rate obligations.

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         WARRANTS AND RIGHTS

         A warrant is a type of security, usually issued together with a bond or preferred stock, that entitles the holder to buy a proportionate amount of common stock at a specified price, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. In contrast, rights, which also represent the right to buy common stock, normally have a subscription price lower than the current market value of the common stock and a life of two to four weeks. A warrant is usually issued as a sweetener, to enhance the marketability of the accompanying fixed-income securities. Warrants are freely transferable and are traded on major exchanges. The prices of warrants do not necessarily correlate with the prices of the underlying securities and are, therefore, generally considered speculative investments.

         Key Considerations and Risks: The purchase of warrants involves the risk that the purchaser could lose the purchase value of the warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration, if any. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

         WHEN-ISSUED PURCHASES, DELAYED DELIVERY AND FORWARD COMMITMENTS

         A Master Portfolio may agree to purchase securities on a when-issued or delayed delivery basis or enter into a forward commitment to purchase securities. These types of securities are those where the date for delivery of and payment for the securities is not fixed at the date of purchase, but is set after the securities are issued (normally within forty-five days after the date of the transaction). The payment obligation and, if applicable, the interest rate that will be received on the securities are fixed at the time the buyer enters into the commitment. When a Master Portfolio engages in these transactions, it or its Custodian will segregate cash, U.S. Government securities or other high-quality debt obligations equal to the amount of the commitment. Normally, the Master Portfolio or its Custodian will segregate portfolio securities to satisfy a purchase commitment, and in such a case a Master Portfolio may be required subsequently to segregate additional assets in order to ensure that the value of the segregated assets remains equal to the amount of the Master Portfolio's commitment.

         A Master Portfolio will make commitments to purchase securities on a when-issued or delayed delivery basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Master Portfolio may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Master Portfolio on the settlement date. In these cases the Master Portfolio may realize a capital gain or loss.

         The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the net asset value of a Master Portfolio starting on the date the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn dividends on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio's assets. Fluctuations in the value of the underlying securities are not reflected in the Master Portfolio's net asset value as long as the commitment remains in effect.

         Risks and Other Considerations: Investment in securities on a when-issued or delayed delivery basis may increase the Master Portfolio's exposure to market fluctuation and may increase the possibility that the Master Portfolio's interestholders will suffer adverse federal income tax consequences if the Master Portfolio must engage in portfolio transactions in order to honor a when-issued or delayed delivery commitment. In a delayed delivery transaction, the Master Portfolio relies on the other party to complete the transaction. If the transaction is not completed, the Master Portfolio may miss a price or yield considered to be advantageous. The Master Portfolio will employ techniques designed to reduce such risks. If the Master Portfolio purchases a when-issued security, the Master Portfolio or the Custodian will segregate liquid assets in an amount equal to the when-issued commitment. If the market value of such

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

segregated assets declines, additional liquid assets will be segregated on a daily basis so that the market value of the segregated assets will equal the amount of the Master Portfolio's when-issued commitments. To the extent that liquid assets are segregated, they will not be available for new investments or to meet redemptions. Securities purchased on a delayed delivery basis may require a similar segregation of liquid assets.

         In delayed delivery transactions, delivery of the securities occurs beyond normal settlement periods, but a Master Portfolio would not pay for such securities or start earning interest on them until they are delivered. However, when a Master Portfolio purchases securities on such a delayed delivery basis, it immediately assumes the risk of ownership, including the risk of price fluctuation. Failure by a counterparty to deliver a security purchased on a delayed delivery basis may result in a loss or missed opportunity to make an alternative investment. Depending upon market conditions, a Master Portfolio's delayed delivery purchase commitments could cause its net asset value to be more volatile, because such securities may increase the amount by which the Master Portfolio's total assets, including the value of when-issued and delayed delivery securities held by the Master Portfolio, exceed its net assets.

         ZERO-COUPON, PAY-IN-KIND AND STEP-COUPON SECURITIES

         A zero-coupon security is one that makes no periodic interest payments but instead is sold at a deep discount from its face value. There are many different kinds of zero-coupon securities. The most commonly known is the zero-coupon bond, which either may be issued at a deep discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons off a bond and sells the bond of the note and the coupon separately. This technique is used frequently with U.S. Treasury bonds, and the zero-coupon issue is marketed under such names as CATS (Certificate of Accrual on Treasury Securities), TIGER (Treasury Investor Growth Receipt) or STRIPS (Separate Trading of Registered Interest and Principal of Securities). Zero-coupon bonds are also issued by municipalities. Buying a municipal zero-coupon bond frees its purchaser of the worry about paying federal income tax on imputed interest, since the interest is tax-exempt for federal income tax purposes. Zero-coupon certificates of deposit and zero-coupon mortgages also exists; they work on the same principle as zero-coupon bonds--the CD holder or mortgage holder receives face value at maturity, and no payments until then. See "Descriptions of Permissible Investments--Stripped Securities."

         Pay-in-kind bonds normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

         Step-coupon bonds trade at a discount from their face value and pay coupon interest. The coupon rate is low for an initial period and then increases to a higher coupon rate thereafter. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issue.

         In general, owners of zero-coupon, step-coupon and pay-in-kind bonds have substantially all the rights and privileges of owners of the underlying coupon obligations or principal obligations. Owners of these bonds have the right upon default on the underlying coupon obligations or principal obligations to proceed directly and individually against the issuer, and are not required to act in concert with other holders of such bonds.

         Key Considerations and Risks: Generally, the market prices of zero-coupon, step-coupon and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities.

         Because zero-coupon securities bear no interest, they are the most volatile of all fixed-income securities. Since zero-coupon bondholders do not receive interest payments, zeros fall more dramatically than bonds paying out interest on a current basis when interest rates rise. However, when interest rates fall, zero-coupon securities rise more rapidly in value than full-coupon bonds, because the bonds have locked in a particular rate of reinvestment that becomes more attractive the further rates fall. The greater the number of years that a zero-coupon security has until maturity, the less an investor has to pay for it, and the more leverage is at work for the investor. For example, a bond maturing in 5 years may double, but one maturing in 25 years may increase in value 10 times, depending on the interest rate of the bond.

         OTHER CONSIDERATIONS

         TEMPORARY DEFENSIVE PURPOSES

         Each Master Portfolio may hold cash or money market instruments. It may invest in these securities without limit, when the Adviser: (i) believes that the market conditions are not favorable for profitable investing, (ii) is unable to locate favorable investment opportunities, or (iii) determines that a temporary defensive positions advisable or necessary in order to meet anticipated redemption requests, or for other reasons.

         When a Master Portfolio engages in such strategies, it may not achieve its investment objective.

         PORTFOLIO TURNOVER

         The length of time a Master Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Master Portfolio is known as "portfolio turnover." A Master Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) involves correspondingly greater expenses to the Master Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in adverse tax consequences to a Master Portfolio's interestholders. The trading costs and tax effects associated with portfolio turnover may adversely affect the Master Portfolio's performance.

         For each Master Portfolio's portfolio turnover rate, see the "Financial Highlights" in the prospectus for that Fund.

                             MANAGEMENT OF THE TRUST

         The business and affairs of the Trust are managed under the direction of the Board. The Board is generally responsible for the overall management and supervision of the business and affairs of the Trust and the Funds, which includes formulating policies for the Funds, approving major service provider contracts (including investment advisory agreements) and authorizing Trust officers to carry out the actions of the Board. A majority of the Trustees are not affiliated with the Adviser or otherwise "interested persons" as defined in the 1940 Act; these Trustees are referred to as Independent Trustees. Although all Trustees are charged with the fiduciary duty of protecting shareholders interests when supervising and overseeing the management and operations of the Trust, the Independent Trustees have particular responsibilities for assuring that the Trust is managed in the best interests of its shareholders, including being charged with certain specific legally mandated duties.

         The Board, including certain of its Committees described below, meet at least quarterly to review, among other things, the business and operations, investment performance and regulatory compliance of the Funds. At least annually, the Board reviews, among other things, the fees paid to: (i) the Adviser and any affiliates, for investment advisory and sub-advisory services and other administrative and shareholder services; and (ii) the Distributor for the distribution and sale of Fund shares.

         THE TRUSTEES AND PRINCIPAL OFFICERS

         The following table provides basic information about the Trustees and principal Officers of the Trust. Each Trustee and Officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 72, provided that any Trustee who was a trustee or director of any of the other Companies in the Nations Funds Family as of February 22, 2001, and who reached the age of 72 no later than the end of that calendar year may continue to serve as a Trustee of the Trust until the end of the calendar year in which such Trustee reaches age 75 and may continue to serve for successive annual periods thereafter upon the vote of a majority of the other Trustees.

         In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("Independent Trustees"), appears separately from the information for the Interested Trustees. The address of each Trustee and principal Officer is: c/o Nations Funds, 101 South Tryon Street, 33rd Floor, Charlotte, NC 28255.

                                                                                     NUMBER OF
                                      TERM OF                                        FUNDS IN
                                     OFFICE AND                                        FUND
                         POSITION    LENGTH OF                                        COMPLEX
                         HELD WITH     TIME             PRINCIPAL OCCUPATION(s)     OVERSEEN BY   OTHER DIRECTORSHIPS HELD BY
     NAME AND AGE        THE TRUST    SERVED           DURING THE PAST FIVE YEARS     TRUSTEE               TRUSTEE
                                                       INDEPENDENT TRUSTEES

William P. Carmichael    Trustee     Indefinite        Senior Managing Director         78        Director -- Cobra
Age: 59                  and         term;             -- The Succession Fund (a                  Electronics Corporation
                         Chairman    Trustee           company formed to advise                   (electronic equipment
                         of the      since 1999,       and buy family owned                       manufacturer), Rayovac
                         Board       Chairman          companies) from 1998                       Corporation (electronics
                                     of the            through April 2001.                        and batteries), The Finish
                                     Board since 2003                                             Line (sports footwear and
                                                                                                  apparel) and Golden Rule
                                                                                                  Insurance Company; Trustee
                                                                                                  - Nations Funds Family (2
                                                                                                  other registered
                                                                                                  investment companies)

William H. Grigg         Trustee     Indefinite        Retired; Chairman                82        Director -- The Shaw
Age: 70                              term;             Emeritus since December                    Group, Inc., Kuhlman
                                     Trustee           1997 and Chairman and                      Electric Corp.
                                     since 1999        Chief Executive Officer                    (manufacturer of
                                                       through July 1997 - Duke                   transformers), Faison
                                                       Power Co.                                  Enterprises (real estate);
                                                                                                  Director and Vice Chairman
                                                                                                  - Aegis Insurance
                                                                                                  Services, Ltd. (a mutual
                                                                                                  fund insurance company in
                                                                                                  Bermuda); Board member --
                                                                                                  Nations Funds Family (6
                                                                                                  other registered
                                                                                                  investment companies)

Thomas F. Keller         Trustee     Indefinite        R.J. Reynolds Industries         82        Director -- Wendy's
Age: 71                              term;             Professor of Business                      International, Inc.
                                     Trustee           Administration, Fuqua                      (restaurant operating and
                                     since 1999        School of Business, Duke                   franchising), Dimon, Inc.
                                                       University, since July                     (tobacco) and Biogen, Inc.
                                                       1974; Dean, Fuqua School                   (pharmaceutical
                                                       of Business Europe, Duke                   biotechnology); Board
                                                       University, July 1999                      member - Nations Funds
                                                       through June 2001                          Family (6 other registered
                                                                                                  investment companies)

Carl E. Mundy, Jr.       Trustee     Indefinite        President and Chief              78        Director - Shering-Plough
Age: 68                              term;             Executive Officer -- USO                   (pharmaceuticals and
                                     Trustee           from May 1996 to May                       health care products),
                                     since 1999        2000; Commandant --                        General Dynamics
                                                       United States Marine                       Corporation (defense
                                                       Corps from July 1991 to                    systems); Trustee -
                                                       July 1995; Member - Board                  Nations Funds Family (2
                                                       of Advisors to the                         other registered
                                                       Comptroller General of                     investment companies)
                                                       the United States;
                                                       Chairman - Board of
                                                       Trustees, Marine Corps
                                                       University Foundation

Dr. Cornelius J. Pings   Trustee     Indefinite        Retired; President -             78        Director - Edelbrock Corp.
Age: 74                              term;             Association of American                    (automotive products),
                                     Trustee           Universities through June                  Farmers Group, Inc.
                                     since 1999        1998                                       (insurance company);
                                                                                                  Trustee - Nations Funds
                                                                                                  Family (2 other registered
                                                                                                  investment companies)

A. Max Walker            Trustee     Indefinite        Independent Financial            82        Board member - Nations
Age: 81                              term;             Consultant                                 Funds Family (6 other
                                     Trustee                                                      registered investment
                                     since 1999                                                   companies)

                                                                                NUMBER OF
                                      TERM OF                                   FUNDS IN
                                     OFFICE AND                                   FUND
                         POSITION    LENGTH OF                                   COMPLEX
                         HELD WITH     TIME        PRINCIPAL OCCUPATION(s)     OVERSEEN BY   OTHER DIRECTORSHIPS HELD BY
     NAME AND AGE        THE TRUST    SERVED      DURING THE PAST FIVE YEARS     TRUSTEE               TRUSTEE
Charles B. Walker        Trustee     Indefinite   Retired                          78        Director -- Ethyl
Age: 64                              term;                                                   Corporation (chemical
                                     Trustee                                                 manufacturing); Trustee -
                                     since 1999                                              Nations Funds Family (2
                                                                                             other registered
                                                                                             investment companies)

                                                  INTERESTED TRUSTEES(1)

Edmund L. Benson, III    Trustee     Indefinite   Director, President and          78        Director -- Insurance
Age: 66                              term;        Treasurer -- Saunders &                    Managers Inc. (insurance),
                                     Trustee      Benson, Inc. (insurance)                   Insurance Managers, Inc.
                                     since 1999                                              (insurance); Trustee -
                                                                                             Nations Funds Family (2
                                                                                             other registered
                                                                                             investment companies)

Robert H. Gordon         Trustee     Indefinite   President - the Trust,           78        Director -- BACAP;
Age: 42                  and Vice    term;        NFST and NSAT since Oct.                   Co-Chairman of the Board
                         Chairman    Trustee      2002; President - Nations                  -- BACAP; and Trustee -
                         of the      since 2002   Balanced Target Maturity                   Nations Funds Family (2
                         Board                    Fund, Inc., Nations                        other registered
                                                  Government Income Term                     investment companies)
                                                  Trust 2004, Inc., Nations
                                                  Government Income Term
                                                  Trust 2003, Inc. and
                                                  Hatteras Income
                                                  Securities, Inc. since
                                                  March 1998; President and
                                                  Director - BACAP (or its
                                                  predecessors) since
                                                  February 1998; President
                                                  since March 2002 and
                                                  Co-Chairman of the Board
                                                  since January 2000 -
                                                  BACAP; Senior
                                                  Vice-President -- BACAP
                                                  (or its predecessors)
                                                  1995-February 1998;
                                                  Senior Vice President -
                                                  Bank of America since 1993.

Minor Mickel Shaw        Trustee     Indefinite   President - Micco                78        Chairman and Trustee - The
Age: 55                              term;        Corporation and Mickel                     Daniel-Mickel Foundation
                                     Trustee      Investment Group                           of South Carolina;
                                     since 2003                                              Vice-Chairman and Trustee
                                                                                             - Greenville-Spartanburg
                                                                                             Airport Commission and
                                                                                             Greenville Hospital System
                                                                                             Foundation; Trustee - The
                                                                                             Duke Endowment; Trustee -
                                                                                             Nations Funds Family (2
                                                                                             other registered
                                                                                             investment companies)

James B. Sommers         Trustee     Indefinite   Retired                          78        Chairman - Central
Age: 64                              term;                                                   Piedmont Community College
                                     Trustee                                                 Foundation, Board of
                                     since 1999                                              Commissioners,
                                                                                             Charlotte/Mecklenberg
                                                                                             Hospital Authority;
                                                                                             Director - Carolina Pad &
                                                                                             Paper Co.; Trustee,
                                                                                             Central Piedmont Community
                                                                                             College, Mint Museum of
                                                                                             Art; Trustee, Nations
                                                                                             Funds Family (2 other
                                                                                             registered investment
                                                                                             companies)

Thomas S. Word, Jr.      Trustee     Indefinite   Partner -- McGuire,              78        Director - Vaughan-Bassett
Age: 65                              term;        Woods, LLP (law firm)                      Furniture Company, Inc.

                                                                                NUMBER OF
                                      TERM OF                                   FUNDS IN
                                     OFFICE AND                                   FUND
                         POSITION    LENGTH OF                                   COMPLEX
                         HELD WITH     TIME        PRINCIPAL OCCUPATION(s)     OVERSEEN BY   OTHER DIRECTORSHIPS HELD BY
     NAME AND AGE        THE TRUST    SERVED      DURING THE PAST FIVE YEARS     TRUSTEE               TRUSTEE
                                     Trustee                                                 (furniture), Bassett
                                     since 1999                                              Mirror Company Inc. (glass
                                                                                             furniture); Trustee,
                                                                                             Nations Funds Family (2
                                                                                             other registered
                                                                                             investment companies)

                                                  PRINCIPAL OFFICERS

Robert H. Gordon         President   Indefinite   President of the Trust,          n/a       n/a
Age: 42                              term;        NFST and NSAT since Oct.
                                     President    2002; President of
                                     since 2002   Nations Balanced Target
                                                  Maturity Fund, Inc.,
                                                  Nations Government Income
                                                  Term Trust 2004, Inc.,
                                                  Nations Government Income
                                                  Term Trust 2003, Inc. and
                                                  Hatteras Income
                                                  Securities, Inc. since
                                                  March 1998; President and
                                                  Director, BACAP (or its
                                                  predecessors) since
                                                  February 1998; President,
                                                  BACAP since March 2002
                                                  and Co-Chairman of the
                                                  Board, since January
                                                  2000; Senior
                                                  Vice-President, BACAP (or
                                                  its predecessors)
                                                  1995-February 1998;
                                                  Senior Vice President,
                                                  Bank of America since
                                                  1993.

Edward D. Bedard         Chief       Indefinite   Chief Financial Officer          n/a       n/a
Age: 45                  Financial   term;        of the Trust, NFST and
                         Officer     Treasurer    NSAT since Jan. 2003;
                                     since 2003   Treasurer of the Trust,
                                                  NMIT and NSAT since Oct.
                                                  2002; Chief Financial
                                                  Officer of Nations
                                                  Balanced Target Maturity
                                                  Fund, Inc., Nations
                                                  Government Income Term
                                                  Trust 2004, Inc., Nations
                                                  Government Income Term
                                                  Trust 2003, Inc. and
                                                  Hatteras Income
                                                  Securities, Inc. since
                                                  March 1998; Director,
                                                  BACAP (or its
                                                  predecessors) since 1997;
                                                  Senior Vice President and
                                                  Chief Operating Officer,
                                                  BACAP since 1996; and
                                                  Chief Administrative
                                                  Officer and Treasurer,
                                                  BACAP since January 2000.
Gerald Murphy            Treasurer   Indefinite   Treasurer of the Trust,          n/a       n/a
Age: 43                              term;        NFST and NSAT since Jan.
                                     Treasurer    2003; Treasurer of
                                     since 2003   Nations Balanced Target
                                                  Maturity Fund, Inc.,
                                                  Nations Government Income
                                                  Term Trust 2004, Inc.,
                                                  Nations Government Income
                                                  Term Trust 2003, Inc. and
                                                  Hatteras Income
                                                  Securities, Inc. since
                                                  1999; Senior Vice
                                                  President, BACAP (or its
                                                  predecessors) since 1998;
                                                  Vice President, Citibank
                                                  1997-

                                                                                NUMBER OF
                                      TERM OF                                   FUNDS IN
                                     OFFICE AND                                   FUND
                         POSITION    LENGTH OF                                   COMPLEX
                         HELD WITH     TIME        PRINCIPAL OCCUPATION(s)     OVERSEEN BY   OTHER DIRECTORSHIPS HELD BY
     NAME AND AGE        THE TRUST    SERVED      DURING THE PAST FIVE YEARS     TRUSTEE               TRUSTEE
                                                  December 1998.

Robert B. Carroll        Secretary   Indefinite   Secretary of the Trust,      n/a           n/a
Age: 43                              term;        NFST and NSAT since Jan.
                                     Secretary    2003; Secretary of
                                     since 2003   Nations Balanced Target
                                                  Maturity Fund, Inc.
                                                  Nations Government Income
                                                  Term Trust 2003, Inc.,
                                                  Nations Government Income
                                                  Term Trust 2004, Inc. and
                                                  Hatteras Income
                                                  Securities, Inc. since
                                                  1997; Associate General
                                                  Counsel, Bank of America
                                                  Corporation since 1999;
                                                  Assistant General
                                                  Counsel, Bank of America
                                                  Corporation 1996-1999.

----------------

(1) Basis of Interestedness. Mr. Benson's step-son is an employee of Bank of America, the parent of BACAP. Mr. Sommers owns securities of Bank of America Corporation, the parent holding company of BACAP. Mr. Word is affiliated with a law firm which provides services to Bank of America and certain of its affiliates.

         BOARD COMMITTEES

         The Trust has an Audit Committee, Governance Committee and Investment Committee. The Audit Committee is responsible for: 1) overseeing the Master Portfolios' accounting and financial reporting processes and practices, its internal controls and, as appropriate, the internal controls of key service providers; 2) approving, and recommending to the full Board of Trustees for its approval in accordance with applicable law, the selection and appointment of an independent auditor for each Master Portfolio prior to the engagement of such independent auditor; 3) pre-approval of all permissible non-audit services provided to each Master Portfolio by its independent auditor, directly or by establishing pre-approval policies and procedures pursuant to which such services may be rendered, 4) pre-approval of all non-audit services provided by a Master Portfolio's independent auditor to the Master Portfolio's investment adviser and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Master Portfolio, if the engagement relates directly to the operations and financial reporting of the Master Portfolio; 5) attempting to identify, through reports from the auditor and discussions with management: conflicts of interest between management and the independent auditor as a result of employment relationships; the provision of prohibited non-audit services to a Master Portfolio by its independent auditor; violations of audit partner rotation requirements; and prohibited independent auditor compensation arrangements whereby individual auditors are compensated based on selling non-audit services to the Master Portfolio; 6) ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Master Portfolio; and engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; 7) meeting with the Master Portfolio's independent auditors and management, including private meetings, as appropriate; 8) reviewing the fees charged by the independent auditors for audit and non-audit services; 9) serving as a "qualified legal compliance committee" (as such term is defined in 17 CFR Part 205); 10) reporting its activities to the full Board on a regular basis and to make such recommendations with respect to the matters described above and other matters as the Committee may deem necessary or appropriate. The members of the Audit Committee are: Dr. Thomas Keller (Chair), Dr. Cornelius Pings and Charles B. Walker. The Audit Committee members are not "interested" persons (as defined in the 1940 Act).

         The primary responsibilities of the Governance Committee are, as set forth in its charter, to make recommendations to the Board on issues related to the Independent Trustees and the composition and operation of the Board, and communicate with management on those issues. The Governance Committee also evaluates and nominates Trustee candidates. The members of the Governance Committees are: William H. Grigg (Chair), William P. Carmichael, Carl E. Mundy, Jr. and Minor M. Shaw. The Governance Committee members are not "interested" persons (as defined in the 1940 Act). The Governance Committee generally does not consider unsolicited nominations to the Board.

         The primary responsibilities of the Investment Committee are, as set forth in its charter, to assist the Board in carrying out its oversight responsibilities in specific areas of investment management, both by acting as liaison between the full Board and the Adviser on investment matters, and by acting on behalf of the Board, on an interim basis, on investment issues in non-recurring or extraordinary circumstances when it is impractical to convene a meeting of the full Board. In carrying out these general responsibilities, the Investment Committee assists the Board in connection with issues relating to: the investment policies and procedures adopted for the Funds; appropriate performance benchmarks and other comparative issues; portfolio management staffing and other personnel issues of the Adviser; investment related compliance issues; possible exemptive applications or other relief necessary or appropriate with respect to investment matters; and other investment related matters referred from time to time to the Committee by the full Board. The Committee reports its activities to the full Board on a regular basis and are responsible for making such recommendations with respect to the matters described above and other matters as the Committee may deem necessary or appropriate. The members of the Investment Committees are: William P. Carmichael (Chair), Edmund L. Benson III, James B. Sommers and Thomas S. Word, Jr.

         BOARD COMPENSATION

         Trustees are compensated for their services to the Nations Funds Family on a complex-wide basis, and not on a per registered investment company or per fund basis, as follows:

-----------------------------------------------------------------------------------------
TRUSTEE                        ANNUAL RETAINER: $75,000

                               BOARD CHAIRMAN: Additional 25% of the base annual retainer.

                               TERMS: Payable in quarterly installments. Payable pro
                               rata for partial calendar year service. Allocated across
                               multiple registrants.

                               MEETING FEES: $7,000 per meeting for in-person meetings
                               (up to six meetings per calendar year) and $1,000 for
                               telephone meetings. Allocated across multiple registrants
                               convened at meetings.
-----------------------------------------------------------------------------------------
AUDIT COMMITTEE MEMBER         CHAIRMAN: Additional 10% of the combined base retainer
                               and all meeting fees as Trustee.

                               MEETING FEES: $1,000 per meeting if not held within one
                               calendar day before or after regularly scheduled Board
                               meetings. Allocated across multiple registrants convened
                               at meetings.
-----------------------------------------------------------------------------------------
GOVERNANCE COMMITTEE MEMBER    CHAIRMAN: Additional 10% of the combined retainer and all
                               meeting fees as Trustee.

                               MEETING FEES: $1,000 per meeting if not held within one
                               calendar day before or after regularly scheduled Board
                               meetings. Allocated across multiple registrants convened
                               at meetings.
-----------------------------------------------------------------------------------------
INVESTMENT COMMITTEE MEMBER    CHAIRMAN: Additional 10% of the combined retainer and all
                               meeting fees as Trustee.

                               MEETING FEES: $1,000 per meeting if not held within one
                               calendar day before or after regularly scheduled Board
                               meetings. Allocated across multiple registrants convened
                               at meetings.

           COMPENSATION TABLE FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                   Pension or           Estimated      Total Compensation
                               Aggregate       Retirement Benefits       Annual        from the Nations
                             Compensation      Accrued as Part of     Benefits Upon    Funds Complex Paid
   Name of Trustee        from the Trust(1)      Fund Expenses          Retirement     to Directors(2)(3)
---------------------------------------------------------------------------------------------------------
                                           INDEPENDENT TRUSTEES
---------------------------------------------------------------------------------------------------------
William P. Carmichael           12,988                 --                  --               119,431
---------------------------------------------------------------------------------------------------------
William H. Grigg                13,473                 --                  --               140,800
---------------------------------------------------------------------------------------------------------
Thomas F. Keller                13,225                 --                  --               138,100
---------------------------------------------------------------------------------------------------------
Carl E. Mundy                   12,136                 --                  --               112,000
---------------------------------------------------------------------------------------------------------
Cornelius J. Pings              12,023                 --                  --               111,000
---------------------------------------------------------------------------------------------------------
Minor Mickel Shaw                    0                 --                  --                     0
---------------------------------------------------------------------------------------------------------
A. Max Walker                   15,029                 --                  --               159,250
---------------------------------------------------------------------------------------------------------
Charles B. Walker               12,023                 --                  --               111,000
---------------------------------------------------------------------------------------------------------
                                           INTERESTED TRUSTEES
---------------------------------------------------------------------------------------------------------
Edmund L. Benson, III           12,023                 --                  --               111,000
---------------------------------------------------------------------------------------------------------
Robert H. Gordon                    --                 --                  --                    --

                                                   Pension or           Estimated      Total Compensation
                              Aggregate        Retirement Benefits       Annual        from the Nations
                            Compensation       Accrued as Part of     Benefits Upon    Funds Complex Paid
   Name of Trustee        from the Trust(1)      Fund Expenses          Retirement     to Directors(2)(3)
---------------------------------------------------------------------------------------------------------
James B. Sommers                12,023                 --                  --               111,000
---------------------------------------------------------------------------------------------------------
Thomas S. Word, Jr.             12,023                 --                  --               111,000

--------------------

         (1)All Trustees receive reasonable reimbursements for expenses related to their attendance at meetings of the Board. Except to the extent that William
P. Carmichael, as Chairman of the Board, can be deemed to be an officer of the Trust, no officer of the Trust receives direct remuneration from the Trust for serving in such capacities.

         (2) Messrs. Grigg, Keller and A.M. Walker currently receive compensation from 7 investment companies that are deemed to be part of the Nations Funds "fund complex," as that term is defined under Item 13 of Form N-1A. Messrs. Benson, Carmichael, C. Walker, Sommers, Mundy and Word currently receive compensation from 3 investment companies deemed to be part of the Nations Funds complex.

         (3) Total compensation amounts include deferred compensation payable to or accrued for the following Trustees: Edmund L. Benson, III $52,373; William P. Carmichael $108,733; Thomas F. Keller $115,219; James B. Sommers $10,475; and Thomas S. Word, Jr. $104,746.

         RETIREMENT PLAN

         On November 29, 2001, the Board approved the termination of the Nations Funds Retirement Plan effective January 1, 2002. The eligible Trustees had the option of a rollover into the Nations Funds Deferred Compensation Plan on January 1, 2002 or to take a lump sum distribution, including interest, on January 1, 2003. The estimated annual benefits upon retirement stated above reflect the five year payout period, but will be paid out in a lump sum as the options state above.

         Under the terms of the Nations Funds Retirement Plan, which although now terminated was in effect through December 31, 2001, each eligible Trustee may be entitled to certain benefits upon retirement from the board of one or more of the Funds in the Nations Funds Fund Complex. Pursuant to the Retirement Plan, the normal retirement date is the date on which an eligible director has attained age 65 and has completed at least five years of continuous service with one or more of the Funds. If a director retires before reaching age 65, no benefits are payable. Each eligible director is entitled to receive an annual benefit from the Funds equal to 5% of the aggregate directors' fees payable by the Funds during the calendar year in which such director's retirement occurs multiplied by the number of years of service (not in excess of ten years of service) completed with respect to any of the Funds. Such benefit is payable to each eligible director in quarterly installments for a period of no more than five years. If an eligible director dies after attaining age 65, such director's surviving spouse (if any) will be entitled to receive 50% of the benefits that would have been paid (or would have continued to have been paid) to the director if he had not died. The Retirement Plan is unfunded. The benefits owed to each director are unsecured and subject to the general creditors of the Funds.

         NATIONS FUNDS DEFERRED COMPENSATION PLAN

         Under the terms of the Nations Funds Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan"), each Trustee may elect, on an annual basis, to defer all or any portion of the annual board fees (including the annual retainer and all attendance fees) payable to the Trustee for that calendar year. An application was submitted to and approved by the SEC to permit deferring Trustees to elect to tie the rate of return on fees deferred pursuant to the Deferred Compensation Plan to one or more of certain investment portfolios of certain Funds. Distributions from the deferring Trustees' deferral accounts will be paid in cash, in generally equal quarterly installments over a period of five years beginning on the first day of the first calendar quarter following the later of the quarter in which the Trustee attains age 65 or the quarter in which the Trustee terminates service as Trustee of the Funds. The Board, in its sole discretion, may accelerate or extend such payments after a Trustee's termination of service. If a deferring Trustee dies prior to the commencement of the distribution of amounts in his deferral account, the balance of the deferral account will be distributed to his designated beneficiary in a lump sum as soon as practicable after the Trustee's death. If a deferring Trustee dies after the commencement of such distribution, but prior to the complete distribution of his deferral account, the balance of the amounts credited to his deferral account will be distributed to his designated beneficiary over the remaining period during which such amounts were distributable to the Trustee. Amounts payable under the Deferred Compensation Plan are not funded or secured in any way and deferring Trustees have the status of unsecured creditors of the Trust.

         BENEFICIAL EQUITY OWNERSHIP INFORMATION

         As of the date of this SAI, Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust.

         The table below shows for each Trustee, the amount of Master Portfolio interests beneficially owned by the Trustee and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: A = $0; B = $1-$10,000; C = $10,001-$50,000; D =
$50,001-$100,000; and E = over $100,000.

         Beneficial Equity Ownership in Nations Funds FamilyCalendar Year Ended December 31, 2002

                         DOLLAR RANGE OF EQUITY SECURITIES OF A MASTER    AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
      TRUSTEE                              PORTFOLIO                                OF NATIONS FUNDS FAMILY
---------------------------------------------------------------------------------------------------------------------
                                                 INDEPENDENT TRUSTEES
---------------------------------------------------------------------------------------------------------------------
William P. Carmichael              All Master Portfolios - A                                   E

---------------------------------------------------------------------------------------------------------------------
William H. Grigg                  All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------
Thomas F. Keller                  All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------
Carl E. Mundy                     All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------
Cornelius J. Pings                All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------
A. Max Walker                     All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------
Charles B. Walker                 All Master Portfolios - A                                    A

---------------------------------------------------------------------------------------------------------------------
                                                 INTERESTED TRUSTEES
---------------------------------------------------------------------------------------------------------------------
Edmund L. Benson, III             All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------
Robert H. Gordon                  All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------
James B. Sommers                  All Master Portfolios - A                                    E

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Thomas S. Word, Jr.               All Master Portfolios - A                                    E

         OWNERSHIP OF SECURITIES OF ADVISER, DISTRIBUTOR, OR RELATED ENTITIES

         None of the Independent Trustees and/or their immediate family members own securities of the adviser, the distributor, or any entity controlling, controlled by, or under common control with the adviser or the distributor.

         DISCLOSURE OF OTHER TRANSACTIONS INVOLVING TRUSTEES

         Mr. Grigg has an individual retirement account and two revocable trust brokerage accounts maintained at Bank of America and for which Bank of America serves as trustee. Mr. Grigg also maintains a brokerage account at Bank of America with a value of approximately $600,000.

         Mr. Keller has opened a line of credit with Bank of America, the maximum amount under which is $100,000. Mr. Keller also maintains a brokerage account at Bank of America with at value of approximately $50,000.

         Mr. Word maintains an individual retirement account, managed on a discretionary basis, by Bank of America valued in excess of $300,000.

         APPROVAL OF ADVISORY AND SUB-ADVISORY AGREEMENTS

         Under Section 15(c) of the Investment Company Act of 1940, the Board is generally required to approve annually the Advisory Agreements for the Master Portfolios. At each quarterly meeting, the Board reviews, among other information, performance data and information about the nature and quality of services provided by the Advisers. Then, at least annually, the Board is provided with additional quantitative and qualitative information to assist it in evaluating whether to approve the continuance of the Advisory Agreements. This information includes comparative fee information, profitability information, performance data, a description of the investment approach and style, experience and management resources of the Advisers and information about the financial condition of the Advisers.

         In approving the Advisory Agreements, the Board reviewed detailed statistical information regarding the performance and expenses of the Master Portfolios and was provided with a description of the methodology used to prepare this information. For comparative purposes, the Board reviewed performance information for a group of Master Portfolios that was similar to each Master Portfolio ("Peer Group"), the relevant universe of Master Portfolios provided by Lipper Inc., an independent provider of investment company data (the "Lipper Universe"), and an appropriate broad-based market index. The Board also reviewed data relating to the volatility of each Master Portfolio as compared to its total return. The Board also reviewed, for each Master Portfolio as compared to its Peer Group and Lipper Universe, the: (i) combined advisory and administration fees both before and after fee waivers and/or expense reimbursements; (ii) actual expense ratios; (iii) maximum contractual advisory fees permitted under the Advisory Agreement (excluding fee waivers and/or expense reimbursements); and (iv) data showing the impact of breakpoints on contractual advisory fees as assets increase, noting that only one Master Portfolio currently utilizes a breakpoint structure.

         During its review, the Board considered the advisory and other fees paid by the Master Portfolios to BACAP and BA Advisors (the previous primary investment adviser to the Master Portfolios, together with BACAP the "Primary Adviser") for advisory and other services it provides to the Master Portfolios, as well as fees paid by the Primary Adviser to the other Advisers for services they provide to the Master Portfolios. The Board also reviewed information pertaining to the fee structure for each Master Portfolio and considered whether alternative fee structures (such as breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that might accrue from increases in a Master Portfolio's asset levels.

         The Board reviewed the fee waiver and/or expense reimbursement arrangements currently in place for most of the Master Portfolios. Specifically, the Board received a report showing the impact of such waivers and/or reimbursements, and considered what the expense ratios of the Master Portfolios would be absent the waivers and/or reimbursements. The Board reviewed the Master Portfolios that currently do not have fee waiver and/or expense reimbursement arrangements, and considered whether waivers and/or reimbursements would be appropriate for such Master Portfolios given their current fees and expenses as compared to their Peer Groups and Lipper Universes. Additionally, the Boards were provided with information about fees charged by the Advisers to other similar clients or accounts.

         The Board considered "fall-out" or ancillary benefits received by each Adviser and its affiliates as a result of its relationship with the Master Portfolios. Such benefits could include, among others, benefits attributable to an Adviser's relationship with the Master Portfolios (such as soft-dollar credits) and benefits potentially derived from an increase in an Adviser's business as a result of its relationship with the Master Portfolios (such as the ability to market to shareholders other financial products offered by the Adviser).

         Each Adviser's most recent Form ADV was made available to the Board. The Board analyzed each Adviser's background and the scope and nature of the services that it provides to the Master Portfolios. Among other things, the Board reviewed the investment experience of each Adviser. The Board was advised that the Primary Adviser has established an investment program for each Master Portfolio and either makes, or supervises and evaluates the various sub-advisers who make, the day-to-day investment decisions for the Master Portfolios. The Board was further advised that, for sub-advised Master Portfolios, the Primary Adviser has expertise in hiring and overseeing the activities of sub-advisers in the various asset classes and, where relevant, the ability to oversee multiple sub-advisers with different investment approaches and styles. The Board also was advised that the Primary Adviser's responsibilities include monitoring of each Master Portfolio's compliance with federal securities laws and regulations. The Board reviewed the Advisers' compliance procedures, including the Advisers' policies relating to their respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures relating to the Master Portfolios' portfolio investments and operations, the process for monitoring and evaluating third-party services, maintenance of books and records of the Master Portfolios and the Advisers. The Board also received and reviewed information on all SEC and other regulatory inquiries or audits of the Advisers. The Board also considered the background and experience of the senior management of each Adviser and the expertise of, and amount of attention given to the Master Portfolios by, investment analysts and both junior and senior investment personnel of each Adviser.

         Before approving the Advisory Agreements, the Board reviewed a detailed profitability analysis of the Primary Adviser based on the fees payable under the Advisory Agreements, including any fee waivers or fee caps, as well as other relationships between the Master Portfolios on the one hand and the Primary Adviser and its affiliates on the other. The Board also received profitability information for the other Advisers as applicable for each Master Portfolio. In approving BACAP as the Primary Adviser to the Master Portfolios, the Board considered the fact that most Master Portfolios would be transitioning from a two-tiered advisory structure with BA Advisors serving as Primary Adviser and BACAP serving as investment sub-adviser, to a single-tiered structure with only BACAP serving as the Primary Adviser. The Board analyzed each Master Portfolio's contractual fees, including investment advisory and sub-advisory fees, administration fees, shareholder servicing fees and Rule 12b-1 distribution fees, as well as the contractual fee caps that are in place for most of the Master Portfolios.

         In addition to the above considerations, the Board analyzed certain factors relating specifically to sub-advisers and BACAP for Master Portfolios that do not have a sub-adviser (each a "Portfolio Adviser"). For example, the Board considered each Portfolio Adviser's investment approach and style, research capabilities, means for executing portfolio transactions and scope of investment services. The Board analyzed the degree to which each Portfolio Adviser's investment approach and style are suited to the Master Portfolio(s) it manages, and received information about the sources of its investment research and analysis. The Board reviewed the qualifications, backgrounds and responsibilities of the individuals primarily responsible for performing investment services for the Master Portfolios. The Board also reviewed each Portfolio Adviser's procedures for selecting brokers to execute portfolio transactions for the Master Portfolios, including the factors considered in selecting a broker to execute portfolio transactions and any soft dollar arrangements. The Board considered the standards applied and performance achieved in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, any benefits that may be achieved by using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls applicable to brokerage allocation procedures. The Board reviewed each Portfolio Adviser's method for allocating portfolio investment opportunities among the Master Portfolios and other advisory clients.

         Finally, in evaluating the Advisers, the Board was informed that the Advisers have the size, visibility and resources to attract and retain highly qualified investment professionals, including research, advisory, or marketing personnel. Similarly, the Board reviewed each entity's ability to provide a competitive compensation package, including incentive and retirement plans, to its employees. In addition, the Board reviewed recent and anticipated hirings and departures of key personnel, the Advisers' policies relating to assignment of key personnel to the Master Portfolios, and the general nature of the compensation structure applicable key personnel, including portfolio managers.

         Based on the above analysis, the Board, including the Independent Trustees assisted by independent legal counsel, determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination was based on the factors more fully discussed above, including: (i) the advisory fees paid by the Master Portfolios compared to other similar Master Portfolios; (ii) each Adviser's background and experience; (iii) the quality of services provided by each of the Advisers; and
(iv) the level of profits realized by the Advisers from their advisory arrangement with the Master Portfolios.

         CODES OF ETHICS

         The Trust, each Adviser and BACAP Distributors have adopted a Code of Ethics which contains policies on personal securities transactions by "access persons," including portfolio managers and investment analysts. These Codes of Ethics substantially comply in all material respects with recently amended Rule 17j-1 under the 1940 Act, which among other things provides that the Board must review each Code of Ethics at least annually.

         The Codes of Ethics, among other things, prohibit each access person from purchasing or selling securities when such person knows or should have known that, at the time of the transaction, the security (i) was being considered for purchase or sale by a Master Portfolio, or (ii) was being purchased or sold by a Master Portfolio. For purposes of the Codes of Ethics, an access person means (i) a director or officer of the Trust, (ii) any employee of the Trust (or any company in a control relationship with the Trust) who, in the course of his/her regular duties, obtains information about, or makes recommendations with respect to, the purchase or sale of securities by the Trust, and (iii) any natural person in a control relationship with the Trust who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities. Master Portfolio managers and other persons who assist in the investment process are subject to additional restrictions, including a requirement that they disgorge to the Trust any profits realized on short-term trading (i.e., the purchase/sale or sale/purchase of securities within any 60-day period). The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the Codes of Ethics generally require access persons, other than Independent Trustees, submit reports to the Trust's designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The Codes of Ethics for the Trust, Advisers and BACAP Distributors are on public file with, and are available from, the SEC.

                      PROXY VOTING POLICIES AND PROCEDURES

         For a copy of the policies and procedures that are used to determine how to vote proxies relating to portfolio securities held by the Funds (except the Money Market Funds), see Appendix C to this SAI. In addition, a description or a copy of the policies and procedures used by each Adviser, on behalf of the Fund(s) it advises, to determine how to vote proxies relating to portfolio securities held by such Fund(s) is also included at Appendix C to the SAI.

                   CONTROL PERSONS AND PRINCIPAL HOLDERS OF
                                  SECURITIES

         As of July 5, 2003, the name, address and percentage of ownership is shown below for each person who may be deemed to be a principal holder (i.e., owns of record or is known by the Trust to own beneficially 5% or more of a Master Portfolio's outstanding shares). The Feeder Funds shown below may be deemed a "control person" (as that term is defined in the 1940 Act) of its corresponding Master Portfolio, in that it is deemed to beneficially own greater than 25% of the outstanding beneficial interests of a Master Portfolio by virtue of its fiduciary or trust roles.

                                                                                      AMOUNT OF BENEFICIAL   PERCENTAGE
                                                                                        INTERESTS OWNED;     OF MASTER
         MASTER PORTFOLIO                            NAME AND ADDRESS                  TYPE OF OWNERSHIP     PORTFOLIO
         ----------------                            ----------------                  -----------------     ---------
Intermediate Bond Master Portfolio     Nations Intermediate Bond Fund                     728,772,721.91       96.12%
                                       c/o BACAP Distributors LLC
                                       101 South Tryon Street
                                       Charlotte, NC 28255

Strategic Growth Master Portfolio      Nations Strategic Growth Fund                    1,796,737,849.29       98.66%

                                                                                               AMOUNT OF BENEFICIAL   PERCENTAGE
                                                                                                 INTERESTS OWNED;     OF MASTER
         MASTER PORTFOLIO                                     NAME AND ADDRESS                  TYPE OF OWNERSHIP     PORTFOLIO
         ----------------                                     ----------------                  -----------------     ---------
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

International Equity Master                     Nations International Equity Fund                     535,374,870         100%
Portfolio                                       c/o Stephens Inc.
                                                101 South Tryon Street
                                                Charlotte, NC 28255

International Value Master Portfolio            Nations International Value Fund                 2,926,848,532.60       83.70%
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

                                                Banc of America Capital Management Funds VII          614,426,869       15.04%
                                                101 South Tryon Street
                                                Charlotte, NC 28255

Marsico Growth Master Portfolio                 Nations Marsico Growth Fund                        823,720,765.96       96.21%
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

Marsico Focused Equities Master Portfolio       Nations Marsico Focused Equities Fund            2,044,623,949.99       98.32%
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

Marsico 21st Century Master Portfolio           Nations Marsico 21st Century Fund                      61,416,819         100%
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

Marsico International Opportunities             Nations Marsico International                          11,500,677         100%
Master Portfolio                                Opportunities Fund
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

High Yield Bond Master Portfolio                Nations High Yield Bond Fund                     1,057,191,983.88       94.68%
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

SmallCap Value Master Portfolio                 Nations SmallCap Value Fund                            29,100,560         100%
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

High Yield Portfolio                            Nations Strategic Income Fund                          69,124,713         100%
                                                c/o BACAP Distributors LLC
                                                101 South Tryon Street
                                                Charlotte, NC 28255

         As of July 5, 2003, the amount of beneficial interests of any Master Portfolio by the Trustees and officers as a group was less than 1% of any class of shares of a Master Portfolio.

                     INVESTMENT ADVISORY AND OTHER SERVICES

         INVESTMENT ADVISER AND SUB-ADVISERS

         BACAP is the primary investment adviser to the Master Portfolios.

         BACAP also serves as the investment adviser to the portfolios of NFST and NSAT, registered investment companies that are part of the Nations Funds Family. In addition, BACAP serves as the investment adviser to Hatteras Income Securities, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and Nations Balanced Target Maturity Fund, Inc., each a closed-end diversified management investment company traded on the NYSE.

         BACAP is a wholly-owned subsidiary of Bank of America, which in turn is a wholly-owned banking subsidiary of Bank of America Corporation, a financial services holding company organized as a Delaware corporation. The principal office of BACAP is One Bank of America Plaza, Charlotte, N.C. 28255.

         Marsico Capital is investment sub-adviser to the Marsico 21st Century Master Portfolio, Marsico Focused Equities Master Portfolio, Marsico Growth Master Portfolio and Marsico International Opportunities Master Portfolio. It is also co-investment sub-adviser to International Equity Master Portfolio. Marsico Capital is located at 1200 17th Street, Suite 1300, Denver, CO 80202. Thomas F. Marsico is Chairman and Chief Executive Officer of Marsico Capital. Prior to forming Marsico Capital in September 1997, Mr. Marsico had 18 years of experience as a securities analyst/portfolio manager. Marsico Capital is a wholly-owned subsidiary of Bank of America.

         Since 1874, Bank of America and its predecessors have been managing money for foundations, universities, corporations, institutions and individuals. Today, Bank of America affiliates collectively manage in excess of $275 billion, including more than $148 billion in mutual fund assets. It is a company dedicated to a goal of providing responsible investment management and superior service. Bank of America is recognized for its sound investment approaches, which place it among the nation's foremost financial institutions. Bank of America and its affiliates make available a wide range of financial services to its over 6 million customers through over 1700 banking and investment centers.

         Brandes is the investment sub-adviser to Global Value Fund and International Value Master Portfolio. Brandes Investment Partners, LLC is 100% beneficially owned either directly or indirectly, by senior professionals of the firm. The principal offices of Brandes are located at 11988 El Camino Real, Suite 500, San Diego, California 92130.

         MacKay Shields is the investment sub-adviser to the Nations High Yield Bond Master Portfolio. MacKay Shields is located at 9 West 57th Street, New York, NY 10019.

         INVESCO, with principal offices located at 1360 Peachtree Street, N.E., Atlanta, Georgia 30309, was founded in 1997 as a division of INVESCO Global a publicly traded investment management firm located in London, England, and a wholly-owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company also located in London, England that, through its subsidiaries, engages in international investment management. INVESCO's International Equity Portfolio Management Team is responsible for the day-to-day investment decisions for INVESCO's managed portion of the assets of the International Equity Master Portfolio.

         Putnam Investment Management, LLC, with principal offices located at One Post Office Square, Boston, Massachusetts 02109, is a wholly-owned subsidiary of Putnam Investments, LLC, an investment management firm founded in 1937 which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages, through its subsidiaries in the business of insurance brokerage, investment management and consulting. Putnam's Core International Equity Group is responsible for the day-to-day investment decisions for Putnam's managed portion of the assets of the International Equity Master Portfolio.

         INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS

         Pursuant to the terms of the Trust's Investment Advisory Agreement, BACAP, as investment adviser to the Master Portfolios, is responsible for the overall management and supervision of the investment management of each Master Portfolio and it selects and manages the investments of the Master Portfolios for which no sub-adviser is employed. For those Master Portfolios that do have investment sub-advisers, pursuant to the terms of the Trust's respective Investment Sub-Advisory Agreements, the sub-advisers select and manage the respective investments of the Master Portfolios for which they serve as sub-adviser. Each Adviser performs its duties subject at all times to the control of the Board and in conformity with the stated policies of each Master Portfolios. The Investment Advisory Agreement and Investment Sub-Advisory Agreements are sometimes referred to as the "Advisory Agreements."

         The Advisory Agreements generally provide that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of an Adviser's obligations or duties thereunder, or any of its respective officers, directors, employees or agents, the Adviser shall not be subject to liability to a Company or to any interestholder of the Trust for any act or omission in the course of rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         Each Advisory Agreement became effective with respect to a Master Portfolio after approved by the Board, and after an initial two year period, continues from year to year, provided that such continuation of the Advisory Agreement is specifically approved at least annually by the Board, including its Independent Board Members. The respective Advisory Agreement terminates automatically in the event of its assignment, and is terminable with respect to a Master Portfolio at any time without penalty by the Trust (by vote of the Board or by vote of a majority of the outstanding voting securities of the Master Portfolio) or by BACAP on 60 days' written notice.

         The Master Portfolios pay BACAP an annual fee for its investment advisory services, as set forth in the Investment Advisory Agreements. The fee is calculated as a percentage of the average daily net assets of each Master Portfolio and is paid monthly. For those Master Portfolios that have investment sub-advisers, BACAP, in turn, from these fees it receives, pays investment sub-advisers for the services they provide to each Master Portfolio based on the percentage of the average daily net assets of each Master Portfolio, as set forth in the Investment Sub-Advisory Agreements.

         BACAP also may pay amounts from its own assets to BA Distributors or to selling or servicing agents for services they provide. The investment advisory agreements and the investment sub-advisory agreements for the Master Portfolios are generally similar to the Advisory Agreements.

         ADVISORY FEE RATES

         The maximum advisory fee rate payable by a Master Portfolio, along with the actual advisory fee rate (after taking into account any waivers) paid by a Master Portfolio last fiscal year, are shown in the Funds' prospectuses.

         ADVISORY FEES PAID

         As of January 1, 2003, BACAP replaced BA Advisors as investment adviser to the Master Portfolios. Prior to January 1, 2003, BA Advisors served as investment adviser to the Master Portfolios. Accordingly, the advisory fees paid by the Master Portfolios for the fiscal year ended March 31, 2003 as shown below, were paid to BACAP for the period between January 1, 2003 and March 31, 2003 and to BA Advisors for the period April 1, 2002 and December 31, 2002.

                                                             Net         Amount      Reimbursed
                                                         Amount Paid     Waived      by Adviser
                                                         -----------    ---------    ----------
High Yield Bond Master Portfolio                          2,432,911            --        --
High Yield Portfolio**                                          n/a           n/a       n/a
Intermediate Bond Master Portfolio                        2,578,927            --        --
International Equity Master Portfolio                     4,400,702            --        --
Marsico International Opportunities Master Portfolio        306,406            --        --
International Value Master Portfolio                     29,626,535     2,247,596        --
Marsico Growth Master Portfolio                           3,934,953            --        --

                                                             Net         Amount      Reimbursed
                                                         Amount Paid     Waived      by Adviser
                                                         -----------    ---------    ----------
Marsico Focused Equities Master Portfolio                12,127,573            --        --
Marsico 21st Century Master Portfolio                       412,447            --        --
SmallCap Value Master Portfolio*                                n/a           n/a       n/a
Strategic Growth Master Portfolio                        10,894,470            --        --

*There are no amounts shown for the Master Portfolio because it has not yet completed a full fiscal year.

**BA Advisors does not receive any advisory fees for managing these portfolios; advisory fees are paid at the Feeder Fund/investor level.

         BA Advisors (or its predecessor) received fees from the Master Portfolios for its services as reflected in the following chart, which shows the net advisory fees paid to BA Advisors, the advisory fees waived and expense reimbursements, where applicable, for the fiscal year ended March 31, 2002.

                                                             Net         Amount      Reimbursed
                                                         Amount Paid     Waived      by Adviser
                                                         -----------     -------     ----------
High Yield Bond Master Portfolio                         $ 1,056,755           0          0
High Yield Portfolio**                                           n/a         n/a        n/a
Intermediate Bond Master Portfolio                           719,176           0          0
International Equity Master Portfolio                      4,887,814           0          0
Marsico International Opportunities Master Portfolio          57,209           0          0
International Value Master Portfolio                      22,143,000     856,698          0
Marsico Growth Master Portfolio                            3,755,395           0          0
Marsico Focused Equities Master Portfolio                 13,056,375           0          0
Marsico 21st Century Master Portfolio                        552,016           0          0
SmallCap Value Master Portfolio*                                 n/a         n/a        n/a
Strategic Growth Master Portfolio*                               n/a         n/a        n/a

*There are no amounts shown for this Master Portfolio because it had not yet completed a full fiscal year.

**BA Advisors does not receive any advisory fees for managing these portfolios; advisory fees are paid at the Feeder Fund/investor level.

         BA Advisors (or its predecessor) received fees from the Master Portfolios for its services as reflected in the following chart, which shows the net advisory fees paid to BA Advisors, the advisory fees waived and expense reimbursements, where applicable, for the fiscal year ended March 31, 2001.

                                                             Net         Amount       Reimbursed
                                                         Amount Paid     Waived       by Adviser
                                                         -----------    ---------     ----------
High Yield Bond Master Portfolio                            207,035             0          0
High Yield Portfolio**                                          n/a           n/a        n/a
Intermediate Bond Master Portfolio                          478,158             0          0
International Equity Master Portfolio                     7,605,647             0          0
International Value Master Portfolio                     10,415,621     1,301,950          0
Marsico Growth Master Portfolio                           4,704,076             0          0
Marsico Focused Equities Master Portfolio                17,179,527             0          0
Marsico 21st Century Master Portfolio*                          n/a           n/a        n/a
Marsico International Opportunities Master Portfolio*           n/a           n/a        n/a
SmallCap Value Master Portfolio*                                n/a           n/a        n/a
Strategic Growth Master Portfolio*                              n/a           n/a        n/a

*There are no amounts shown for this Master Portfolio because it had not yet completed a full fiscal year.

**BA Advisors does not receive any advisory fees for managing these portfolios; advisory fees are paid at the Feeder Fund/investor level.

         SUB-ADVISORY FEE RATES

         The maximum advisory fee rate payable by a Master Portfolio, along with the actual advisory fee rate (after taking into account any waivers) paid by a Master Portfolio last fiscal year, are shown in the Funds' prospectuses. BACAP, from the fees that it receives, pays the Master Portfolios' investment sub-advisers. The rates at which the various investment sub-advisers are paid are reflected in the related Investment Sub-Advisory Agreements (or the investment sub-advisory agreement with the Master Portfolios), which have been filed with the SEC on the Form N-1A registration statement for NFST (or the

Trust, if a Master Portfolio). An investor may view these filings by going to the SEC's website (www.sec.gov).

         SUB-ADVISORY FEES PAID

         The Master Portfolios' investment sub-advisers (or their predecessors) received sub-advisory fees for their services as reflected in the following chart, which shows the net sub-advisory fees paid to the indicated sub-adviser, the sub-advisory fees waived and expense reimbursements where applicable for the fiscal year ended March 31, 2003. Sub-advisory fees paid by BACAP (or its predecessor) to affiliated sub-advisers are not required to be shown; accordingly, sub-advisory fees paid to Marsico Capital are not shown separately.

                                                             Net        Amount    Reimbursed
                                                         Amount Paid    Waived    by Adviser
                                                         -----------    ------    ----------
High Yield Bond Master Portfolio                          1,623,884         0            0
High Yield Portfolio**                                          n/a       n/a          n/a
Intermediate Bond Master Portfolio                              n/a       n/a          n/a
International Equity Master Portfolio
         INVESCO                                          1,062,928         0            0
         Marsico Capital                                        n/a       n/a          n/a
         Putnam                                           1,079,533         0            0
Marsico International Opportunities Master Portfolio            n/a       n/a          n/a
International Value Master Portfolio                     17,693,421         0            0
Marsico Growth Master Portfolio                                 n/a       n/a          n/a
Marsico Focused Equities Master Portfolio                       n/a       n/a          n/a
Marsico 21st Century Master Portfolio                           n/a       n/a          n/a
SmallCap Value Master Portfolio                                 n/a       n/a          n/a
Strategic Growth Master Portfolio                               n/a       n/a          n/a

**Investment sub-advisers do not receive any sub-advisory fees for managing these portfolios; sub-advisory fees are paid at the Feeder Fund/investor level.

         The Master Portfolios' investment sub-advisers (or their predecessors) received sub-advisory fees for their services as reflected in the following chart, which shows the net sub-advisory fees paid to the indicated sub-adviser, the sub-advisory fees waived and expense reimbursements where applicable for the fiscal year ended March 31, 2002. Sub-advisory fees paid by BACAP (or its predecessor) to affiliated sub-advisers are not required to be shown; accordingly, sub-advisory fees paid to Marsico Capital are not shown separately.

                                                             Net        Amount    Reimbursed
                                                         Amount Paid    Waived    by Adviser
                                                         -----------    ------    ----------
High Yield Bond Master Portfolio                         $   740,668       0            0
High Yield Portfolio**                                           n/a     n/a          n/a
Intermediate Bond Master Portfolio                               n/a     n/a          n/a
International Equity Master Portfolio                      3,469,272       0            0
Marsico International Opportunities Master Portfolio             n/a     n/a          n/a
International Value Master Portfolio                      12,779,140       0            0
Marsico Growth Master Portfolio                                  n/a     n/a          n/a
Marsico Focused Equities Master Portfolio                        n/a     n/a          n/a
Marsico 21st Century Master Portfolio                            n/a     n/a          n/a
SmallCap Value Master Portfolio                                  n/a     n/a          n/a
Strategic Growth Master Portfolio                                n/a     n/a          n/a

**Investment sub-advisers do not receive any sub-advisory fees for managing these portfolios; sub-advisory fees are paid at the Feeder Fund/investor level.

The Funds' Investment Sub-Advisers (or their predecessors) received sub-advisory fees from BA Advisors for their services as reflected in the following chart, which shows the net sub-advisory fees paid to the indicated sub-adviser, the advisory fees waived and expense reimbursements where applicable for the fiscal year ended March 31, 2001.

                                                             Net        Amount    Reimbursed
                                                         Amount Paid    Waived    by Adviser
                                                         -----------    ------    ----------
Intermediate Bond Master Portfolio                              n/a       n/a        n/a
International Equity Master Portfolio                     4,923,656         0          0

                                                             Net        Amount    Reimbursed
                                                         Amount Paid    Waived    by Adviser
                                                         -----------    ------    ----------
         INVESCO                                          1,575,243         0          0
         Marsico Capital                                        n/a       n/a        n/a
         Putnam                                           1,824,895         0          0
International Value Master Portfolio                      6,522,895         0          0
Marsico Growth Master Portfolio                                 n/a       n/a        n/a
Marsico Focused Equities Master Portfolio                       n/a       n/a        n/a
Marsico 21st Century Master Portfolio*                          n/a       n/a        n/a
Marsico International Opportunities Master Portfolio*           n/a       n/a        n/a
SmallCap Value Master Portfolio*                                n/a       n/a        n/a
Strategic Growth Master Portfolio*                              n/a       n/a        n/a
High Yield Bond Master Portfolio                            147,158         0          0
High Yield Portfolio**                                          n/a       n/a        n/a

*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.

**Investment sub-advisers do not receive any sub-advisory fees for managing these portfolios; sub-advisory fees are paid at the Feeder Fund/investor level.

         ADMINISTRATOR AND SUB-ADMINISTRATOR

         BACAP Distributors serves as Administrator of the Trust. The Administrator serves under an Administration Agreement which provides that the Administrator may receive, as compensation for its services, fees, computed daily and paid monthly, at the annual rate of: 0.05% of the average daily net assets of the Master Portfolios, except Marsico Focused Equities Master Portfolio, Marsico Growth Master Portfolio, Marsico 21st Century Master Portfolio, Marsico International Opportunities Master Portfolio and High Yield Portfolio, which are at the annual rate of: 0.10%. BACAP Distributors also may pay amounts from its own assets to selling or servicing agents for services they provide.

         Pursuant to the Administration Agreement, BACAP Distributors has agreed to, among other things, (i) maintain office facilities for the Master Portfolios, (ii) furnish statistical and research data, data processing, clerical, and internal executive and administrative services to the Trust, (iii) furnish corporate secretarial services to the Trust, including coordinating the preparation and distribution of materials for Board meetings, (iv) coordinate the provision of legal advice to each the Trust with respect to regulatory matters, (v) coordinate the preparation of reports to each Master Portfolio's interestholders and the SEC, including annual and semi-annual reports, (vi) coordinate the provision of services to the Trust by the Transfer Agent, Sub-Transfer Agent and the Custodian, and (vii) generally assist in all aspects of the Trust's operations, (viii) provide accounting and bookkeeping services for the Master Portfolios, (ix) compute each Master Portfolio's net asset value and net income, (x) accumulate information required for the Trust's reports to shareholders and the SEC, (xi) prepare and file the Trust's federal and state tax returns, (xii) perform monthly compliance testing for the Trust, and (xiii) prepare and furnish the Trust monthly broker security transaction summaries and transaction listings and performance information.

         The Administration Agreement may be terminated by a vote of a majority of the Board or by BACAP Distributors on 60 days' written notice without penalty. The Administration Agreement is not assignable without the written consent of the other party. Furthermore, the Administration Agreement provides that BACAP Distributors shall not be liable to the Master Portfolios or to their interestholders except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of duty on the part of either BACAP Distributors.

         SUB-ADMINISTRATOR

         BNY serves as Sub-Administrator for the Master Portfolios pursuant to a Sub-Administration Agreement. Pursuant to its terms, BNY assists BACAP Distributors and BACAP in supervising, coordinating and monitoring various aspects of the Master Portfolios' administrative operations. For providing such services, BNY is entitled to receive a monthly fee from BACAP Distributors and BACAP based on an annual rate of the Funds' average daily net assets, as shown below.

High Yield Portfolio

           Breakpoints              Rate
------------------------------------------
< than or equal to $500 million    0.0600%
> $500 million to $1 billion       0.0500%
> $1 billion to $1.25 billion      0.0400%
> $1.25 billion to $1.5 billion    0.0350%
In excess of $1.5 billion          0.0050%

         ADMINISTRATION AND SUB-ADMINISTRATION FEES PAID

         Prior to January 1, 2003, Stephens and BACAP Distributors (formerly BA Advisors) served as co-administrators. Accordingly, the co-administration fees paid by the Funds as shown below, were paid to BACAP Distributors and Stephens.

         The table set forth below states the net co-administration fees paid to BACAP Distributors (as sole administrator for the period January 1, 2003 through March 31, 2003, and as co-administrator for the period from April 1, 2002 through December 31, 2002) and Stephens (as co-administrator for the period from April 1, 2002 through December 31, 2002) and the sub-administration fees paid to BNY for each Master Portfolio's fiscal year ended March 31, 2003.

                                                       Net Co-Administration
                                                          Fees Paid to BA        Net Co-Administration     Net Sub-Administration
                                                       Advisors by the Master   Fees Paid to Stephens by    Fees Paid to BNY by
                                                            Portfolio             the Master Portfolio       BACAP Distributors
                                                            ---------             --------------------       ------------------
High Yield Bond Master Portfolio                                221,207                   n/a                         n/a
High Yield Portfolio                                             (9,269)                  n/a                      21,206
Intermediate Bond Master Portfolio                              322,362                   n/a                         n/a
International Equity Master Portfolio                           275,110                   n/a                         n/a
Marsico International Opportunities Master Portfolio             26,030                   n/a                         n/a
International Value Master Portfolio                          1,771,036                   n/a                         n/a
Marsico Growth Master Portfolio                                 524,664                   n/a                         n/a
Marsico Focused Equities Master Portfolio                     1,616,981                   n/a                         n/a
Marsico 21st Century Master Portfolio                            54,981                   n/a                         n/a
SmallCap Value Master Portfolio*                                    n/a                   n/a                         n/a
Strategic Growth Master Portfolio                               838,034                   n/a                         n/a

*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.

         The table set forth below states the net co-administration fees paid to BA Advisors and Stephens and the sub-administration fees paid to BNY for the fiscal year ended March 31, 2002.

                                                       Net Co-Administration
                                                          Fees Paid to BA        Net Co-Administration     Net Sub-Administration
                                                       Advisors by the Master   Fees Paid to Stephens by    Fees Paid to BNY by
                                                            Portfolio             the Master Portfolio       BACAP Distributors
                                                            ---------             --------------------       ------------------
High Yield Bond Master Portfolio                            $    96,106                   n/a                         n/a
High Yield Portfolio                                            (49,249)                  n/a                      40,013
Intermediate Bond Master Portfolio                               89,906                   n/a                         n/a
International Equity Master Portfolio                           305,386                   n/a                         n/a
Marsico International Opportunities Master Portfolio              7,151                   n/a                         n/a
International Value Master Portfolio                          1,277,914                   n/a                         n/a
Marsico Growth Master Portfolio                                 500,680                   n/a                         n/a
Marsico Focused Equities Master Portfolio                     1,740,787                   n/a                         n/a
Marsico 21st Century Master Portfolio                            73,601                   n/a                         n/a
SmallCap Value Master Portfolio*                                    n/a                   n/a                         n/a
Strategic Growth Master Portfolio*                                  n/a                   n/a                         n/a

*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.

         The table set forth below states the net co-administration fees paid to BA Advisors and Stephens and the sub-administration fees paid to BNY for the fiscal year ended March 31, 2001.

                                                         Net Co-Administration
                                                            Fees Paid to BA        Net Co-Administration     Net Sub-Administration
                                                         Advisors by the Master   Fees Paid to Stephens by    Fees Paid to BNY by
                                                              Portfolio             the Master Portfolio       BACAP Distributors
                                                              ---------             --------------------       ------------------
Intermediate Bond Master Portfolio                                59,915                   (145)                          0
International Equity Master Portfolio                            479,212                   (858)                          0
International Value Master Portfolio                             652,290                 (1,315)                          0
Marsico Growth Master Portfolio                                  627,835                   (624)                          0
Marsico Focused Equities Master Portfolio                      2,292,825                 (2,228)                          0
Marsico 21st Century Master Portfolio*                               n/a                    n/a                         n/a
Marsico International Opportunities Master Portfolio*                n/a                    n/a                         n/a
SmallCap Value Master Portfolio*                                     n/a                    n/a                         n/a
Strategic Growth Master Portfolio*                                   n/a                    n/a                         n/a
High Yield Bond Master Portfolio                                  18,864                   (143)                          0
High Yield Portfolio*                                                n/a                    n/a                         n/a

*There are no amounts shown for this Master Portfolio because it has not yet completed a full fiscal year.

         EXPENSES

         BACAP, BACAP Distributors and certain other service providers furnish, without additional cost to the Trust, the services of certain officers of the Trust and such other personnel (other than the personnel of BACAP) as are required for the proper conduct of the Trust's affairs.

         The Trust pays or causes to be paid all other expenses, including, without limitation: the fees of the Adviser, the Distributor, Administrator and Sub-Administrator; the charges and expenses of any registrar, any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Trust; brokerage commissions chargeable to the Trust in connection with securities transactions to which the Trust is a party; all taxes, including securities issuance and transfer taxes; corporate fees payable by the Trust to federal, state or other governmental agencies; all costs and expenses in connection with the registration and maintenance of registration of the Trust with the SEC; all expenses of interestholders' and Board meetings and of preparing, printing and mailing proxy statements and reports to interestholders, if any; fees and travel expenses of Board Members; all expenses incident to the payment of any distribution, whether in shares or cash; charges and expenses of any outside service used for pricing of the Trust's shares; fees and expenses of legal counsel and of independent auditors in connection with any matter relating to the Trust; membership dues of industry associations; interest payable on Trust borrowings; postage and long-distance telephone charges; insurance premiums on property or personnel (including officers and directors) of the Trust which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operation unless otherwise explicitly assumed by the Adviser), the Administrator or Sub-Administrator.

         OTHER SERVICE PROVIDERS

         CUSTODIAN

         BNY, 100 Church Street, New York, N.Y. 10286 serves as Custodian for the Master Portfolios' assets. As Custodian, BNY maintains the Master Portfolios' securities cash and other property, delivers securities against payment upon sale and pays for securities against delivery upon purchase, makes payments on behalf of such Master Portfolios for payments of distributions and redemptions, endorses and collects on behalf of such Master Portfolios all checks, and receives all dividends and other distributions made on securities owned by such Master Portfolios.

         With respect to foreign custody activities, the SEC has amended Rule 17f-5 under the 1940 Act and adopted Rule 17f-7 to permit the Board to delegate certain foreign custody matters to foreign custody managers and to modify the criteria applied in the selection process. Accordingly, BNY serves as Foreign Custody Manager, pursuant to a Foreign Custody Manager Agreement, under which the Board retains the responsibility for selecting foreign compulsory depositories, although BNY agrees to make certain findings with respect to such depositories and to monitor such depositories.

         INDEPENDENT ACCOUNTANTS

         The Trust issues unaudited financial information semi-annually and audited financial statements annually. The annual financial statements for the Master Portfolios' fiscal year ended March 31, 2003 has been audited by their independent accountants PricewaterhouseCoopers LLP. The Board has selected PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, as the independent accountants to audit the Trust's financial statements and review tax returns for the fiscal year ended March 31, 2004.

         The Master Portfolios' audited financial statements for the fiscal period ended March 31, 2003 are incorporated herein by reference into this SAI.

         COUNSEL

         Morrison & Foerster LLP serves as legal counsel to the Trust. Its address is 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

         GENERAL BROKERAGE POLICY, BROKERAGE TRANSACTIONS AND BROKER SELECTION

         Subject to policies established by the Board, the Adviser (which in this context refers to the investment sub-adviser(s) as well who make the day to day decisions for a Master Portfolio) is responsible for decisions to buy and sell securities for each Master Portfolio, for the selection of broker/dealers, for the execution of a Master Portfolio's securities transactions, and for the allocation of brokerage in connection with such transactions. The Adviser's primary consideration in effecting a security transaction is to obtain the best net price and the most favorable execution of the order. Purchases and sales of securities on a securities exchange are effected through brokers who charge negotiated commissions for their services. Orders may be directed to any broker to the extent and in the manner permitted by applicable law.

         In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without stated commissions, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         In placing orders for portfolio securities of a Master Portfolio, the Adviser gives primary consideration to obtaining the most favorable price and efficient execution. This means that the Adviser will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable in the circumstances. In seeking such execution, the Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including, without limitation, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker/dealer, the reputation, reliability, experience and financial condition of the broker/dealer, the value and quality of the services rendered by the broker/dealer in this instant and other transactions, and the reasonableness of the spread or commission, if any. Research services received from broker/dealers supplement the Adviser's own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on political developments; Master Portfolio management strategies; performance information on securities and information concerning prices of securities; and information supplied by specialized services to the Adviser and to a Company's Board with respect to the performance, investment activities and fees and expenses of other mutual funds. Such information may be communicated electronically, orally or in written form.

Research services may also include the providing of equipment used to communicate research information, the arranging of meetings with management of companies and the providing of access to consultants who supply research information.

         The outside research is useful to the Adviser since, in certain instances, the broker/dealers utilized by the Adviser may follow a different universe of securities issuers and other matters than the Adviser's staff can follow. In addition, this research provides the Adviser with a different perspective on financial markets, even if the securities research obtained relates to issues followed by the Adviser . Research services which are provided to the Adviser by broker/dealers are available for the benefit of all accounts managed or advised by the Adviser. In some cases, the research services are available only from the broker/dealer providing such services. In other cases, the research services may be obtainable from alternative sources. The Adviser is of the opinion that because the broker/dealer research supplements rather than replaces its research, the receipt of such research does not tend to decrease its expenses, but tends to improve the quality of its investment advice. However, to the extent that the Adviser would have purchased any such research services had such services not been provided by broker/dealers, the expenses of such services to the Adviser could be considered to have been reduced accordingly. Certain research services furnished by broker/dealers may be useful to the Adviser with clients other than the Master Portfolios. Similarly, any research services received by the Adviser through the placement of transactions of other clients may be of value to the Adviser in fulfilling its obligations to the Master Portfolios. The Adviser is of the opinion that this material is beneficial in supplementing its research and analysis; and, therefore, it may benefit the Companies by improving the quality of the Adviser's investment advice. The advisory fees paid by the Companies are not reduced because the Adviser receives such services.

         Under Section 28(e) of the 1934 Act, the Adviser shall not be "deemed to have acted unlawfully or to have breached its fiduciary duty" solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of Section 28(e), the Adviser must make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided...viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker/dealer provide an adviser with lawful and appropriate assistance in the performance of its investment decision making responsibilities." Accordingly, the price to a Master Portfolio in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Some broker/dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by the Adviser's clients, including the Master Portfolios.

         Commission rates are established pursuant to negotiations with the broker/dealers based on the quality and quantity of execution services provided by the broker/dealer in the light of generally prevailing rates. On exchanges on which commissions are negotiated, the cost of transactions may vary among different broker/dealers. Transactions on foreign stock exchanges involve payment of brokerage commissions which are generally fixed. Transactions in both foreign and domestic over-the-counter markets are generally principal transactions with dealers, and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Adviser, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere.

         In certain instances there may be securities which are suitable for more than one Master Portfolio as well as for one or more of the other clients of the Adviser. Investment decisions for each Master Portfolio and for the Adviser's other clients are made with the goal of achieving their respective investment objectives. A particular security may be bought or sold for only one client even though it may be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when a number of accounts receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. In some cases, this policy could have a detrimental effect on the price or volume of the security in a particular transaction as far as a Master Portfolio is concerned.

         The Master Portfolios may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Master Portfolio will engage in this practice, however, only when the Adviser, in its sole discretion, believes such practice to be otherwise in the Master Portfolio's interests.

         The Companies will not execute portfolio transactions through, or purchase or sell portfolio securities from or to the Distributor, the Adviser, the Administrator or their affiliates, acting as principal (including repurchase and reverse repurchase agreements), except to the extent permitted by applicable law, regulation or order. In addition, the Companies will not give preference to Bank of America or any of its affiliates, with respect to such transactions or securities. (However, the Adviser is authorized to allocate purchase and sale orders for portfolio securities to certain broker/dealers and financial institutions, including, in the case of agency transactions, broker/dealers and financial institutions which are affiliated with Bank of America. To the extent that a Master Portfolio executes any securities trades with an affiliate of Bank of America, a Master Portfolio does so in conformity with Rule 17e-1 under the 1940 Act and the procedures that each Master Portfolio has adopted pursuant to the rule. In this regard, for each transaction, the Board will determine that:
(a) the transaction resulted in prices for and execution of securities transactions at least as favorable to the particular Master Portfolio as those likely to be derived from a non-affiliated qualified broker/dealer; (b) the affiliated broker/dealer charged the Master Portfolio commission rates consistent with those charged by the affiliated broker/dealer in similar transactions to clients comparable to the Master Portfolio and that are not affiliated with the broker/dealer in question; and (c) the fees, commissions or other remuneration paid by the Master Portfolio did not exceed 2% of the sales price of the securities if the sale was effected in connection with a secondary distribution, or 1% of the purchase or sale price of such securities if effected in other than a secondary distribution.

         Certain affiliates of Bank of America Corporation, such as its subsidiary banks may have deposit, loan or commercial banking relationships with the corporate users of facilities financed by industrial development revenue bonds or private activity bonds purchased by certain of the Master Portfolios. Bank of America or certain of its affiliates may serve as trustee, custodian, tender agent, guarantor, placement agent, underwriter, or in some other capacity, with respect to certain issues of municipal securities. Under certain circumstances, the Master Portfolios may purchase municipal securities from a member of an underwriting syndicate in which an affiliate of Bank of America is a member. The Companies have adopted procedures pursuant to Rule 10f-3 under the 1940 Act, and intend to comply with the requirements of Rule 10f-3, in connection with any purchases of municipal securities that may be subject to the Rule.

         Particularly given the breadth of the Adviser's investment management activities, investment decisions for each Master Portfolio are not always made independently from those for each Company's other investment portfolios, other investment companies, and accounts advised or managed by the Adviser. When a purchase or sale of the same security is made at substantially the same time on behalf of one or more of the Master Portfolios and another investment portfolio, investment company, or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to each Master Portfolio and such other investment portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Master Portfolio or the size of the position obtained or sold by the Master Portfolio. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Master Portfolios with those to be sold or purchased for other investment portfolios, investment companies, or accounts in executing transactions.

         AGGREGATE BROKERAGE COMMISSIONS

                                                        Fiscal Year Ended    Fiscal Year Ended   Fiscal Year Ended
                                                         March 31, 2003        March 31, 2002      March 31, 2001
High Yield Bond Master Portfolio                                                   32,642              6,362
High Yield Portfolio                                                                    0                n/a
Intermediate Bond Master Portfolio                                                      0                  0

                                                        Fiscal Year Ended    Fiscal Year Ended   Fiscal Year Ended
                                                         March 31, 2003        March 31, 2002      March 31, 2001
International Equity Master Portfolio                       2,684,621               300,644                  0
Marsico International Opportunities Master Portfolio          566,307                90,748                n/a
International Value Master Portfolio                        2,528,006             2,019,048            854,641
Marsico Growth Master Portfolio                             1,624,464               915,809            875,130
Marsico Focused Equities Master Portfolio                   4,951,601             3,897,321          3,634,474
Marsico 21st Century Master Portfolio                         557,962               546,618                n/a
SmallCap Value Master Portfolio                               511,536                   n/a                n/a
Strategic Growth Master Portfolio                           4,484,774             1,632,307          1,355,837

Where amounts are shown as n/a, a Master Portfolio has not completed that full fiscal year.

         BROKERAGE COMMISSIONS PAID TO AFFILIATES

         In certain instances the Master Portfolios pay brokerage commissions to broker/dealers that are affiliates of Bank of America. As indicated above, all such transactions involving the payment of brokerage commissions are done in compliance with Rule 17e-1 under the 1940 Act.

         The following Master Portfolios have paid brokerage commissions to the indicated affiliated broker/dealers for the fiscal year ended March 31, 2003 as follows:

                                                                                        Percentage of Fund's Aggregate
                                 Affiliated Broker/Dealer       Aggregate Brokerage      Brokerage Commission Paid to
          Fund                    (relationship to Fund)             Commission            Affiliated Broker/Dealer
          ----                    ----------------------             ----------            ------------------------
Marsico 21st Century Master     Banc of America Securities           $  12,925                      2.32%
Portfolio                       LLC (a securities
                                underwriting affiliate of
                                Bank of America
                                Corporation)

Marsico Focused Equities        Banc of America Securities           $ 140,109                      2.83%
Master Portfolio                LLC (a securities
                                underwriting affiliate of
                                Bank of America
                                Corporation)

Marsico Growth Master           Banc of America Securities           $  32,661                      2.01%
Portfolio                       LLC (a securities
                                underwriting affiliate of
                                Bank of America
                                Corporation)

SmallCap Value Master           Banc of America Securities           $  34,042                      6.65%
Portfolio                       LLC (a securities
                                underwriting affiliate of
                                Bank of America
                                Corporation)

Strategic Growth Master         Banc of America Securities           $ 696,208                     15.52%
Portfolio                       LLC (a securities
                                underwriting affiliate of
                                Bank of America
                                Corporation)

         No other Funds paid brokerage fees during the fiscal years ended March 31, 2002 and 2001.

         DIRECTED BROKERAGE

         A Master Portfolio or the Adviser, through an agreement or understanding with a broker/dealer, or otherwise through an internal allocation procedure, may direct, subject to applicable legal requirements, the Master Portfolio's brokerage transactions to a broker/dealer because of the research services it provides the Master Portfolio or the Adviser. During the fiscal year ended March 31, 2003, the Funds directed brokerage transactions in this manner as follows:

                                                         Amount of         Related
                                                       Transaction(s)    Commission(s)
High Yield Bond Master Portfolio                              0                0
High Yield Portfolio                                          0                0

                                                         Amount of         Related
                                                       Transaction(s)    Commission(s)
Intermediate Bond Master Portfolio                            0                0
International Equity Master Portfolio                         0                0
Marsico International Opportunities Master Portfolio          0                0
International Value Master Portfolio                          0                0
Marsico Growth Master Portfolio                               0                0
Marsico Focused Equities Master Portfolio                     0                0
Marsico 21st Century Master Portfolio                         0                0
SmallCap Value Master Portfolio                               0                0
Strategic Growth Master Portfolio                             0                0

         SECURITIES OF REGULAR BROKER/DEALERS

         In certain cases, the Master Portfolios as part of their principal investment strategy, or otherwise as a permissible investment, will invest in the common stock or debt obligations of the regular broker/dealers that the Adviser uses to transact brokerage for the Nations Funds Family. As of March 31, 2003, the Funds owned securities of its "regular brokers or dealers" or their parents, as defined in Rule 10b-1 of the 1940 Act, as follows:

                                                                        DOLLAR AMOUNT OF
        MASTER PORTFOLIO                      BROKER/DEALER             SECURITIES HELD
        ----------------                      -------------             ---------------
Marsico 21st Century Master           Jefferies Group, Inc.               $    678,089
Portfolio

Marsico Focused Equities Master       Goldman Sachs Group, Inc.             12,945,412
Portfolio                             Lehman Brothers Holdings Inc.         20,337,586

Marsico Growth Master Portfolio       Goldman Sachs Group, Inc.              4,613,918
                                      Lehman Brothers Holdings Inc.          4,685,835

Strategic Growth Master Portfolio     Goldman Sachs Group, Inc.              8,845,294
                                      Lehman Brothers Holdings Inc.         29,360,264
                                      Morgan Stanley                        10,636,373

                                  CAPITAL STOCK

         DESCRIPTION OF BENEFICIAL INTERESTS

         The Agreement and Declaration of Trust authorizes the issuance of an unlimited number of units of the Master Portfolios. Investors in a Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued. The Agreement and Declaration of Trust provides that the Trustees of the Trust may create additional series of interests. All consideration received by the Trust for Beneficial Interest in any additional series and all assets in which such consideration is invested would belong to that Master Portfolio and would be subject to the liabilities related thereto.

         Each Master Portfolio will vote separately on matters pertaining solely to such Master Portfolio. Such matters include matters relating to a Master Portfolio's investment advisory agreement. All Master Portfolios will vote as a whole on matters affecting all Master Portfolios such as the election of Trustees and the appointment of the Trust's independent accountant.

         Net investment income for the Master Portfolios for distribution purposes consists of (i) interest accrued and original issue discount earned on a Master Portfolio's assets, (ii) plus the amortization of market discount and minus the amortization of market premium on such assets, (iii) less accrued expenses directly attributable to the Master Portfolio and the general expenses of the Trust prorated to a Master Portfolio on the basis of its relative net assets, plus dividend or distribution income on a Master Portfolio's assets.

         Interestholders receiving a distribution in the form of additional units will be treated as receiving an amount equal to the fair market value of the units received, determined as of the reinvestment date.

                 PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL
                                    INTERESTS

         Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Portfolios are prohibited by the Trust's Declaration of Trust from accepting investments from individuals, S corporations, partnerships and grantor trusts.

         In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described in Part A.

         In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio;
(ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         The Trust is required to redeem for cash all full and fractional units of Beneficial Interests in the Trust. The redemption price is the net asset value per unit of each Master Portfolio next determined after receipt by the Distributor of the redemption order.

         The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or interestholder(s) to accept such purchase order. The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period during which trading on the Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of the portfolio securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of Beneficial Interests in a Master Portfolio for any period during which the Exchange, Bank of America, the Distributor, the Administrator, and/or the Custodian are not open for business.

         DETERMINATION OF NET ASSET VALUE

         The share price of the Master Portfolios is based on a Master Portfolio's net asset value per share, which is calculated for each class of shares as of the close of regular trading on the NYSE (which is usually 4:00 p.m.) on each day a Master Portfolio is open for business, unless a Board determines otherwise.

         The value of a Master Portfolio's portfolio securities for which a market quotation is available is determined in accordance with the Trust's valuation procedures. In general terms, the valuation procedures provide that:
(i) Domestic exchange traded securities (other than NASDAQ listed equity securities) will be valued at their last composite sale prices as reported on the exchanges where those securities are traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets and liabilities will be valued at fair value as determined in good faith by, or in accordance with procedures adopted by, the Board. Securities listed on Nasdaq will be valued at the Nasdaq Official Closing Price ("NOCP") (which as of May 2003, is the last trade price at or before 4:00:02 p.m. (Eastern Time) adjusted up to Nasdaq's best bid price if the last trade price is below such bid price and down to Nasdaq's best offer price if the last trade price is above such offer price). If no NOCP is available, the security will be valued at the last sale price on the Nasdaq prior to the calculation of the NAV of the Master Portfolio. If no sale is shown on Nasdaq, the bid price will be used. If no sale is shown and no bid price is available, the price will be deemed "stale" and the value will be determined in accordance with a Master Portfolio's fair valuation procedures.; (ii) non-exchange traded securities are valued at the mean between the latest bid and asked prices based upon quotes furnished by the appropriate market makers; (iii) debt securities are valued at prices obtained from a reputable independent pricing service approved by the Adviser. The service may value the debt securities relying not only on quoted prices, but also upon a consideration of additional factors such as yield, type of issue, coupon rate, and maturity; (iv) money market instruments are valued at amortized cost; (v) repurchase agreements are valued at a price equal to the amount of the cash invested in the repurchase agreement at the time of valuation; (vi) financial futures are valued at the latest reported sales price, forward foreign currency contracts are valued using market quotations from a widely used quotation system at the current cost of covering or off-setting the contract, exchange traded options are valued at the latest reported sales price and over-the-counter options will be valued using broker-dealer market quotations; and (vii) shares of open-end investment companies are valued at the latest net asset valued reported by the company.

         Securities for which market quotations are not readily available are valued at "fair value" as determined in good faith by the Board of the Adviser's valuation committee. In general, any one or more of the following factors may be taken into account in determining fair value: the fundamental analytical data relating to the security; the value of other financial instruments, including derivative securities, traded on other markets or among dealers; trading volumes on markets, exchanges, or among dealers; values of baskets of securities traded on other markets; changes in interest rates; observations from financial institutions; government (domestic or foreign) actions or pronouncements; other news events; information as to any transactions or offers with respect to the security; price and extent of public trading in similar securities of the issuer or comparable companies; nature and expected duration of the event, if any, giving rise to the valuation issue; pricing history of the security; the relative size of the position in the portfolio; and other relevant information.

         With respect to securities traded on foreign markets, the following factors also may be relevant: the value of foreign securities traded on other foreign markets; ADR trading; closed-end fund trading; foreign currency exchange activity; and the trading of financial products that are tied to baskets of foreign securities, such as WEBS.

         The Board has determined, and the valuation procedures provide, that in certain circumstances it may be necessary to use an alternative valuation method, such as in-kind redemptions with affiliated benefit plans where the Department of Labor requires that valuation to be done in accordance with Rule 17a-7 of the 1940 Act.

         The Trust may redeem Beneficial Interests involuntarily to reimburse the Master Portfolios for any loss sustained by reason of the failure of a an interestholder to make full payment for interests/units purchased by the interestholder or to collect any charge relating to a transaction effected for the benefit of an interestholder which is applicable to such interest as provided in Part A from time to time. The Trust also may make payment for redemptions in readily marketable securities or other property if it is appropriate to do so in light of the Trust's responsibilities under the 1940 Act.

                          INFORMATION CONCERNING TAXES

         The Master Portfolios each will be treated as a partnership for federal income tax. The Master Portfolios will not be treated as regulated investment companies or otherwise taxable as a corporation under the Code. Under the rules applicable to partnerships (and disregarded entities), a proportionate share of any interest, dividends, gains and losses of a Master Portfolio will "pass-through" to its investors, regardless of whether the Master Portfolio distributes any amounts to its investors. Each investor in a Master Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the particular Master Portfolio) of the Master Portfolio's income and gains in determining its federal income tax liability. The Master Portfolios will be managed in such a manner such that an investor (e.g., a Feeder Fund) in a Master Portfolio can continue to qualify as a regulated investment company by investing substantially all of its assets through the Master Portfolio.

                      UNDERWRITER COMPENSATION AND PAYMENTS

         BACAP Distributors (the "Distributor") serves as the principal underwriter and distributor of the Beneficial Interests in the Master Portfolios.

         Pursuant to a distribution agreement (the "Distribution Agreement"), the Distributor, as agent, sells Beneficial Interests in the Master Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust or the Transfer Agent. Additionally, the Distributor has agreed to use appropriate efforts to solicit orders for the sale of Beneficial Interests and to undertake such advertising and promotion as it believes appropriate in connection with such solicitation. Pursuant to the Distribution Agreement, the Distributor, at its own expense, finances those activities which are primarily intended to result in the sale of shares of the Master Portfolios, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing of Part A to other than existing interestholders, and the printing and mailing of sales literature. The Distributor, however, may be reimbursed for all or a portion of such expenses to the extent permitted by a distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act.

         The Distribution Agreement will continue year to year as long as such continuance is approved at least annually by (i) the Board of Trustees or a vote of the majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interests of the Master Portfolio and (ii) a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" of any such party by a vote cast in person at a meeting called for such purpose. The Distribution Agreement is not assignable and is terminable with respect to a Master Portfolio, without penalty, on 60 days' notice by the Board of Trustees, the vote of a majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interest in the Master Portfolio, or by the Distributor.

         During the fiscal years ended March 31, 2003, March 31, 2002 and March 31, 2001, the Distributor received the following amount of underwriting commissions, respectively: $0, $0 and $0. Of this amount, the Distributor retained $0, $0 and $0, respectively.

                          MASTER PORTFOLIO PERFORMANCE

         Not applicable, because the Master Portfolios do not advertise their performance.

                                   APPENDIX A

                             DESCRIPTION OF RATINGS

         The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

             AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

             AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

             A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

             BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

             BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

         To provide more detailed indications of credit quality, the AA, A and BBB, BB and B ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the highest six ratings used by Moody's for corporate and municipal bonds. The first four denote investment-grade securities.

             Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

             Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

             A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

             Baa - Bonds that are rated Baa are considered medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

             Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

             B - Bond that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Moody's applies numerical modifiers (1, 2 and 3) with respect to corporate bonds rated Aa through B. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

         The following summarizes the highest four ratings used by Duff & Phelps Credit Rating Co. ("D&P") for bonds, each of which denotes that the securities are investment-grade.

             AAA - Bonds that are rated AAA are of the highest credit quality. The risk factors are considered to be negligible, being only slightly more than for risk-free U.S. Treasury debt.

             AA - Bonds that are rated AA are of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

             A - Bonds that are rated A have protection factors which are average but adequate. However risk factors are more variable and greater in periods of economic stress.

             BBB - Bonds that are rated BBB have below average protection factors but still are considered sufficient for prudent investment. Considerable variability in risk exists during economic cycles.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may modified by the addition of a plus or minus sign to show relative standing within these major categories.

         The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds, each of which denotes that the securities are investment-grade:

             AAA - Bonds considered to be investment-grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

             AA - Bonds considered to be investment-grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

             A - Bonds considered to be investment-grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

             BBB - Bonds considered to be investment-grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment-grade is higher than for bonds with higher ratings.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

         MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

         MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

         The following summarizes the two highest ratings used by S&P for short-term municipal notes:

         SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

         SP-2 - Indicates satisfactory capacity to pay principal and interest.

         The three highest rating categories of D&P for short-term debt, each of which denotes that the securities are investment-grade, are D-1, D-2, and D-3. D&P employs three designations, D-1+, D-1 and D-1-, within the highest rating category. D-1+ indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is judged to be "outstanding, and safety is just below risk-free U.S. Treasury short-term obligations." D-1 indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are considered to be minor. D-1 indicates high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small. D-2 indicates good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. D-3 indicates satisfactory liquidity and other protection factors which qualify the issue as investment-grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

         The following summarizes the two highest rating categories used by Fitch for short-term obligations each of which denotes that the securities are investment-grade:

         F-1+ securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1 securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

         F-2 securities possess good credit quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned the F-1+ and F-1 ratings.

         Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         For commercial paper, D&P uses the short-term debt ratings described above.

         For commercial paper, Fitch uses the short-term debt ratings described above.

         Thomson BankWatch, Inc. ("BankWatch") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries. BankWatch ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

         BankWatch long-term ratings apply to specific issues of long-term debt and preferred stock. The long-term ratings specifically assess the likelihood of untimely payment of principal or interest over the term to maturity of the rated instrument. The following are the four investment-grade ratings used by BankWatch for long-term debt:

             AAA - The highest category; indicates ability to repay principal and interest on a timely basis is extremely high.

             AA - The second highest category; indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category.

             A - The third highest category; indicates the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

             BBB - The lowest investment-grade category; indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

             Long-term debt ratings may include a plus (+) or minus (-) sign to indicate where within a category the issue is placed.

         The BankWatch short-term ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned. The BankWatch short-term ratings specifically assess the likelihood of an untimely payment of principal or interest.

         TBW-1 The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

         TBW-2 The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

         TBW-3 The lowest investment-grade category; indicates that while more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

         TBW-4 The lowest rating category; this rating is regarded as non-investment-grade and therefore speculative.

         The following summarizes the four highest long-term debt ratings used by IBCA Limited and its affiliate, IBCA Inc. (collectively "IBCA"):

             AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.

             AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

             A - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

             BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

         A plus or minus sign may be appended to a rating below AAA to denote relative status within major rating categories.

     The following summarizes the two highest short-term debt ratings used by
IBCA:

             A1+ When issues possess a particularly strong credit feature, a rating of A1+ is assigned.

             A1 - Obligations supported by the highest capacity for timely repayment.

             A2 - Obligations supported by a good capacity for timely repayment.

                                   APPENDIX B

                                    GLOSSARY

          Term Used in SAI                                            Definition
          ----------------                                            ----------
1933 Act..................................   Securities Act of 1933, as amended
1934 Act..................................   Securities Exchange Act of 1934, as amended
1940 Act..................................   Investment Company Act of 1940, as amended
Administrator.............................   BACAP Distributors
Adviser...................................   BACAP and/or any investment sub-adviser, as the context may require
Advisory Agreements.......................   The respective Investment Advisory Agreement and Investment
                                             Sub-Advisory Agreement for the Master Portfolios
AMEX......................................   American Stock Exchange
BA Advisors...............................   Banc of America Advisors, LLC
BACAP.....................................   Banc of America Capital Management, LLC
BACAP Distributors........................   BACAP Distributors, LLC
Bank of America...........................   Bank of America, N.A.
BNY.......................................   The Bank of New York
Board.....................................   Any one Board of Directors/Trustees of a Company
Board Member..............................   A Director or Trustee of a Company
Board Members.............................   Two or more of the Directors/Trustees of a Company
Boards....................................   Two or more Boards of Directors/Trustees of the Companies
CFTC......................................   Commodities Futures Trading Commission
Code......................................   Internal Revenue Code of 1986, as amended
Code(s) of Ethics.........................   The code(s) of ethics adopted by the Boards pursuant to Rule
                                             17j-1 under the 1940 Act
CMOs......................................   Collateralized mortgage obligations
Companies.................................   Two or more of the registered investment companies in the
                                             Nations Funds Family (i.e., NFT, NFI, NR, NFST, NSAT or the
                                             Trust)
Company...................................   Any one of the registered investment companies in the Nations
                                             Funds Family (i.e., NFT, NFI, NR, NFST, NSAT or the Trust)
Custodian.................................   The Bank of New York
Distributor...............................   BACAP Distributors
Fund......................................   One of the open-end management investment companies (listed on the front cover of this SAI) that is a series of NFT, NFI, NR or
                                             NFST or NSAT
Funds.....................................   Two or more of the open-end management investment companies that is a series of NFT, NFI, NR, NSAT, NFST or the Trust
INVESCO...................................   INVESCO Global Asset Management (N.A.), Inc.
Investment Advisory Agreement.............   The investment advisory agreements with between the Trust, on behalf of each of its respective Master Portfolios, and BA
                                             Advisors
Investment Sub-Advisory Agreements........   The investment sub-advisory agreements with between the Trust, on behalf of each of its respective Master Portfolios , and
                                             BACAP, Brandes, INVESCO, MacKay Shields, Marsico Capital or
                                             Putnam, as the case may be
MacKay Shields............................   MacKay Shields LLC
Marsico Capital...........................   Marsico Capital Management, LLC

Master Portfolio(s).......................   One or more of the master portfolios listed on the cover of this
                                             SAI
Money Market Fund.........................   A money market fund in the Nations Funds Family
Moody's...................................   Moody's Investors Service, Inc.
NSAT......................................   Nations Separate Account Trust
Nations Funds or Nations Funds Family.....   The fund complex that is comprised of the Companies
NFI.......................................   Nations Fund, Inc.
NFST......................................   Nations Funds Trust
NFT.......................................   Nations Fund Trust
the Trust.................................   Nations Master Investment Trust
NR........................................   Nations Reserves (formerly known as The Capitol Mutual Funds)
NYSE......................................   New York Stock Exchange
NRSRO.....................................   Nationally recognized statistical ratings organization (such as
                                             Moody's or S&P)
PFPC......................................   PFPC Inc.
Putnam....................................   Putnam Investment Management LLC
REIT......................................   Real estate investment trust
S&P.......................................   Standard & Poor's Corporation
SAI.......................................   This Statement of Additional Information
SEC.......................................   United States Securities and Exchange Commission.
SmallCap Value Master Portfolio...........   Nations SmallCap Value Master Portfolio
SMBS......................................   Stripped mortgage-backed securities
Stephens..................................   Stephens Inc.
Strategic Growth Master Portfolio.........   Nations Strategic Growth Master Portfolio
Sub-Administrator.........................   BNY
Transfer Agent............................   PFPC
Trust.....................................   Nations Master Investment Trust
Trustee(s)................................   One or more trustees of the Trust

                                   Appendix C
                      Proxy Voting Policies and Procedures

                               NATIONS FUNDS TRUST
                         NATIONS MASTER INVESTMENT TRUST
                         NATIONS SEPARATE ACCOUNT TRUST

                       PROXY VOTING POLICY AND PROCEDURES

         The Boards* of Nations Funds Trust ("Funds Trust"), Nations Master Investment Trust ("Master Trust") and Nations Separate Account Trust ("Separate Account Trust") have determined that it is in the best interests of Funds Trust, Master Trust and Separate Account Trust (the "Companies") and the respective series of each Company that hold voting securities (each, a "Fund") for the Companies to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by the Funds.

I.       POLICY

         It is the policy of each Company to delegate the responsibility for voting proxies relating to portfolio securities held by a Fund to the Fund's investment adviser or, if the Fund's investment adviser has delegated portfolio management responsibilities to one or more investment sub-adviser(s), to the Fund's investment sub-adviser(s) (the investment adviser or the investment sub-adviser(s) is referred to hereafter as the "Adviser"), as a part of the Adviser's general management of the Fund's portfolio, subject to the Board's continuing oversight. The respective Board hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Fund consistent with the duties and procedures set forth below. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Funds. Any expenses relating to the retention of vendors or other costs relating to compliance with this policy will be allocated among the Adviser and the appropriate Companies in the manner approved by the Boards from time to time.

II.      FIDUCIARY DUTY

         The right to vote a proxy with respect to portfolio securities held by a Fund is an asset of such Fund. The Adviser acts as a fiduciary of the Fund and must vote proxies in a manner consistent with the best interests of the Fund and its shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

------------------
* For convenience, Trustees of Funds Trust, Master Trust and Separate Account Trust are collectively referred to in these procedures as the "Boards."

III.     PROCEDURES

         The following are the procedures adopted by each Board for the administration of this policy:

         A. Review of Adviser Proxy Voting Procedures. Each Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures, including any substantive changes to its procedures for addressing conflicts of interest. An Adviser is not required to notify the Board of changes relating to any guidelines for voting specific types of proxies except as part of the annual presentation. The respective Board shall review the policies, procedures and other guidelines presented by each Adviser to determine that they are consistent with these policies and procedures. Upon request, each Adviser shall provide the appropriate Company with a copy of its policies, procedures and other guidelines or a description of such policies, procedures and guidelines for the purpose of filing such document(s) in the Company's statement of additional information or as otherwise required by the Investment Company Act of 1940 and the rules promulgated thereunder.

         B. Board Reporting. Each Adviser shall provide such reports to the Board as the Board may reasonably request from time to time.

         C. Voting Record Reports. Each Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the respective Company at least annually. Such voting record information shall be in a form acceptable to the Company and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Company and the Adviser may agree to from time to time.

         D. Record Retention. Each Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940 and the rules promulgated thereunder.

         E. Conflicts of Interest. Any actual or potential conflicts of interest between a Fund's principal underwriter or Adviser and the applicable Fund's shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser's application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser. In the event that the Adviser notifies the officer(s) of a Fund's Company that a conflict of interest cannot be resolved under the Adviser's Proxy

                  Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Company of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV.      REVOCATION

         The delegation by a Board of the authority to vote proxies relating to portfolio securities of the Funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.       REVIEW OF POLICY.

         The Boards shall review and approve such changes to these policies and procedures as the Boards deem necessary from time to time.

Adopted: May 29, 2003

July 1, 2003

                     BANC OF AMERICA CAPITAL MANAGEMENT, LLC

                               PROXY VOTING POLICY

Introduction

Many of BACAP's investment management clients have delegated to BACAP the authority and responsibility to vote proxies for the voting securities held in their accounts. Where BACAP has been granted the authority and accepted the responsibility for voting proxies, it will determine whether and how to do so, in the case of individual proxies, in accordance with this Proxy Voting Policy (the "Policy"). BACAP reserves the right to amend this Policy at any time.

BACAP endeavors to vote, in accordance with this Policy, all proxies of which it becomes aware, subject to the following exceptions (unless otherwise agreed) when BACAP expects to routinely abstain from voting:

1. Proxies may not be voted in cases where BACAP anticipates that it may soon be removing the security from a given client's account.

2. Proxies will usually not be voted in cases where the security has been loaned from the client's account, or where BACAP determines that the costs to the client and/or the administrative inconvenience of voting the security (e.g., foreign securities) outweigh the benefit of doing so.

Ordinarily, BACAP will not notify clients when it abstains from voting in these routine circumstances.

When BACAP votes proxies it will do so in the best interest of its clients (defined, for this purpose, as in the best interest of enhancing or protecting the economic value of client accounts), considered as a group, as BACAP determines in its sole and absolute discretion.

BACAP generally will not accept proxy voting authority from a client if the client seeks to impose client-specific voting guidelines that may be inconsistent with BACAP's guidelines or with the client's best economic interest in BACAP's view.

Proxy Committee

Proxy voting is overseen by the BACAP Proxy Committee. The Proxy Committee is composed of senior investment, operations and client service professionals. The Committee is responsible for setting general policy as to the voting of proxies and the maintenance and administration of this Policy. Specifically, the
Committee:

1. Reviews this Policy and associated Proxy Voting Guidelines annually and approves, from time to time, any amendments which it considers to be advisable and consistent with the Policy's overall mandate of serving the best economic interests of those BACAP advisory clients for which the firm has proxy voting authority.

2. Considers special proxy issues as may arise from time to time, including voting proxies:

         - for which the Proxy Voting Guidelines do not provide clear and definitive guidance; and/or

         - where an exception to the established Guidelines may be in the best interests of BACAP clients.

Proxy Voting Administration

BACAP Operations administers this Policy on a continuous basis through a Proxy Team that reports to BACAP's Managing Director (Operations). The Proxy Team has the following duties:

1. Continuously maintain the Proxy Voting Guidelines and make recommendations, as necessary, to the Proxy Committee regarding their amendment.

2. Monitor upcoming shareholder meetings and solicitations of proxies for such meetings.

3. Routine voting of proxies in accordance with this Policy and BACAP's Proxy Voting Guidelines.

4.   Coordinate the Proxy Committee's review of any new or unusual proxy issues.

5. Oversee the work of any third-party proxy service provider which BACAP may retain and the protocols needed to ensure that the service provider timely and accurately accomplishes all votes and fulfills all other responsibilities as directed by BACAP.

6. Coordinate responses to BACAP investment professionals' questions, if any, regarding proxy issues and this Policy, including forwarding specialized proxy research received from the proxy service provider.

7. Establish and preserve (or ensure that BACAP's proxy service provider does so) all required records as to proxy voting.

8. Ensure that clients that so request are timely furnished copies of this Policy.

9. Establish and maintain the means by which reports of proxy voting on behalf of BACAP-advised accounts are timely and confidentially made available to clients of the firm that request to receive these for their accounts.

Proxy Voting Guidelines

BACAP policy is to vote proxies, subject to the foregoing overall best economic interest standard, in accordance with written Proxy Voting Guidelines ("Guidelines"), as established by the Proxy Committee. A copy of the Guidelines is attached and incorporated within this Policy as "Attachment A". As an aid rather than a substitute for applying the Guidelines, BACAP also regularly considers the analysis and recommendations of an independent proxy service provider.

Conflicts of Interest

With Other Bank of America Businesses

Bank of America Corporation ("BAC", the ultimate corporate parent of BACAP, Bank of America, N.A. and all of their numerous affiliates) owns, operates and has interests in many lines of business that may create or give rise to the appearance of a conflict of interest between BAC or its affiliates and those of BACAP-advised clients. For example, the commercial and investment banking business lines may have interests with respect to issuers of voting securities that could appear to or even actually conflict with BACAP's duty, in the proxy voting process, to act in the best economic interest of its clients.

Within BACAP

Conflicts of interest may also arise from the business activities of BACAP. For example, BACAP might manage (or be seeking to manage) the assets of a benefit plan for an issuer. BACAP may also be presented with an actual or apparent conflict of interest where proxies of securities issued by BAC or the Nations Funds, for which BACAP serves as investment adviser, are to be voted for a client's account.

Management of Conflicts

BACAP's policy is to always vote proxies in the best interests of its clients, as a whole, without regard to its own self interest or that of its affiliates. BAC as well as BACAP have various compliance policies and procedures in place in order to address any material conflicts of interest which might arise in this context.

         - BAC's enterprise-wide Code of Ethics specifically prohibits the flow of certain business-related information between associates on the commercial and/or investment banking side of the corporation and associates charged with trust or (as in the case of BACAP associates) non-trust fiduciary responsibilities, including investment decision-making and proxy voting.

                  - In addition, BAC has adopted "Global Policies and Procedures Regarding Information Walls and Inside Information." Pursuant to these policies and procedures, "information barriers" have been established between various BAC business lines designed to prohibit the passage of certain information across those barriers.

         - Within BACAP, the BACAP Code of Ethics affirmatively requires that associates of the firm act in a manner whereby no actual or apparent conflict of interest may be seen as arising between the associate's interests and those of BACAP's clients.

         - By assuming his or her responsibilities pursuant to this Policy, each member of the Proxy Team and the Proxy Committee undertakes:

                  1. To disclose to the Managing Director (Operations) or chairperson of the Proxy Committee, respectively, any actual or apparent personal material conflicts of interest which he or she may have (e.g., by way of substantial ownership of securities, relationships with nominees for directorship, members of an issuer's or dissident's management or otherwise) in determining whether or how BACAP shall vote proxies; and

                  2. To refrain from taking into consideration, in the decision as to whether or how BACAP shall vote proxies:

                           - The existence of any current or prospective material business relationship between BACAP, BAC or any of their affiliates, on one hand, and any party (or its affiliates) that is soliciting or is otherwise interested in the proxies to be voted, on the other hand; and/or

                           - Any direct, indirect or perceived influence or attempt to influence such action which the member views as being inconsistent with the purpose or provisions of this Policy or the BAC or BACAP Codes of Ethics.

Where a material conflict of interest is determined to have arisen in the proxy voting process which may not be adequately mitigated by voting in accordance with the predetermined Voting Guidelines, BACAP's policy is to invoke one or more of the following conflict management procedures:

1. Convene the Proxy Committee for the purpose of voting the affected proxies in a manner which is free of the conflict.

2. Causing the proxies to be voted in accordance with the recommendations of a qualified, independent third party, which may include BACAP's proxy service provider.

3. In unusual cases, with the client's consent and upon ample notice, forwarding the proxies to BACAP's clients so that they may vote the proxies directly.

Availability of Policy and Proxy Voting Records to Clients

BACAP will initially inform clients of this Policy and how a client may learn of BACAP's voting record for the client's securities through summary disclosure in
Part II of BACAP's Form ADV. Upon receipt of a client's request for more information, BACAP will provide to the client a copy of this Policy and/or how BACAP voted proxies for the client pursuant to this policy for up to a one-year period.

                                                                  "ATTACHMENT A"

                          BACAP PROXY VOTING GUIDELINES

The following guidelines are to be followed by the BACAP Proxy Team when voting proxies routinely solicited with respect to securities of public companies held in the accounts of BACAP advised clients. These guidelines are to be applied in conjunction with and subject to all provisions of BACAP's Proxy Voting Policy, including the provision of that Policy that all proxies which BACAP votes shall be voted in the best economic interest of its clients.

The guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and recommended for favorable action by the board of directors of publicly held companies other than investment companies. Part II deals with proposals submitted by shareholders for inclusion in the proxy statements of such companies, but which the companies' management and board of directors oppose.
Part III addresses proxies of both sorts regarding investment companies.

I.       BOARD-APPROVED PROPOSALS

Proxies will generally be voted FOR board-approved proposals, except as follows:

         A.   MATTERS RELATING TO THE BOARD OF DIRECTORS

Proxies will be voted FOR the election of the company's nominees for director and FOR board-approved proposals on other matters relating to the board of directors (provided that such nominees and other matters have been approved by an independent nominating committee), except as follows:

         -    BACAP will WITHHOLD VOTES for one or more nominees for director if

              -   The board does not have a majority of independent directors;
                  or

              - The board does not have nominating, audit and compensation committees composed solely of independent directors.

For these purposes, an "independent director" is a director who meets all requirements to serve as an independent director of a company under the then applicable listing standards of the company's principal market center (e.g., NYSE, AMEX, NASDAQ). Proxies will generally be voted on a CASE-BY-CASE BASIS on board-approved proposals where the board fails to meet these basic independence standards.

         - BACAP will vote on a CASE-BY-CASE BASIS in contested elections of directors.

         - BACAP may WITHHOLD VOTES ON A CASE-BY-CASE BASIS for nominees for director that have failed to observe good corporate governance practices or, through specific corporate action or inaction (e.g., failing to implement policies for which a majority of shareholders has previously cast votes in favor), have demonstrated a disregard for the interests of shareholders.

         - BACAP will vote AGAINST proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by this structure.

         B.   CORPORATE GOVERNANCE

BACAP will vote on a CASE-BY-CASE BASIS on board-approved proposals relating to corporate governance (including director and officer liability and indemnity provisions; proxy contest advance notice and expense reimbursement provisions), except as follows:

         - BACAP will vote FOR proposals to provide or to restore shareholder appraisal rights.

         -    BACAP will usually vote AGAINST proposals:

                  -    to eliminate cumulative voting; or

                  -    that provide that

                       -   directors may be removed only for cause; or

                       - replacements to fill board vacancies may be voted on only by continuing directors.

         C.   COMPENSATION

BACAP will vote on a CASE-BY-CASE BASIS on board-approved proposals relating to compensation or benefits issues relating to directors, executives or employees, except as follows:

         - Except where BACAP withholds votes for a majority of the nominees standing for election as directors, BACAP will vote FOR:

                  - Compensation or benefit plans and arrangements (including severance arrangements), subject to the exceptions noted below.

                  - Employee stock purchase plans that have the following features:

                           1. shares purchased under the plan are acquired for no less than 85% of their market value,

                           2. the offering period under the plan is 27 months or less, and

                           3.   dilution is 10% or less.

         - BACAP will vote AGAINST stock option plans that permit replacing or repricing of out-of-the-money options, and AGAINST any proposal to authorize the replacement or repricing of such options.

         - BACAP will vote AGAINST stock option plans that permit issuance of options with an exercise price below the stock's current market price.

BACAP may vote AGAINST executive compensation or benefits (including severance) proposals on a CASE-BY-CASE BASIS where compensation is viewed by BACAP as being excessive in comparison with prevailing industry standards. In voting on proposals relating to executive compensation or benefits, BACAP will consider whether the proposal has been approved by an independent compensation committee of the board.

         D.   CAPITALIZATION

BACAP will vote on a CASE-BY-CASE BASIS on board-approved proposals involving changes to a company's capitalization, except that where BACAP is not otherwise withholding votes for a majority of the nominees standing for election as directors:

         - BACAP will vote FOR proposals relating to the authorization of additional common stock, providing they are not excessively dilutive (except where such proposals relate to a specific transaction, in which case BACAP will vote on a CASE-BY-CASE BASIS).

         - BACAP will vote FOR proposals to effect stock splits (excluding reverse stock splits.)

         - BACAP will vote FOR proposals authorizing share repurchase programs.

         E. ACQUISITIONS, MERGERS, REORGANIZATIONS AND OTHER RESTRUCTURING TRANSACTIONS

BACAP will vote on a CASE-BY-CASE BASIS on business transactions such as acquisitions, mergers, reorganizations, spinoffs, buyouts, liquidations and sale of all or substantially all of a company's assets.

         F.   TAKEOVER DEFENSE

BACAP will vote AGAINST board-approved proposals to adopt anti-takeover measures such as supermajority voting provisions, issuance of blank check preferred stock, the creation of a separate class of stock with disparate voting rights and charter amendments adopting control share acquisition provisions, except as follows:

         - BACAP will vote FOR proposals to opt out of control share acquisition statutes.

         - BACAP will vote on a CASE-BY-CASE BASIS on proposals to ratify or approve specific shareholder rights plans (commonly referred to as "poison pills") or "fair price" provisions.

         - BACAP will vote on a CASE-BY-CASE BASIS on proposals to change place of incorporation to a jurisdiction having anti-takeover laws or whose laws will have an adverse impact on shareholder rights or taxation issues.

         G.   OTHER BUSINESS MATTERS

BACAP will vote FOR board-approved proposals approving routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting, except as follows:

         - BACAP will vote on a CASE-BY-CASE BASIS on proposals to amend a company's charter or bylaws.

         - BACAP will vote AGAINST authorization to transact other unidentified, substantive business at the meeting.

         - BACAP will vote on a CASE-BY-CASE BASIS on all other business matters where BACAP is otherwise withholding votes for the entire board of directors.

BACAP will determine, on a CASE-BY-CASE BASIS, whether and how to vote on "bundled" or otherwise conditioned proposals, depending on the overall economic effects upon shareholders.

II.      SHAREHOLDER PROPOSALS

BACAP will generally vote IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS on all shareholder proposals, except as follows:

         - BACAP will vote FOR shareholder proposals to declassify a board, absent special circumstances which would indicate that shareholder interests are better served by a classified board structure.

         - BACAP will vote FOR shareholder proposals to require shareholder approval or ratification of shareholder rights plans and/or anti-greenmail provisions.

         - BACAP will vote on a CASE-BY-CASE BASIS on proposals requiring shareholder approval or ratification of executive severance arrangements.

         - BACAP will vote FOR shareholder proposals that are consistent with BACAP's voting proxy guidelines for board-approved proposals.

         - BACAP will vote on a CASE-BY-CASE BASIS on other shareholder proposals where BACAP is otherwise withholding votes for a majority of the nominees standing for election as directors.

         - BACAP will generally abstain from voting on shareholder proposals regarding social, environmental or political matters on the basis that their impact on share value can rarely be anticipated with any high degree of confidence. BACAP may, on a CASE-BY-CASE BASIS, vote FOR proposals seeking inquiry and reporting with respect to, rather than cessation or affirmative implementation of, specific policies where the pertinent issue warrants separate communication to shareholders.

III.     INVESTMENT COMPANY MATTERS

         A.   BOARD-APPROVED PROPOSALS

Proxies will generally be voted FOR board-approved proposals, except as follows:

         - BACAP will vote on a CASE-BY-CASE BASIS regarding the following matters:

                  -    Contested elections of directors.

                  - Approval of investment advisory and/or distribution agreements.

                  -    Approval of distribution plans.

                  -    Issuance of preferred stock.

                  - Conversion of the company from closed-end to open-end form.

                  -    Changes in the "fundamental policies" of the company.

                  - Change in the state or form of organization of the company.

                  - Mergers, acquisitions, reorganizations, liquidations or sales of all or substantially all of the assets of the company.

         B.   SHAREHOLDER PROPOSALS

BACAP will generally vote IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS on all shareholder proposals, except as follows:

         - BACAP will vote on a CASE-BY-CASE BASIS regarding the following matters:

                  - Proposals to terminate or to submit investment advisory and/or distribution agreements for competitive bidding.

                  - Conversion of the company from closed-end to open-end form.

Adopted effective:    July 1, 2003

BRANDES INVESTMENT PARTNERS, L.L.C.

SUMMARY OF OUR PROXY VOTING POLICY

Brandes Investment Partners, L.L.C. generally votes proxies for securities we have selected that are held in client accounts, unless the client has directed us to the contrary in writing. We have adopted written policies and procedures reasonably designed to ensure that we vote client securities in the best interest of clients. You may obtain information from us about how we voted proxies for securities in your account, on request. You also may obtain a copy of our proxy voting policies and procedures upon request.

HOW WE VOTE POLICES:

We generally vote proxies with a view to enhancing the value of the shares of stock held in client accounts. The financial interest of our clients is the primary consideration in determining how proxies should be voted. In the case of social and political responsibility issues that in our view do not primarily involve financial considerations, it is not possible to represent fairly the diverse views of our clients. Unless a client has given us other instructions, we generally vote in accordance with the recommendations of Institutional Shareholder Services, Inc. ("ISS") on these social and political issues and we consider the Ceres, MacBride and Burma Principles when applicable, although we sometimes abstain from voting on these issues.

We have developed Proxy Voting Guidelines, which our Corporate Governance Committee and the relevant investment research team(s) and/or investment committee(s) use in deciding how to vote proxies. The Guidelines, which have been developed with reference to the positions of ISS, set forth our positions on recurring proxy issues and criteria for addressing non-recurring issues and incorporates many of ISS's standard operating policies. Our proxy voting policy and procedures set out these Guidelines.

CLIENT PROXY VOTING POLICIES

If a client has a proxy-voting policy and instructs us to follow it, we will comply with that policy except when doing so would be contrary to the client's economic interests or otherwise imprudent or unlawful. As a fiduciary to ERISA plans, we are required to discharge our duties in accordance with the documents governing the plan (insofar as they are consistent with ERISA), including statements of proxy voting policy. We will, to the extent possible, comply with each client's proxy voting policy. If client policies conflict, we may vote proxies to reflect each policy in proportion to the respective client's interest in any pooled account (unless voting in such a manner would be imprudent or otherwise inconsistent with applicable law).

ARRANGEMENTS WITH OUTSIDE FIRMS

- We use three outside firms, ISS, Investor Responsibility Research Center, and ADP Financial Services, Inc. to assist us in voting proxies. These firms keep us informed of shareholder meeting dates, forward proxy materials to us, translate proxy materials printed in a foreign language, provide us with research on proxy proposals and voting recommendations, and vote proxies in accordance with our instructions. Although we may consider ISS's and others' recommendations on proxy issues, we are ultimately responsible for proxy voting decisions.

CONFLICTS

- From time to time, proxy voting proposals may raise conflicts between the interests of our clients and the interests of Brandes and its employees. For example, we may have a conflict when a company that is soliciting a proxy is an advisory client of Brandes, or when Brandes personnel have a business or personal relationship with participants in proxy contests, corporate directors or director candidates. Our Corporate Governance Committee is responsible for identifying proxy voting proposals that present a conflict of interest. If the Committee identifies such a proposal, the Committee will decide whether it presents a material conflict of interest.

- Proxy proposals that are "routine," such as uncontested elections of directors, meeting formalities, and approval of an annual report/financial statements are presumed not to involve a material conflict of interest, unless the Corporate Governance Committee has actual knowledge that a routine proposal should be treated as material. Non-routine proxy proposals are presumed to involve a material conflict of interest, unless the Corporate Governance Committee determines that neither Brandes nor its personnel have such a conflict of interest. Non-routine proposals would typically include any contested matter, including a contested election of directors, a merger or sale of substantial assets, a change in the articles of incorporation that materially affects the rights of shareholders, and compensation matters for management (e.g., stock option plans, and retirement plans).

If the Corporate Governance Committee determines that Brandes has a material conflict of interest, we may vote a proxy regarding that proposal using any of the following methods:

-        We may obtain instructions from the client on how to vote the proxy.

- If we are able to disclose the conflict to the client, we may do so and obtain the client's consent as to how we will vote on the proposal (or otherwise obtain instructions from the client on how the proxy should be voted).

- We may vote according to our Guidelines or, if applicable, the client's proxy voting policies.

- Subject to any client imposed proxy voting policies, we may follow the recommendations of an independent third party, such as ISS, for all proxies.

- Subject to any client imposed proxy voting policies, we may follow the recommendations of an independent third party only for the proposals that involve a material conflict of interest.

WHEN WE DO NOT VOTE PROXIES

- We generally do not vote proxies for securities we have not selected but that are held in a client account, or where we do not have discretionary authority over securities held in a client account.

- We generally do not vote proxies when the cost of voting on a particular proxy proposal could exceed the expected benefit to a client, and thus it would not be prudent to vote the proxy. For example, we generally will not vote securities loaned to another party when the costs to the client and/or administrative inconvenience of retrieving these securities outweighs the benefit of voting. Also, voting proxies for shares of foreign stocks may involve significantly greater effort and corresponding costs, such as translation of proxy materials. Some countries have laws that prevent us from selling shares for a period of time before or after a shareholder meeting. We may decide not to vote shares of foreign stocks subject to these restrictions when we believe the benefit from voting the shares is outweighed by the interest of maintaining client liquidity in the shares.

FOR MORE INFORMATION

Please contact your Brandes portfolio management team for more information about our proxy voting policy and procedures, or to obtain a copy of the policy and procedures, which describe our positions on proxy voting issues such as the election of directors, the appointment of auditors, defenses for proxy contests, tender offer defenses (such as poison pills), corporate governance matters, executive and director compensation, and mergers and restructurings. In addition, please contact your Brandes portfolio management team for information concerning how securities in your account were voted.

                                 [INVESCO LOGO]

                              PROXY VOTING POLICIES

                                       AND

                                   PROCEDURES

                                                                February 1, 2003

                                 GENERAL POLICY

INVESCO Institutional (NA), Inc. and its wholly-owned subsidiaries, and INVESCO Global Asset Management (N.A.), Inc. ("INVESCO") each has responsibility for making investment decisions that are in the best interest of its clients. As part of the investment management services it provides to clients, INVESCO may be authorized by clients to vote proxies appurtenant to the shares for which the clients are beneficial owners.

As a fiduciary, INVESCO believes that it has a duty to manage clients' assets solely in the best interest of the clients and that the ability to vote proxies is a client asset. Accordingly, INVESCO has a duty to vote proxies in a manner in which it believes will add value to the client's investment.

INVESCO is regulated by various state and federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940, and the Employee Retirement Income Security Act of 1974 ("ERISA"). Because there may be different proxy voting standards for ERISA and non-ERISA clients, INVESCO's policy is to apply the proxy voting policies and procedures described herein to all of its clients. Any discussion herein which refers to an ERISA or non-ERISA situation is used for reference only.

INVESCO may amend its proxy policies and procedures from time to time without prior notice to its clients.

                                   BACKGROUND

ERISA fiduciary standards relating to proxy voting have not been interpreted until more recent times.

Due to the large number of mergers and acquisitions in the 1980s and the growing importance of institutional investors in the equity markets, the Department of Labor ("DOL"), which enforces fiduciary standards for ERISA plan sponsors and managers, took the position that the right to vote shares of stock owned by a pension plan is, in itself, an asset of the plan. Thus, the "Wall Street Rule" of "vote with management (or abstain from voting) or sell the stock" was under scrutiny.

In 1988, the DOL stated, in the "Avon Letter", that the fiduciary act of managing plan assets that are shares of corporate stock includes the voting of proxies appurtenant to those shares of stock. Accordingly, where the authority to manage plan assets has been delegated to an investment manager pursuant to ERISA, no person other than the investment manager has authority to vote proxies appurtenant to such plan assets, except to the extent the named fiduciary has reserved to itself the right to direct a plan trustee regarding the voting of proxies.

In 1990, in the "Monks Letter", the DOL stated that an ERISA violation would occur if the investment manager is explicitly or implicitly assigned the authority to vote proxies appurtenant to certain plan-owned stock and the named fiduciary, trustee or any person other than the investment manager makes the decision on how to vote the same proxies. Thus, according to the DOL, if the investment management contract expressly provides that the investment manager is not required to vote proxies, but does not expressly preclude the investment manager from voting the relevant proxies, the investment manager would have the exclusive fiduciary responsibility for voting the proxies. In contrast, the DOL pointed out that if either the plan document or the investment management contract expressly precludes the investment manager from voting proxies, the responsibility for voting proxies lies exclusively with the trustee.

In 1994, in its Interpretive Bulletin 94-2 ("94-2"), the DOL reiterated and supplemented the Avon and Monks Letters. In addition, 94-2 extended the principles put forth in the Avon and Monks Letters to voting of proxies on shares of foreign corporations. However, the DOL recognized that the cost of exercising a vote on a particular proxy proposal could exceed any benefit that the plan could expect to gain in voting on the proposal. Therefore, the plan fiduciary had to weigh the costs and benefits of voting on proxy proposals relating to foreign securities and make an informed decision with respect to whether voting a given proxy proposal is prudent and solely in the interest of the plan's participants and beneficiaries.

In January 2003, the Securities and Exchange Commission ("SEC") adopted regulations regarding Proxy Voting by investment advisers (SEC Release No. IA-2106). These regulations required investment advisers to (1) adopt written proxy voting policies and procedures which describe how the adviser addresses material conflicts between its interests and those of its clients with respect to proxy voting and which also addresses how the adviser resolves those conflicts in the best interest of clients; (2) disclose to clients how they can obtain information from the adviser on how the adviser voted the proxies; and
(3) describe to clients its proxy voting policies and procedure to clients and, upon request, furnish a copy of them to clients.

                               PROXY VOTING POLICY

Consistent with the fiduciary standards discussed above, INVESCO will vote proxies unless either the named fiduciary (e.g., the plan sponsor) retains in writing the right to direct the plan trustee or a third party to vote proxies or INVESCO determines that any benefit the client might gain from voting a proxy would be outweighed by the costs associated therewith (i.e., foreign proxies). In voting such proxies, INVESCO will act prudently, taking into consideration those factors that may affect the value of the security and will vote such proxies in a manner in which, in its opinion, is in the best interests of clients.

                                 PROXY COMMITTEE

The INVESCO Proxy Committee will establish guidelines and procedures for voting proxies and will periodically review records on how proxies were voted.

The Proxy Committee will consist of certain of INVESCO's equity investment professionals and non-equity investment professionals.

                                  PROXY MANAGER

The Proxy Committee will appoint a Proxy Manager and/or hire a third-party Proxy Agent to analyze proxies, act as a liaison to the Proxy Committee and manage the proxy voting process, which process includes the voting of proxies and the maintenance of appropriate records.

The Proxy Manager will exercise discretion to vote proxies within the guidelines established by the Proxy Committee. The Proxy Manager will consult with the Proxy Committee in determining how to vote proxies for issues not specifically covered by the proxy voting guidelines adopted by the Proxy Committee or in situations where the Proxy Manager or members of the Committee determine that consultation is prudent.

                              CONFLICTS OF INTEREST

In effecting our policy of voting proxies in the best interests of our clients, there may be occasions where the voting of such proxies may present an actual or perceived conflict of interest between INVESCO, as the investment manager, and clients.

Some of these potential conflicts of interest situations include, but are not limited to, (1) where INVESCO (or an affiliate) manage assets, administer employee benefit plans, or provides other financial services or products to companies whose management is soliciting proxies and failure to vote proxies in favor of the management of such a company may harm our (or an affiliate's) relationship with the company; (2) where INVESCO (or an affiliate) may have a business relationship, not with the company, but with a proponent of a proxy proposal and where INVESCO (or an affiliate) may manage assets for the proponent; or (3) where INVESCO (or an affiliate) or any member of the Proxy Committee may have personal or business relationships with participants in proxy contests, corporate directors or candidates for corporate directorships, or where INVESCO (or an affiliate) or any member of the Proxy Committee may have a personal interest in the outcome of a particular matter before shareholders.

In order to avoid even the appearance of impropriety, in the event that INVESCO (or an affiliate) manages assets for a company, its pension plan, or related entity or where any member of the Proxy Committee has a personal conflict of interest, and where we have invested clients' funds in that company's shares, the Proxy Committee will not take into consideration this relationship and will vote proxies in that company solely in the best interest of all of our clients.

In addition, members of the Proxy Committee must notify INVESCO's Chief Compliance Officer, with impunity and without fear of retribution or retaliation, of any direct, indirect or perceived improper influence made by anyone within INVESCO or by an affiliated company's representatives with regard to how INVESCO should vote proxies. The Chief Compliance Officer will investigate the allegations and will report his or her findings to the INVESCO Management Committee. In the event that it is determined that improper influence was made, the Management Committee will determine the appropriate action to take which may include, but is not limited to, (1) notifying the affiliated company's Chief Executive Officer, its Management Committee or Board of Directors, (2) taking remedial action, if necessary, to correct the result of any improper influence where the clients have been harmed, or (3) notifying the appropriate regulatory agencies of the improper influence and to fully cooperate with these regulatory agencies as required. In all cases, the Proxy Committee shall not take into consideration the improper influence in determining how to vote proxies and will vote proxies solely in the best interest of clients.

Furthermore, members of the Proxy Committee must advise INVESCO's Chief Compliance Officer and fellow Committee members of any actual or potential conflicts of interest he or she may have with regard to how proxies are to be voted regarding certain companies (e.g., personal security ownership in a company, or personal or business relationships with participants in proxy contests, corporate directors or candidates for corporate directorships). After reviewing such conflict, upon advice from the Chief Compliance Officer, the Committee may require such Committee member to recuse himself or herself from participating in the discussions regarding the proxy vote item and from casting a vote regarding how INVESCO should vote such proxy.

                             PROXY VOTING PROCEDURES

The Proxy Manager will:

         -    Vote proxies;

         - Take reasonable steps to reconcile proxies received by INVESCO and/or a third-party Proxy Agent who administers the vote with shares held in the accounts;

         - Document the vote and rationale for each proxy voted (routine matters are considered to be documented if a proxy is voted in accordance with the Proxy Voting Guidelines established by the Proxy Committee);

         - If requested, provide to clients a report of the proxies voted on their behalf.

                             PROXY VOTING GUIDELINES

The Proxy Committee has adopted the following guidelines in voting proxies:

         I.   CORPORATE GOVERNANCE

         INVESCO will evaluate each proposal separately. However, INVESCO will generally vote FOR a management sponsored proposal unless it believes that adoption of the proposal may have a negative impact on the economic interests of shareholders.

         INVESCO will generally vote FOR

              -   Annual election of directors

              -   Appointment of auditors

              - Indemnification of management or directors or both against negligent or unreasonable action

              -   Confidentiality of voting

              -   Equal access to proxy statements

              -   Cumulative voting

              -   Declassification of Boards

              -   Majority of Independent Directors

         INVESCO will generally vote AGAINST

              - Removal of directors from office only for cause or by a supermajority vote

              -   "Sweeteners" to attract support for proposals

              -   Unequal voting rights proposals ("superstock")

              -   Staggered or classified election of directors

              - Limitation of shareholder rights to remove directors, amend by-laws, call special meetings, nominate directors, or other actions to limit or abolish shareholder rights to act independently such as acting by written consent

              -   Proposals to vote unmarked proxies in favor of management

              -   Proposals to eliminate existing pre-emptive rights

         II.  TAKEOVER DEFENSE AND RELATED ACTIONS

         INVESCO will evaluate each proposal separately. Generally, INVESCO will vote FOR a management sponsored anti-takeover proposal which (1) enhances management's bargaining position and (2) when combined with other anti-takeover provisions, including state takeover laws, does not discourage serious offers. INVESCO believes that generally four or more anti-takeover measures, which can only be repealed by a super-majority vote, are considered sufficient to discourage serious offers and therefore should be voted AGAINST.

         INVESCO will generally vote FOR

              -   Fair price provisions

              - Certain increases in authorized shares and/or creation of new classes of common or preferred stock

              -   Proposals to eliminate greenmail provisions

              -   Proposals to eliminate poison pill provisions

              - Proposals to re-evaluate or eliminate in-place "shark repellents"

         INVESCO will generally vote AGAINST

              - Proposals authorizing the company's board of directors to adopt, amend or repeal by-laws without shareholders' approval

              - Proposals authorizing the company's management or board of directors to buy back shares at premium prices without shareholders' approval

         III. COMPENSATION PLANS

         INVESCO will evaluate each proposal separately. INVESCO believes that in order for companies to recruit, promote and retain competent personnel, companies must provide appropriate and competitive compensation plans. INVESCO will generally vote FOR management sponsored compensation plans, which are reasonable, industry competitive and not unduly burdensome to the company in order for the company to recruit, promote and retain competent personnel.

         INVESCO will generally vote FOR

              -   Stock option plans and/or stock appreciation right plans

              - Profit incentive plans provided the option is priced at 100% fair market value

              - Extension of stock option grants to non-employee directors in lieu of their cash compensation provided the option is priced at or about the then fair market value

              -   Profit sharing, thrift or similar savings plans

         INVESCO will generally vote AGAINST

              - Stock option plans that permit issuance of loans to management or selected employees with authority to sell stock purchased by the loan without immediate repayment, or that are overly generous (below market price or with appreciation rights paying the difference between option price and the stock, or permit pyramiding or the directors to lower the purchase price of outstanding options without a simultaneous and proportionate reduction in the number of shares available)

              - Incentive plans which become effective in the event of hostile takeovers or mergers (golden and tin parachutes)

              - Proposals creating an unusually favorable compensation structure in advance of a sale of the company

              - Proposals that fail to link executive compensation to management performance

              - Acceleration of stock options/awards if the majority of the board of directors changes within a two year period

              - Grant of stock options to non-employee directors in lieu of their cash compensation at a price below 100% fair market value

              - Adoption of a stock purchase plan at less than 85% of fair market value

         IV.  CAPITAL STRUCTURE, CLASSES OF STOCK AND RECAPITALIZATION

         INVESCO will evaluate each proposal separately. INVESCO recognizes that from time to time companies must reorganize their capital structure in order to avail themselves of access to the capital markets and in order to restructure their financial position in order to raise capital and to be better capitalized.

         Generally, INVESCO will vote FOR such management sponsored reorganization proposals if such proposals will help the company gain better access to the capital markets and to attain a better financial position. INVESCO will generally vote AGAINST such proposals that appear to entrench management and do not provide shareholders with economic value.

         INVESCO will generally vote FOR

              - Proposals to reincorporate or reorganize into a holding company

              - Authorization of additional common or preferred shares to accommodate a stock split or other business purposes not related to anti-takeover measures as long as the increase is not excessive and a valid need has been proven

         INVESCO will generally vote AGAINST

              - Proposals designed to discourage mergers and acquisitions in advance

              - Proposals to change state of incorporation to a state less favorable to shareholders' interests

              - Reincorporating in another state to implement anti-takeover measures

         V.   SOCIAL RESPONSIBILITY

         INVESCO will evaluate each proposal separately. INVESCO believes that a corporation, if it is in a solid financial position and can afford to do so, has an obligation to return certain largesse to the communities in which it operates. INVESCO believes that the primary mission of a company is to be profitable. However, where a company has proven that it is able to sustain a level of profitability and the market price of the company's shares reflect an appropriate economic value for such shares, INVESCO will generally vote FOR certain social responsibility initiatives. INVESCO will generally vote AGAINST proposed social responsibility initiatives if it believes that the company already has adequate policies and procedures in place and it should focus its efforts on enhancing shareholder value where the assets and resources involved could be put to better use in obtaining profits.

         INVESCO will generally vote FOR

              -   International Labor Organization Principles

              - Resolutions seeking Basic Labor Protections and Equal Employment Opportunity

              -   Expanding EEO/Social Responsibility Reporting

                                 RECORD KEEPING

The Proxy Manager will take necessary steps to retain proxy voting records for the period of time as required by regulations.

                         MARSICO CAPITAL MANAGEMENT, LLC
                               PROXY VOTING POLICY

A.       STATEMENT OF POLICY

1. It is the policy of Marsico Capital Management, LLC ("MCM") to vote all proxies over which it has voting authority in the best interest of MCM's clients.

B.       DEFINITIONS

2. By "best interest of MCM's clients," MCM means clients' best economic interest over the long term -- that is, the common interest that all clients share in seeing the value of a common investment increase over time. Clients may have differing political or social interests, but their best economic interest is generally uniform.

3.a.     By "material conflict of interest," MCM means circumstances when MCM itself knowingly does business with a particular proxy issuer or closely affiliated entity, and may appear to have a significant conflict of interest between its own interests and the interests of clients in how proxies of that issuer are voted. A material conflict of interest might also exist in unusual circumstances when MCM has actual knowledge of a material business arrangement between a particular proxy issuer or closely affiliated entity and MCM's parent company, Bank of America Corporation ("BAC") or a BAC subsidiary.

3.b.     A material conflict of interest ordinarily does not exist when BAC or a
BAC subsidiary other than MCM does business with a particular proxy issuer or closely affiliated entity, because: (i) MCM is separately managed from BAC and other subsidiaries; (ii) MCM's employees work in a separate location from BAC and other subsidiaries and do not routinely communicate with them; (iii) MCM generally is not aware of a proxy issuer's (or affiliated entity's) business arrangements with BAC or other subsidiaries, and is not aware of the materiality of such arrangements to BAC or other subsidiaries; and (iv) MCM has no direct interest in any such business arrangements.

C.       MCM INVESTS WITH MANAGEMENTS THAT SEEK SHAREHOLDERS' BEST INTERESTS

4. Under its investment philosophy, MCM generally invests client funds in a company only if MCM believes that the company's management seeks to serve shareholders' best interests. Because MCM has confidence in the managements of the companies in which it invests, it believes that management decisions and recommendations on issues such as proxy voting generally are likely to be in shareholders' best interests.

5. MCM may periodically reassess its view of company managements. If MCM concludes that a company's management no longer serves shareholders' best interests, MCM generally sells its clients' shares of the company. MCM believes that clients do not usually benefit from holding shares of a poorly managed company or engaging in proxy contests with management.

D.       MCM'S PROXY VOTING PROCEDURES

6. When companies in which MCM has invested client funds issue proxies, MCM routinely votes the proxies as recommended by management, because it believes that recommendations by these companies' managements generally are in shareholders' best interests, and therefore in the best economic interest of MCM's clients.

7. If MCM has decided to sell the shares of a company, whether because of concerns about the company's management or for other reasons, MCM generally abstains from voting proxies issued by the company after MCM has made the decision to sell. MCM generally will not notify clients when this type of routine abstention occurs.

8. MCM also may abstain from voting proxies in other circumstances. MCM may determine, for example, that abstaining from voting is appropriate if voting may be unduly burdensome or expensive, or otherwise not in the best economic interest of clients, such as when foreign proxy issuers impose unreasonable voting or holding requirements. MCM generally will not notify clients when this type of routine abstention occurs.

9. The procedures in this policy apply to all proxy voting matters over which MCM has voting authority, including changes in corporate governance structures, the adoption or amendment of compensation plans (including stock options), and matters involving social issues or corporate responsibility.

E.       ALTERNATIVE PROCEDURES FOR POTENTIAL MATERIAL CONFLICTS OF INTEREST

10. In certain circumstances, such as when the proponent of a proxy proposal is also a client of MCM, an appearance might arise of a potential conflict between MCM's interests and the interests of affected clients in how the proxies of that issuer are voted.

11. Because MCM does not exercise discretion in voting proxies, but routinely votes proxies as recommended by management, no potential conflict of interest could actually affect MCM's voting of the proxies.

12.a. Nevertheless, when MCM itself knowingly does business with a particular proxy issuer or closely affiliated entity (or has actual knowledge of a material business arrangement between a particular proxy issuer or closely affiliated entity and BAC or a BAC subsidiary), and a material conflict of interest between MCM's interests and clients' interests may appear to exist, MCM generally would, to avoid any appearance concerns, follow an alternative procedure rather than vote proxies as recommended by management. Such an alternative procedure generally would involve either:

     (i) Causing the proxies to be "echo voted" or "mirror voted" in the same proportion as the votes of other proxy holders that are not MCM clients; or

     (ii) Causing the proxies to be voted in accordance with the recommendations of an independent service provider that MCM may use to assist in voting proxies.

MCM generally will not notify clients if it uses either of these usual procedures to resolve an apparent material conflict of interest. MCM will document the identification of any material conflict of interest and its procedure for resolving the particular conflict.

12.b.    In unusual cases, MCM may use other alternative procedures to address circumstances when a material conflict of interest may appear to exist, such as, without limitation:

     (i) Notifying affected clients of the conflict of interest (if practical), and seeking a waiver of the conflict to permit MCM to vote the proxies under its usual policy;

     (ii) Abstaining from voting the proxies; or

     (iii) Forwarding the proxies to clients so that clients may vote the proxies themselves.

MCM generally will notify affected clients if it uses one of these alternative procedures to resolve a material conflict of interest.

F.       OTHER EXCEPTIONS

13. On an exceptions basis, MCM may for other reasons choose to depart from its usual procedure of routinely voting proxies as recommended by management. MCM generally would notify affected clients of any such exception.

G.       VOTING BY CLIENT INSTEAD OF MCM

14. An MCM client may vote its own proxies instead of directing MCM to do so. MCM recommends this approach if a client believes that proxies should be voted based on political or social interests.

15. MCM generally will not accept proxy voting authority from a client (and will encourage the client to vote its own proxies) if the client seeks to impose client-specific voting guidelines that may be inconsistent with MCM's guidelines or with the client's best economic interest in MCM's view.

16. MCM generally will abstain from voting on (or otherwise participating in) the commencement of legal proceedings such as shareholder class actions or bankruptcy proceedings.

H.       PERSONS RESPONSIBLE FOR IMPLEMENTING MCM'S POLICY

17. MCM's client services staff has primary responsibility for implementing MCM's proxy voting procedures, including ensuring that proxies are timely submitted. MCM also may use a service provider to assist in voting proxies, recordkeeping, and other matters.

18. MCM's security analysts routinely review proxy proposals as part of their ongoing reassessment of companies and their managements.

I.       RECORDKEEPING

19. MCM or a service provider maintains, in accordance with Rule 204-2 of the Investment Advisers Act:

     (i) Copies of all proxy voting policies and procedures;

     (ii) Copies of proxy statements received (unless maintained elsewhere as described below);

     (iii) Records of proxy votes cast on behalf of clients;

     (iv) Documents prepared by MCM that are material to a decision on how to vote or memorializing the basis for a decision;

     (v) Written client requests for proxy voting information, and (vi) written responses by MCM to written or oral client requests.

20. MCM will obtain an undertaking from any service provider that the service provider will provide copies of proxy voting records and other documents promptly upon request if MCM relies on the service provider to maintain related records.

21. MCM or its service provider may rely on the SEC's EDGAR system to keep records of certain proxy statements if the proxy statements are maintained by issuers on that system (as is generally true in the case of larger U.S.-based issuers).

22. All proxy related records will be maintained in an easily accessible place for five years (and an appropriate office of MCM or a service provider for the first two years).

J.       AVAILABILITY OF POLICY AND PROXY VOTING RECORDS TO CLIENTS

23. MCM will initially inform clients of this policy and how a client may learn of MCM's voting record for the client's securities through summary disclosure in Part II of MCM's Form ADV. Upon receipt of a client's request for more information, MCM will provide to the client a copy of this proxy voting policy and/or how MCM voted proxies for the client during the period since this policy was adopted.

ADOPTED EFFECTIVE MARCH 31, 2003

APRIL 15, 2003

                               PUTNAM INVESTMENTS

                             Proxy Voting Procedures

Introduction and Summary

Many of Putnam's investment management clients have delegated to Putnam the authority to vote proxies for shares in the client accounts Putnam manages. Putnam believes that the voting of proxies can be an important tool for institutional investors to promote best practices in corporate governance and votes all proxies in the best interests of its clients as investors. In Putnam's view, strong corporate governance policies, most notably oversight by an independent board of qualified directors, best serve investors' interests. Putnam will vote proxies and maintain records of voting of shares for which Putnam has proxy voting authority in accordance with its fiduciary obligations and applicable law.

This memorandum sets forth Putnam's policies for voting proxies. It covers all accounts for which Putnam has proxy voting authority. These accounts are primarily US and international institutional accounts managed by The Putnam Advisory Company, L.L.C. and Putnam Fiduciary Trust Company. In addition they include sub-advised US mutual funds and smaller separate accounts managed under `wrap fee' programs by Putnam Investment Management, L.L.C. In addition, this memorandum sets forth Putnam's procedures for coordination of proxy voting for the Putnam mutual funds. The Trustees of the Putnam mutual funds have retained authority for voting proxies but refer many proxy issues to Putnam's investment professionals for advice.

Proxy Committee

Putnam has a Proxy Committee composed of senior professionals in the Investment Division. The co-heads of the Investment Division appoint the members of the Proxy Committee. The Proxy Committee is responsible for setting general policy as to proxies. Specifically, the Committee:

1. reviews these procedures and the Proxy Guidelines annually and approves any amendments considered to be advisable.

2        considers special proxy issues as they may from time to time arise.

Proxy Voting Administration

The Putnam Legal and Compliance Department administers Putnam's proxy voting through a Proxy Manager. (The Proxy Manager as of the date of these procedures is Victoria Card). Under the supervision of senior members of the Legal and Compliance Department the Proxy Manager has the following duties:

1. annually prepares the Proxy Guidelines and distributes them to the Proxy Committee for review.

2. coordinates the Proxy Committee's review of any new or unusual proxy issues.

3. manages the process of referring issues to portfolio managers for voting instructions.

4. oversees the work of any third party vendor hired to process proxy votes (as of the date of these procedures Putnam has engaged Institutional Shareholder Services to process proxy votes) and the process of setting up the voting process with ISS and custodial banks for new clients.

5. coordinates responses to investment professionals' questions on proxy issues and proxy policies, including forwarding specialized proxy research from ISS and other vendors and forwards information to investment professionals prepared by other areas at Putnam.

6. maintains required records of proxy votes on behalf of the appropriate Putnam client accounts.

7.       prepares and distributes reports required by Putnam clients.

Proxy Voting Guidelines

Putnam maintains written voting guidelines ("Guidelines") setting forth voting positions determined by the Proxy Committee on those issues believed most likely to arise day to day. The Guidelines may call for votes to be cast normally in favor of or opposed to a matter or may deem the matter an item to be referred to investment professionals on a case by case basis. A copy of the Guidelines is attached to this memorandum as Exhibit A.

Putnam will vote all proxies in accordance with the Guidelines subject to two exceptions as follows:

1. If the portfolio managers of client accounts holding the stock of a company with a proxy vote believe that following the Guidelines in any specific case would not be in clients' best interests, they may request the Proxy Manager not to follow the guidelines in such case. The request must be in writing and include an explanation of the rationale for doing so. The Proxy Manager will review any such request with a senior member of the Legal and Compliance Department prior to implementing the request.

2. For clients with plan assets subject to ERISA, under rules of the U. S. Department of Labor ("DOL") Putnam may accept instructions to vote proxies in accordance with AFL-CIO proxy voting guidelines, in lieu of Putnam's regular proxy voting guidelines. However, when in Putnam's judgment voting in accordance with the AFL-CIO guidelines would be inconsistent with ERISA, Putnam will not vote in accordance with those guidelines. Putnam will use the Proxy Voter Services U.S. Proxy Voting Policy Statement and Guidelines to implement voting under the AFL-CIO guidelines. For clients not subject to ERISA, Putnam may accept instructions to vote proxies under client specific guidelines subject to review and acceptance by the Investment Division and the Legal and Compliance Department.

Proxy Voting Referrals

Under the Guidelines, certain proxy matters will be referred to the Investment Division. The Putnam mutual funds maintain similar proxy procedures which require certain matters to be referred to the investment professionals. The Putnam Proxy Manager and Putnam Funds Proxy Coordinator will coordinate efforts so that in cases where both are referring matters, only one referral will be sent out. Normally specific referral items will be referred to the portfolio team leader (or another member of the portfolio team he or she designates) whose accounts hold the greatest number of shares of the issuer of the proxies using the attached Proxy Voting Recommendation Form. (attached as Exhibit B). The Proxy Voting Recommendation Form contains (1) a field that will be used by the portfolio team leader or member for recommending a vote on each referral item, and (2) a field for describing any contacts relating to the proxy referral item the portfolio team may have had with any Putnam employee outside Putnam's Investment Division or with any person other than a proxy solicitor acting in the normal course of proxy solicitation.

The portfolio team leader or members who have been requested to provide a recommendation on a proxy referral item will return a completed Proxy Voting Recommendation Form. Upon receiving each completed Proxy Voting Recommendation Form received from the Investment Division, the form will be reviewed by the Proxy Manager or the Putnam Funds Proxy Coordinator to be sure it has been completed correctly. If not, the Putnam Manager or Putnam Funds Proxy Coordinator will follow up with representatives of the Investment Division to be sure the form is completed correctly.

Conflicts of Interest

A potential conflict of interest may arise when voting proxies of an issuer which has a significant business relationship with Putnam. For example, Putnam could manage a defined benefit or defined contribution pension plan for the issuer. Putnam's policy is to vote proxies based solely on the investment merits of the proposal. In order to guard against conflicts the following procedures have been adopted:

         1. The Proxy Committee is composed solely of professionals in the Investment Division. Proxy administration is in the Legal and Compliance Department.

                  Neither the Investment Division nor the Legal and Compliance Department report to Putnam's marketing businesses.

         2. No Putnam employee outside the Investment Division may contact any portfolio manager about any proxy vote without first contacting the Proxy Manager or a senior lawyer in the Legal and Compliance Department. There is no prohibition on Putnam employees seeking to communicate investment related information to investment professionals. However, the Proxy Manager will coordinate the delivery of such information to investment professionals to avoid appearances of conflict.

         3. Investment professionals responding to referral requests must disclose any contacts with third parties other than normal contact with proxy solicitation firms.

         4. The Proxy Manager will review the name of the issuer of each proxy that contains a referral item against a list of Putnam business relationships maintained by the Legal and Compliance Department for potential material business relationships (i.e., conflicts of interest). If the issuer of the proxy is on the list of Putnam business relationships, the Putnam Proxy Manager will confer with a senior lawyer in the Putnam Investments Legal and Compliance Department prior to voting. In addition, for referrals involving Putnam mutual funds the Proxy Manager will fill out attached Proxy Voting Disclosure Form (attached as Exhibit C) and deliver it to Putnam Fund Administration.

         5. Putnam's Proxy Voting Guidelines may only be overridden with the written recommendation of the Investment Division and concurrence of the Legal and Compliance Department.

Recordkeeping

The Legal and Compliance Department will retain copies of the following books and records:

         1. A copy of Proxy Procedures and Guidelines as are from time to time in effect;

         2. A copy of each proxy statement received with respect to securities in client accounts;

         3.       Records of each vote cast for each client;

         4. Internal documents generated in connection with a proxy referral to the Investment Division such as emails, memoranda etc.

         5. Written reports to clients on proxy voting and of all client requests for information and Putnam's response.

All records will be maintained for seven years. A proxy vendor will maintain the records noted in 2 and 3 above if it commits to providing copies promptly upon request.

                                                   Exhibit A to Proxy Procedures

                   PUTNAM INVESTMENTS PROXY VOTING GUIDELINES

The proxy voting guidelines below summarize Putnam's positions on various issues of concern to investors and indicate how client portfolio securities will be voted on proposals dealing with a particular issue. The proxy voting service is instructed to vote all proxies relating to client portfolio securities in accordance with these guidelines, except as otherwise instructed by the Proxy Manager.

The following guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and recommended by a company's board of directors. Part II deals with proposals submitted by shareholders for inclusion in proxy statements. Part III addresses unique considerations pertaining to non US issuers.

I.  BOARD-APPROVED PROPOSALS

Proxies will be voted FOR board-approved proposals, except as follows:

         A.   MATTERS RELATING TO THE BOARD OF DIRECTORS

The board of directors has the important role of overseeing management and its performance on behalf of shareholders. Proxies will be voted FOR the election of the company's nominees for directors and FOR board-approved proposals on other matters relating to the board of directors (provided that such nominees and other matters have been approved by an independent nominating committee), except as follows:

     -   Putnam will WITHHOLD VOTES for the entire board of directors if

     -   The board does not have a majority of independent directors; or

     - The board does not have nominating, audit and compensation committees composed solely of independent directors.

For these purposes, an "independent director" is a director who meets all requirements to serve as an independent director of a company under the pending NYSE rule proposals (i.e., no material business relationships with the company, no present or recent employment relationship with the company (including employment of immediate family members) and, in the case of audit committee members, no compensation for non-board services). Proxies will generally be voted on a CASE-BY-CASE BASIS on board-approved proposals where the board fails to meet these basic independence standards.

     - Putnam will WITHHOLD VOTES for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director (e.g., investment banking, consulting, legal or financial advisory fees).

     - Putnam will WITHHOLD VOTES for the entire board of directors if the board has more than 19 members or fewer than five members, absent special circumstances.

     - Putnam will vote on a CASE-BY-CASE BASIS in contested elections of directors.

         - Putnam will WITHHOLD VOTES for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for the absences (i.e., illness, personal emergency, etc.).

Putnam is concerned about over-committed directors. In some cases, directors may serve on too many boards to make a meaningful contribution. This may be particularly true for senior executives of public companies (or other directors with substantially full-time employment) who serve on more than a few outside boards. Putnam may withhold votes from such directors on a case-by-case basis where it appears that they may be unable to discharge their duties properly because of excessive commitments.

              - Putnam will WITHHOLD VOTES for any nominee for director of a public company (Company A) who is employed as a senior executive of another public company (Company B) if a director of Company B serves as a senior executive of Company A (commonly referred to as an "interlocking directorate").

Board independence depends not only on its members' individual relationships, but also the board's overall attitude toward management. Independent boards are committed to good corporate governance practices and, by providing objective independent judgment, enhancing shareholder value. Putnam may withhold votes on a case-by-case basis from some or all directors that, through their lack of independence, have failed to observe good corporate governance practices or, through specific corporate action, have demonstrated a disregard for the interest of shareholders.

         - Putnam will vote AGAINST proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by this structure.

         B.   EXECUTIVE COMPENSATION

Putnam will vote on a CASE-BY-CASE BASIS on board-approved proposals relating to executive compensation, except as follows:

         - Except where Putnam would otherwise be withholding votes for the entire board of directors, Putnam will vote FOR stock option plans which will result in an average annual dilution of 1.67% or less (including all equity-based plans).

         - Putnam will vote AGAINST stock option plans that permit replacing or repricing of underwater options (and against any proposal to authorize such replacement or repricing of underwater options).

         - Putnam will vote AGAINST stock option plans that permit issuance of options with an exercise price below the stock's current market price.

         - Except where Putnam is otherwise withholding votes for the entire board of directors, Putnam will vote FOR employee stock purchase plans that have the following features: (1) the shares purchased under the plan are acquired for no less than 85% of their market value, (2) the offering period under the plan is 27 months or less, and (3) dilution is 10% or less.

Putnam may vote against executive compensation proposals on a case-by-case basis where compensation is excessive by reasonable corporate standards, or where a company fails to provide transparent disclosure of executive compensation. In voting on proposals relating to executive compensation, Putnam will consider whether the proposal has been approved by an independent compensation committee of the board.

         C.   CAPITALIZATION

Putnam will vote on a CASE-BY-CASE BASIS on board-approved proposals involving changes to a company's capitalization, except that where Putnam is not otherwise withholding votes from the entire board of directors:

         - Putnam will vote FOR proposals relating to the authorization of additional common stock (except where such proposals relate to a specific transaction).

         - Putnam will vote FOR proposals to effect stock splits (excluding reverse stock splits.)

         - Putnam will vote FOR proposals authorizing share repurchase programs.

         D. ACQUISITIONS, MERGERS, REINCORPORATIONS, REORGANIZATIONS AND OTHER TRANSACTIONS

Putnam will vote on a CASE-BY-CASE BASIS on business transactions such as acquisitions, mergers, reorganizations involving business combinations, liquidations and sale of all or substantially all of a company's assets, except as follows:

- Putnam will vote FOR mergers and reorganizations involving business combinations designed solely to reincorporate a company in Delaware.

         E.   ANTI-TAKEOVER MEASURES

Putnam will vote AGAINST board-approved proposals to adopt anti-takeover measures such as a shareholder rights plan, supermajority voting provisions, adoption of fair price provisions, issuance of blank check preferred stock and the creation of a separate class of stock with disparate voting rights, except as follows:

         - Putnam will vote on a CASE-BY-CASE BASIS on proposals to ratify or approve shareholder rights plans (commonly referred to as "poison pills"); and

         - Putnam will vote on a CASE-BY-CASE BASIS on proposals to adopt fair price provisions.

         F.   OTHER BUSINESS MATTERS

Putnam will vote FOR board-approved proposals approving routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting, except as follows:

         - Putnam will vote on a CASE-BY-CASE BASIS on proposals to amend a company's charter or bylaws (except for charter amendments necessary or to effect stock splits to change a company's name or to authorize additional shares of common stock).

         - Putnam will vote AGAINST authorization to transact other unidentified, substantive business at the meeting.

         - Putnam will vote on a CASE-BY-CASE BASIS on other business matters where Putnam is otherwise withholding votes for the entire board of directors.

II. SHAREHOLDER PROPOSALS

Putnam will vote IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS on all shareholder proposals, except as follows:

         - Putnam will vote FOR shareholder proposals to declassify a board, absent special circumstances which would indicate that shareholder interests are better served by a classified board structure.

         - Putnam will vote FOR shareholder proposals to require shareholder approval of shareholder rights plans.

         - Putnam will vote FOR shareholder proposals that are consistent with Putnam's proxy voting guidelines for board-approved proposals.

         - Putnam will vote on a CASE-BY-CASE BASIS on other shareholder proposals where Putnam is otherwise withholding votes for the entire board of directors

III. VOTING SHARES OF NON US ISSUERS

Putnam recognizes that the laws governing non US issuers will vary significantly from US law and from jurisdiction to jurisdiction. Accordingly it may not be possible or even advisable to apply these guidelines mechanically to non US issuers. However, Putnam believes that shareholders of all companies are protected by the existence of a sound corporate governance and disclosure framework. Accordingly, Putnam will vote proxies of non US issuers IN ACCORDANCE WITH THE FOREGOING GUIDELINES WHERE APPLICABLE, except as follows:

         - Putnam will vote FOR shareholder proposals calling for a majority of the directors to be independent of management.

         - Putnam will vote FOR shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

         - Putnam will vote FOR shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

         -    Putnam will vote on CASE-BY-CASE BASIS on proposals relating to
              (1) the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

Many non US jurisdictions impose material burdens on voting proxies. There are three primary types of limits as follows:

                  (1) Share blocking. Shares must be frozen for certain periods of time to vote via proxy.

                  (2) Share re-registration. Shares must be reregistered out of the name of the local custodian or nominee into the name of the client for the meeting and, in may cases, then reregistered back. Shares are normally blocked in this period.

                  (3) Powers of Attorney. Detailed documentation from a client must be given to the local sub-custodian. In many cases Putnam is not authorized to deliver this information or sign the relevant documents.

Putnam's policy is to weigh the benefits to clients from voting in these jurisdictions against the detriments of doing so. For example, in a share blocking jurisdiction, it will normally not be in a client's interest to freeze shares simply to participate in a non contested routine meeting. More specifically, Putnam will normally not vote shares in non-US jurisdictions imposing burdensome proxy voting requirements except in significant votes (such as contested elections and major corporate transactions) where directed by portfolio managers.

                                                   Exhibit B to Proxy Procedures

Proxy Vote Recommendation Request: Company XYZ, Vote Due X/X/XX

                         Putnam Investments Proxy Voting
                        Vote Recommendation Request Form

From: Victoria Card ext. 1-1168

Meeting Date:

VOTE RECOMMENDATION DUE DATE:

Company Name:
Country:

Please indicate FOR, AGAINST or ABSTAIN for each agenda item referenced below.

Referral Agenda items:

1.       [Description of item]

Recommendation:

Please see attached ISS and/or IRRC analysis for information on the proposals.

Please fill out the required information below on contacts regarding the recommendation.

Please describe any contacts with any person outside the Investment Division or the Legal and Compliance Department -- Proxy Group regarding the proxy other than proxy soliciting firms (if none please answer "none"):

                                                   Exhibit C to Proxy Procedures

                               PUTNAM INVESTMENTS
                           PROXY VOTE DISCLOSURE FORM

1.       Company Name: __________________________.

2.       Date of Meeting:________________________________________.

3.       Referral Item(s): (a)________________________________________

                           (b)________________________________________

                           (c)________________________________________

                           (d)________________________________________

                           (e)________________________________________

4.       Description of Putnam's Business Relationship with Issuer of Proxy:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

5. Describe any special conflict issues or remedial steps taken in furnishing recommendations on the referral items:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

________________________________________________________________________________

CERTIFICATION

The undersigned officer of Putnam Investments certifies that, to the best of his or her knowledge, the information set forth in this form is true and correct.

_______________________
Name:
Title:

                               MACKAY SHIELDS LLC
                      PROXY VOTING POLICIES AND PROCEDURES
                      FOR THE NATIONS HIGH YIELD BOND FUND


1. POLICY.

         MacKay Shields shall vote the proxies of its clients solely in the interest of its clients and for the exclusive purpose of providing benefits to them. MacKay Shields shall not subordinate the interests of clients to unrelated objectives. MacKay Shields shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. When proxies due to clients of MacKay Shields have not been received, MacKay Shields will make reasonable efforts to obtain missing proxies. MacKay Shields is not responsible for voting proxies it does not receive.

         MacKay Shields shall report annually (or more frequently upon request) to its clients on proxy votes cast on their behalf. These proxy-voting reports will demonstrate MacKay Shields's compliance with its fiduciary duty and will facilitate clients' monitoring of MacKay Shields.

         MacKay Shields shall consider the attached guidelines, Schedule A, as it evaluates proposals appearing on proxy ballots it votes on behalf of its clients. Any deviation from these guidelines must be requested in writing by a client and approved by MacKay's General Counsel or Chief Compliance Officer.

2. VOTING DELEGATION.

         The marketing or client service person responsible for establishing the account is also responsible for determining whether the client wishes to delegate proxy-voting authority to MacKay Shields. The delegation of voting authority to MacKay Shields, and MacKay's use of a third-party vendor (currently Institutional Shareholder Services "ISS") shall be memorialized in the client's investment management agreement. ISS shall be notified of new accounts using the Form attached as Schedule B.

3. CONFLICTS OF INTEREST.

         In order to avoid possible conflicts of interest, MacKay Shields votes proxies based on the pre-determined policy drafted by ISS. The ISS proxy guidelines are drafted to insure that all proxies are voted solely in the interest of our clients. Any proposed deviation from the standard policy must be submitted to the MacKay Shields Legal/Compliance department for review and approval. All votes cast that deviate from the standard policy must be submitted for review by the MacKay Shields Compliance Committee.

4. REVIEW VOTING AND GUIDELINES.

         As part of its periodic reviews, MacKay Shields' Compliance Department will conduct an annual review of the prior year's proxy voting as well as the guidelines established for proxy voting. Documentation shall be maintained of this review and a report setting forth the results of the review will be presented annually to the MacKay Shields Compliance Committee.

                                   SCHEDULE A



                       INSTITUTIONAL SHAREHOLDER SERVICES
                                  VOTING POLICY

                                   SCHEDULE A

                                ISS PROXY VOTING
                                   GUIDELINES
                                     SUMMARY

The following is a condensed version of all proxy voting recommendations contained in The ISS Proxy Voting Manual.

1. OPERATIONAL ITEMS

ADJOURN MEETING
Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

AMEND QUORUM REQUIREMENTS
Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

AMEND MINOR BYLAWS
Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

CHANGE COMPANY NAME
Vote FOR proposals to change the corporate name.

CHANGE DATE, TIME, OR LOCATION OF ANNUAL MEETING
Vote FOR management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

Vote AGAINST shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.

RATIFYING AUDITORS
Vote FOR proposals to ratify auditors, unless any of the following apply:

          o An auditor has a financial interest in or association with the company, and is therefore not independent

          o    Fees for non-audit services are excessive, or

          o There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote FOR shareholder proposals asking for audit firm rotation, unless the rotation period is so short (less than five years) that it would be unduly burdensome to the company.


TRANSACT OTHER BUSINESS

Vote AGAINST proposals to approve other business when it appears as voting item.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS
Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: composition of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance relative to a market index, directors' investment in the company, whether the chairman is also serving as CEO, and whether a retired CEO sits on the board. However, there are some actions by directors that should result in votes being withheld. These instances include directors who:

          o Attend less than 75 percent of the board and committee meetings without a valid excuse

          o    Implement or renew a dead-hand or modified dead-hand poison pill

          o Ignore a shareholder proposal that is approved by a majority of the shares outstanding

          o Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

          o Failed to act on takeover offers where the majority of the shareholders tendered their shares

          o Are inside directors or affiliated outsiders and sit on the audit, compensation, or nominating committees

          o Are inside directors or affiliated outsiders and the full board serves as the audit, compensation, or nominating committee or the company does not have one of these committees

          o Are audit committee members and the non-audit fees paid to the auditor are excessive.

In addition, directors who enacted egregious corporate governance policies or failed to replace management as appropriate would be subject to recommendations to withhold votes.

AGE LIMITS
Vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors.

BOARD SIZE
Vote FOR proposals seeking to fix the board size or designate a range for the board size. Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.
Vote FOR proposals to repeal classified boards and to elect all directors annually.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.
Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION
Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard. Vote AGAINST proposals to eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care.
Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.
Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:

          o The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

          o    Only if the director's legal expenses would be covered.

ESTABLISH/AMEND NOMINEE QUALIFICATIONS
Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board.
Vote AGAINST shareholder proposals requiring two candidates per board seat.

FILLING VACANCIES/REMOVAL OF DIRECTORS
Vote AGAINST proposals that provide that directors may be removed only for cause. Vote FOR proposals to restore shareholder ability to remove directors with or without cause.
Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies. Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)
Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, the following factors should be taken into account in determining whether the proposal warrants support:

          o Designated lead director appointed from the ranks of the independent board members with clearly delineated duties

          o    Majority of independent directors on board

          o    All-independent key committees

          o    Committee chairpersons nominated by the independent directors

          o CEO performance reviewed annually by a committee of outside directors

          o    Established governance guidelines

          o    Company performance.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.
Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

STOCK OWNERSHIP REQUIREMENTS
Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

TERM LIMITS
Vote AGAINST shareholder proposals to limit the tenure of outside directors.

3. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS
Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the following factors:

     o Long-term financial performance of the target company relative to its industry; management's track record

     o    Background to the proxy contest

     o    Qualifications of director nominees (both slates)

     o Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.

REIMBURSING PROXY SOLICITATION EXPENSES
Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

CONFIDENTIAL VOTING
Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS/NOMINATIONS Votes on advance notice proposals are determined on a CASE-BY-CASE basis, giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

AMEND BYLAWS WITHOUT SHAREHOLDER CONSENT
Vote AGAINST proposals giving the board exclusive authority to amend the bylaws. Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

POISON PILLS
Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification.
Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.
Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT
Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.
Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS
Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.
Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS
Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. MERGERS AND CORPORATE RESTRUCTURINGS

APPRAISAL RIGHTS
Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

ASSET PURCHASES
Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

     o    Purchase price

     o    Fairness opinion o Financial and strategic benefits

     o    How the deal was negotiated

     o    Conflicts of interest

     o    Other alternatives for the business

     o    Noncompletion risk.

ASSET SALES
Votes on asset sales should be determined on a CASE-BY-CASE basis, considering the following factors:

     o    Impact on the balance sheet/working capital

     o    Potential elimination of diseconomies

     o    Anticipated financial and operating benefits

     o    Anticipated use of funds

     o    Value received for the asset

     o    Fairness opinion

     o    How the deal was negotiated

     o    Conflicts of interest.

BUNDLED PROPOSALS
Review on a CASE-BY-CASE basis bundled or "conditioned" proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders' best interests, vote against the proposals. If the combined effect is positive, support such proposals.

CONVERSION OF SECURITIES
Votes on proposals regarding conversion of securities are determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.
Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

CORPORATE REORGANIZATION/DEBT RESTRUCTURING/PREPACKAGED BANKRUPTCY PLANS/REVERSE LEVERAGED BUYOUTS/WRAP PLANS

Votes on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan are determined on a CASE-BY-CASE basis, taking into consideration the following:

     o    Dilution to existing shareholders' position

     o    Terms of the offer o Financial issues

     o    Management's efforts to pursue other alternatives

     o    Control issues

     o    Conflicts of interest.

Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

FORMATION OF HOLDING COMPANY
Votes on proposals regarding the formation of a holding company should be determined on a CASE-BY-CASE basis, taking into consideration the following:

     o    The reasons for the change

     o    Any financial or tax benefits

     o    Regulatory benefits

     o    Increases in capital structure

     o    Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

     o Increases in common or preferred stock in excess of the allowable maximum as calculated by the ISS Capital Structure model

     o    Adverse changes in shareholder rights

GOING PRIVATE TRANSACTIONS (LBOS AND MINORITY SQUEEZEOUTS)
Vote going private transactions on a CASE-BY-CASE basis, taking into account the following: offer price/premium, fairness opinion, how the deal was negotiated, conflicts of interest, other alternatives/offers considered, and noncompletion risk.

JOINT VENTURES
Votes CASE-BY-CASE on proposals to form joint ventures, taking into account the following: percentage of assets/business contributed, percentage ownership, financial and strategic benefits, governance structure, conflicts of interest, other alternatives, and noncompletion risk.

LIQUIDATIONS
Votes on liquidations should be made on a CASE-BY-CASE basis after reviewing management's efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.


MERGERS AND ACQUISITIONS/ ISSUANCE OF SHARES TO FACILITATE MERGER OR ACQUISITION Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis, determining whether the transaction enhances shareholder value by giving consideration to the following:

     o Prospects of the combined company, anticipated financial and operating benefits

     o    Offer price

     o    Fairness opinion

     o    How the deal was negotiated

     o    Changes in corporate governance

     o    Change in the capital structure

     o    Conflicts of interest.

PRIVATE PLACEMENTS/WARRANTS/CONVERTIBLE DEBENTURES
Votes on proposals regarding private placements should be determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review: dilution to existing shareholders' position, terms of the offer, financial issues, management's efforts to pursue other alternatives, control issues, and conflicts of interest.
Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.

SPINOFFS
Votes on spinoffs should be considered on a CASE-BY-CASE basis depending on:

     o    Tax and regulatory advantages

     o    Planned use of the sale proceeds

     o    Valuation of spinoff

     o    Fairness opinion

     o    Benefits to the parent company

     o    Conflicts of interest

     o    Managerial incentives

     o    Corporate governance changes

     o    Change in the capital structure.

VALUE MAXIMIZATION PROPOSALS
Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors: prolonged poor performance with no turnaround in sight, signs of entrenched board and management, strategic plan in place for improving value, likelihood of receiving reasonable value in a sale or dissolution, and whether company is actively exploring its strategic options, including retaining a financial advisor.

6. STATE OF INCORPORATION


CONTROL SHARE ACQUISITION PROVISIONS
Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders. Vote AGAINST proposals to amend the charter to include control share acquisition provisions.
Vote FOR proposals to restore voting rights to the control shares.

CONTROL SHARE CASHOUT PROVISIONS
Vote FOR proposals to opt out of control share cashout statutes.

DISGORGEMENT PROVISIONS
Vote FOR proposals to opt out of state disgorgement provisions.

FAIR PRICE PROVISIONS
Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis, evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.
Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

FREEZEOUT PROVISIONS
Vote FOR proposals to opt out of state freezeout provisions.

GREENMAIL
Vote FOR proposals to adopt antigreenmail charter of bylaw amendments or otherwise restrict a company's ability to make greenmail payments.
Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

REINCORPORATION PROPOSALS
Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws.
Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

STAKEHOLDER PROVISIONS
Vote AGAINST proposals that ask the board to consider nonshareholder constituencies or other nonfinancial effects when evaluating a merger or business combination.

STATE ANTITAKEOVER STATUTES
Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

7. CAPITAL STRUCTURE


ADJUSTMENTS TO PAR VALUE OF COMMON STOCK
Vote FOR management proposals to reduce the par value of common stock.

COMMON STOCK AUTHORIZATION
Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.
Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.
Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK
Vote AGAINST proposals to create a new class of common stock with superior voting rights.
Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:
     o It is intended for financing purposes with minimal or no dilution to current shareholders

     o It is not designed to preserve the voting power of an insider or significant shareholder

ISSUE STOCK FOR USE WITH RIGHTS PLAN
Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a shareholder rights plan (poison pill).

PREEMPTIVE RIGHTS
Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights. In evaluating proposals on preemptive rights, consider the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.

PREFERRED STOCK
Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).
Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).
Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.
Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

RECAPITALIZATION
Votes CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following: more simplified capital structure, enhanced liquidity, fairness of conversion terms, impact on voting power and dividends, reasons for the reclassification, conflicts of interest, and other alternatives considered.

REVERSE STOCK SPLITS
Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.
Vote FOR management proposals to implement a reverse stock split to avoid delisting.
Votes on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue should be determined on a CASE-BY-CASE basis using a model developed by ISS.

SHARE REPURCHASE PROGRAMS
Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS
Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by ISS.

TRACKING STOCK
Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis, weighing the strategic value of the transaction against such factors as: adverse governance changes, excessive increases in authorized capital stock, unfair method of distribution, diminution of voting rights, adverse conversion features, negative impact on stock option plans, and other alternatives such as spinoff.

8. EXECUTIVE AND DIRECTOR COMPENSATION


Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Our model determines a company-specific allowable pool of shareholder wealth that may be transferred from the company to executives, adjusted for:
     o Long-term corporate performance (on an absolute basis and relative to a standard industry peer group and an appropriate market index),

     o    Cash compensation, and

     o    Categorization of the company as emerging, growth, or mature.

These adjustments are pegged to market capitalization. ISS will continue to examine other features of proposed pay plans such as administration, payment terms, plan duration, and whether the administering committee is permitted to reprice underwater stock options without shareholder approval.

DIRECTOR COMPENSATION
Votes on compensation plans for directors are determined on a CASE-BY-CASE basis, using a proprietary, quantitative model developed by ISS.

STOCK PLANS IN LIEU OF CASH
Votes for plans which provide participants with the option of taking all or a portion of their cash compensation in the form of stock are determined on a CASE-BY-CASE basis.
Vote FOR plans which provide a dollar-for-dollar cash for stock exchange.
Votes for plans which do not provide a dollar-for-dollar cash for stock exchange should be determined on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.

DIRECTOR RETIREMENT PLANS
Vote AGAINST retirement plans for nonemployee directors.
Vote FOR shareholder proposals to eliminate retirement plans for nonemployee directors.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS
Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

     o    Historic trading patterns

     o    Rationale for the repricing

     o    Value-for-value exchange

     o    Option vesting

     o    Term of the option

     o    Exercise price

     o    Participation.

EMPLOYEE STOCK PURCHASE PLANS
Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.
Vote FOR employee stock purchase plans where all of the following apply:
     o    Purchase price is at least 85 percent of fair market value

     o    Offering period is 27 months or less, and

     o    Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the following apply:
     o    Purchase price is less than 85 percent of fair market value, or

     o    Offering period is greater than 27 months, or

     o    VPD is greater than ten percent

INCENTIVE BONUS PLANS AND TAX DEDUCTIBILITY PROPOSALS (OBRA-RELATED COMPENSATION PROPOSALS)

Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m).
Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.
Votes to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) should be considered on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.
Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)
Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares.)

401(K) EMPLOYEE BENEFIT PLANS
Vote FOR proposals to implement a 401(k) savings plan for employees.

SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY
Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.
Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.
Vote AGAINST shareholder proposals requiring director fees be paid in stock only.
Vote FOR shareholder proposals to put option repricings to a shareholder vote. Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

OPTION EXPENSING
Generally vote FOR shareholder proposals asking the company to expense stock options, unless the company has already publicly committed to expensing options by a specific date.

PERFORMANCE-BASED STOCK OPTIONS
Vote CASE-BY-CASE on shareholder proposals advocating the use of performance-based stock options (indexed, premium-priced, and performance-vested options), taking into account:

     o    Whether the proposal mandates that all awards be performance-based

     o Whether the proposal extends beyond executive awards to those of lower-ranking employees

     o Whether the company's stock-based compensation plans meet ISS's SVT criteria and do not violate our repricing guidelines

GOLDEN AND TIN PARACHUTES
Vote FOR shareholder proposals to require golden and tin parachutes (executive severance agreements) to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.
Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden or tin parachutes. An acceptable parachute should include the following:
     o The parachute should be less attractive than an ongoing employment opportunity with the firm

     o    The triggering mechanism should be beyond the control of management

     o The amount should not exceed three times base salary plus guaranteed benefits

9. SOCIAL AND ENVIRONMENTAL ISSUES


CONSUMER ISSUES AND PUBLIC SAFETY

ANIMAL RIGHTS
Vote CASE-BY-CASE on proposals to phase out the use of animals in product testing, taking into account:
     o The nature of the product and the degree that animal testing is necessary or federally mandated (such as medical products),

     o The availability and feasibility of alternatives to animal testing to ensure product safety, and

     o    The degree that competitors are using animal-free testing.

Generally vote FOR proposals seeking a report on the company's animal welfare standards unless:
     o The company has already published a set of animal welfare standards and monitors compliance

     o The company's standards are comparable to or better than those of peer firms, and

     o There are no serious controversies surrounding the company's treatment of animals

DRUG PRICING
Vote CASE-BY-CASE on proposals asking the company to implement price restraints on pharmaceutical products, taking into account:
     o    Whether the proposal focuses on a specific drug and region

     o Whether the economic benefits of providing subsidized drugs (e.g., public goodwill) outweigh the costs in terms of reduced profits, lower R&D spending, and harm to competitiveness

     o The extent that reduced prices can be offset through the company's marketing budget without affecting R&D spending

     o    Whether the company already limits price increases of its products

     o Whether the company already contributes life-saving pharmaceuticals to the needy and Third World countries

     o    The extent that peer companies implement price restraints

GENETICALLY MODIFIED FOODS

Vote CASE-BY-CASE on proposals to label genetically modified (GMO) ingredients voluntarily in the company's products, or alternatively to provide interim labeling and eventually eliminate GMOs, taking into account:

     o    The costs and feasibility of labeling and/or phasing out

     o The nature of the company's business and the proportion of it affected by the proposal

     o The proportion of company sales in markets requiring labeling or GMO-free products

     o    The extent that peer companies label or have eliminated GMOs

     o Competitive benefits, such as expected increases in consumer demand for the company's products

     o The risks of misleading consumers without federally mandated, standardized labeling

     o    Alternatives to labeling employed by the company.

Vote FOR proposals asking for a report on the feasibility of labeling products containing GMOs.
Vote AGAINST proposals to completely phase out GMOs from the company's products. Such resolutions presuppose that there are proven health risks to GMOs--an issue better left to federal regulators--which outweigh the economic benefits derived from biotechnology.
Vote CASE-BY-CASE on reports outlining the steps necessary to eliminate GMOs from the company's products, taking into account:
     o The relevance of the proposal in terms of the company's business and the proportion of it affected by the resolution

     o    The extent that peer companies have eliminated GMOs

     o The extent that the report would clarify whether it is viable for the company to eliminate GMOs from its products

     o Whether the proposal is limited to a feasibility study or additionally seeks an action plan and timeframe actually to phase out GMOs

     o The percentage of revenue derived from international operations, particularly in Europe, where GMOs are more regulated.

Vote AGAINST proposals seeking a report on the health and environmental effects of GMOs and the company's strategy for phasing out GMOs in the event they become illegal in the United States. Studies of this sort are better undertaken by regulators and the scientific community. If made illegal in the United States, genetically modified crops would automatically be recalled and phased out.

HANDGUNS
Generally vote AGAINST requests for reports on a company's policies aimed at curtailing gun violence in the United States unless the report is confined to product safety information. Criminal misuse of firearms is beyond company control and instead falls within the purview of law enforcement agencies.

PREDATORY LENDING
Vote CASE-BY CASE on requests for reports on the company's procedures for preventing predatory lending, including the establishment of a board committee for oversight, taking into account:

     o Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices

     o Whether the company has adequately disclosed the financial risks of its subprime business

     o Whether the company has been subject to violations of lending laws or serious lending controversies

     o    Peer companies' policies to prevent abusive lending practices.

TOBACCO
Most tobacco-related proposals should be evaluated on a CASE-BY-CASE basis, taking into account the following factors: Second-hand smoke:
     o    Whether the company complies with all local ordinances and regulations

     o The degree that voluntary restrictions beyond those mandated by law might hurt the company's competitiveness

     o    The risk of any health-related liabilities.

Advertising to youth:
     o Whether the company complies with federal, state, and local laws on the marketing of tobacco or if it has been fined for violations

     o Whether the company has gone as far as peers in restricting advertising

     o Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth

     o    Whether restrictions on marketing to youth extend to foreign countries

Cease
production of tobacco-related products or avoid selling products to tobacco companies:
     o    The percentage of the company's business affected

     o The economic loss of eliminating the business versus any potential tobacco-related liabilities.

Spinoff tobacco-related businesses:
     o    The percentage of the company's business affected

     o    The feasibility of a spinoff

     o Potential future liabilities related to the company's tobacco business.

Stronger product warnings:
Vote AGAINST proposals seeking stronger product warnings. Such decisions are better left to public health authorities.

Investment in tobacco stocks:
Vote AGAINST proposals prohibiting investment in tobacco equities. Such decisions are better left to portfolio managers.

ENVIRONMENT AND ENERGY

ARCTIC NATIONAL WILDLIFE REFUGE

Vote CASE-BY-CASE on reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR), taking into account:
     o    Whether there are publicly available environmental impact reports;

     o Whether the company has a poor environmental track record, such as violations of federal and state regulations or accidental spills; and

     o    The current status of legislation regarding drilling in ANWR.

CERES PRINCIPLES

Vote CASE-BY-CASE on proposals to adopt the CERES Principles, taking into account:
     o The company's current environmental disclosure beyond legal requirements, including environmental health and safety (EHS) audits and reports that may duplicate CERES

     o The company's environmental performance record, including violations of federal and state regulations, level of toxic emissions, and accidental spills

     o Environmentally conscious practices of peer companies, including endorsement of CERES

     o    Costs of membership and implementation.

ENVIRONMENTAL REPORTS
Generally vote FOR requests for reports disclosing the company's environmental policies unless it already has well-documented environmental management systems that are available to the public.

GLOBAL WARMING
Generally vote FOR reports on the level of greenhouse gas emissions from the company's operations and products, unless the report is duplicative of the company's current environmental disclosure and reporting or is not integral to the company's line of business. However, additional reporting may be warranted if:

     o    The company's level of disclosure lags that of its competitors, or

     o The company has a poor environmental track record, such as violations of federal and state regulations.

RECYCLING
Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:
     o    The nature of the company's business and the percentage affected

     o    The extent that peer companies are recycling

     o    The timetable prescribed by the proposal

     o    The costs and methods of implementation

     o Whether the company has a poor environmental track record, such as violations of federal and state regulations.

RENEWABLE ENERGY
Vote CASE-BY-CASE on proposals to invest in renewable energy sources, taking into account:
     o    The nature of the company's business and the percentage affected

     o The extent that peer companies are switching from fossil fuels to cleaner sources

     o    The timetable and specific action prescribed by the proposal

     o    The costs of implementation

     o    The company's initiatives to address climate change

Generally vote FOR requests for reports on the feasibility of developing renewable energy sources, unless the report is duplicative of the company's current environmental disclosure and reporting or is not integral to the company's line of business.

GENERAL CORPORATE ISSUES

LINK EXECUTIVE COMPENSATION TO SOCIAL PERFORMANCE
Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities. Such resolutions should be evaluated in the context of:
     o    The relevance of the issue to be linked to pay

     o The degree that social performance is already included in the company's pay structure and disclosed

     o The degree that social performance is used by peer companies in setting pay

     o Violations or complaints filed against the company relating to the particular social performance measure

     o Artificial limits sought by the proposal, such as freezing or capping executive pay

     o    Independence of the compensation committee

     o    Current company pay levels.

CHARITABLE/POLITICAL CONTRIBUTIONS
Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

     o The company is in compliance with laws governing corporate political activities, and

     o The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to report or publish in newspapers the company's political contributions. Federal and state laws restrict the amount of corporate contributions and include reporting requirements.
Vote AGAINST proposals disallowing the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage.
Vote AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interests of the company.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

LABOR STANDARDS AND HUMAN RIGHTS
CHINA PRINCIPLES
Vote AGAINST proposals to implement the China Principles unless:
     o There are serious controversies surrounding the company's China operations, and

     o The company does not have a code of conduct with standards similar to those promulgated by the International Labor Organization (ILO).

COUNTRY-SPECIFIC HUMAN RIGHTS REPORTS
Vote CASE-BY-CASE on requests for reports detailing the company's operations in a particular country and steps to protect human rights, based on:
     o    The nature and amount of company business in that country

     o    The company's workplace code of conduct

     o    Proprietary and confidential information involved

     o    Company compliance with U.S. regulations on investing in the country

     o    Level of peer company involvement in the country.

INTERNATIONAL CODES OF CONDUCT/VENDOR STANDARDS
Vote CASE-BY-CASE on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring. In evaluating these proposals, the following should be considered:
     o The company's current workplace code of conduct or adherence to other global standards and the degree they meet the standards promulgated by the proponent

     o    Agreements with foreign suppliers to meet certain workplace standards

     o    Whether company and vendor facilities are monitored and how

     o    Company participation in fair labor organizations

     o    Type of business

     o    Proportion of business conducted overseas

     o    Countries of operation with known human rights abuses

     o Whether the company has been recently involved in significant labor and human rights controversies or violations

     o    Peer company standards and practices

     o    Union presence in company's international factories

Generally vote FOR reports outlining vendor standards compliance unless any of the following apply:
     o The company does not operate in countries with significant human rights violations

     o    The company has no recent human rights controversies or violations, or

     o The company already publicly discloses information on its vendor standards compliance.

MACBRIDE PRINCIPLES
Vote CASE-BY-CASE on proposals to endorse or increase activity on the MacBride Principles, taking into account:
     o    Company compliance with or violations of the Fair Employment Act of
          1989

     o Company antidiscrimination policies that already exceed the legal requirements

     o    The cost and feasibility of adopting all nine principles

     o The cost of duplicating efforts to follow two sets of standards (Fair Employment and the MacBride Principles)

     o    The potential for charges of reverse discrimination

     o The potential that any company sales or contracts in the rest of the United Kingdom could be negatively impacted

     o    The level of the company's investment in Northern Ireland

     o    The number of company employees in Northern Ireland

     o    The degree that industry peers have adopted the MacBride Principles

     o Applicable state and municipal laws that limit contracts with companies that have not adopted the MacBride Principles.

MILITARY BUSINESS
FOREIGN MILITARY SALES/OFFSETS
Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

LANDMINES AND CLUSTER BOMBS
Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in antipersonnel landmine production, taking into account:
     o    Whether the company has in the past manufactured landmine components

     o    Whether the company's peers have renounced future production

Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in cluster bomb production, taking into account:
     o    What weapons classifications the proponent views as cluster bombs

     o Whether the company currently or in the past has manufactured cluster bombs or their components

     o    The percentage of revenue derived from cluster bomb manufacture

     o    Whether the company's peers have renounced future production

NUCLEAR WEAPONS
Vote AGAINST proposals asking a company to cease production of nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Components and delivery systems serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company's business.

SPACED-BASED WEAPONIZATION
Generally vote FOR reports on a company's involvement in spaced-based weaponization unless:
     o    The information is already publicly available or

     o    The disclosures sought could compromise proprietary information.

WORKPLACE DIVERSITY

BOARD DIVERSITY
Generally vote FOR reports on the company's efforts to diversify the board, unless:
     o The board composition is reasonably inclusive in relation to companies of similar size and business or

     o The board already reports on its nominating procedures and diversity initiatives.

Vote CASE-BY-CASE on proposals asking the company to increase the representation of women and minorities on the board, taking into account:
     o    The degree of board diversity

     o    Comparison with peer companies

     o    Established process for improving board diversity

     o    Existence of independent nominating committee

     o    Use of outside search firm

     o    History of EEO violations.

EQUAL EMPLOYMENT OPPORTUNITY (EEO)
Generally vote FOR reports outlining the company's affirmative action initiatives unless all of the following apply:
     o    The company has well-documented equal opportunity programs

     o The company already publicly reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

     o    The company has no recent EEO-related violations or litigation.
Vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administration burden on the company.

GLASS CEILING

Generally vote FOR reports outlining the company's progress towards the Glass Ceiling Commission's business recommendations, unless:
     o    The composition of senior management and the board is fairly inclusive

     o The company has well-documented programs addressing diversity initiatives and leadership development

     o The company already issues public reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

     o The company has had no recent, significant EEO-related violations or litigation

SEXUAL ORIENTATION
Vote CASE-BY-CASE on proposals to amend the company's EEO policy to include sexual orientation, taking into account:
     o Whether the company's EEO policy is already in compliance with federal, state and local laws

     o Whether the company has faced significant controversies or litigation regarding unfair treatment of gay and lesbian employees

     o    The industry norm for including sexual orientation in EEO statements

     o Existing policies in place to prevent workplace discrimination based on sexual orientation
Vote AGAINST proposals to extend company benefits to or eliminate benefits from domestic partners. Benefit decisions should be left to the discretion of the company.

10. MUTUAL FUND PROXIES

ELECTION OF DIRECTORS
Vote to elect directors on a CASE-BY-CASE basis, considering the following factors:
     o    Board structure

     o    Director independence and qualifications

     o    Attendance at board and committee meetings.

Votes should be withheld from directors who:
     o Attend less than 75 percent of the board and committee meetings without a valid excuse for the absences. Valid reasons include illness or absence due to company business. Participation via telephone is acceptable. In addition, if the director missed only one meeting or one day's meetings, votes should not be withheld even if such absence dropped the director's attendance below 75 percent.

     o Ignore a shareholder proposal that is approved by a majority of shares outstanding

     o Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

     o Are interested directors and sit on the audit or nominating committee, or

     o Are interested directors and the full board serves as the audit or nominating committee or the company does not have one of these committees.

CONVERT CLOSED-END FUND TO OPEN-END FUND
Vote conversion proposals on a CASE-BY-CASE basis, considering the following factors:
     o    Past performance as a closed-end fund

     o    Market in which the fund invests

     o    Measures taken by the board to address the discount

     o    Past shareholder activism, board activity

     o    Votes on related proposals.

PROXY CONTESTS
Votes on proxy contests should be determined on a CASE-BY-CASE basis, considering the following factors:
     o    Past performance relative to its peers

     o    Market in which fund invests

     o    Measures taken by the board to address the issues

     o Past shareholder activism, board activity, and votes on related proposals

     o    Strategy of the incumbents versus the dissidents

     o    Independence of directors

     o    Experience and skills of director candidates

     o    Governance profile of the company

     o    Evidence of management entrenchment

INVESTMENT ADVISORY AGREEMENTS

Votes on investment advisory agreements should be determined on a CASE-BY-CASE basis, considering the following factors:
     o    Proposed and current fee schedules

     o    Fund category/investment objective

     o    Performance benchmarks

     o    Share price performance compared to peers

     o    Resulting fees relative to peers

     o    Assignments (where the advisor undergoes a change of control).

APPROVE NEW CLASSES OR SERIES OF SHARES
Vote FOR the establishment of new classes or series of shares.

PREFERRED STOCK PROPOSALS
Votes on the authorization for or increase in preferred shares should be determined on a CASE-BY-CASE basis, considering the following factors:
     o    Stated specific financing purpose

     o    Possible dilution for common shares

     o    Whether the shares can be used for antitakeover purposes.

1940 ACT POLICIES
Votes on 1940 Act policies should be determined on a CASE-BY-CASE basis, considering the following factors:
     o    Potential competitiveness

     o    Regulatory developments

     o    Current and potential returns

     o    Current and potential risk.
Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

CHANGE FUNDAMENTAL RESTRICTION TO NONFUNDAMENTAL
RESTRICTION
Proposals to change a fundamental restriction to a nonfundamental restriction should be evaluated on a CASE-BY-CASE basis, considering the following factors:
     o    The fund's target investments

     o    The reasons given by the fund for the change

     o    The projected impact of the change on the portfolio.

CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL
Vote AGAINST proposals to change a fund's fundamental investment objective to nonfundamental.

NAME CHANGE PROPOSALS
Votes on name change proposals should be determined on a CASE-BY-CASE basis, considering the following factors:
     o    Political/economic changes in the target market

     o    Consolidation in the target market

     o    Current asset composition

CHANGE IN FUND'S SUBCLASSIFICATION
Votes on changes in a fund's subclassification should be determined on a CASE-BY-CASE basis, considering the following factors:
     o    Potential competitiveness

     o    Current and potential returns

     o    Risk of concentration

     o    Consolidation in target industry

DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION
Vote these proposals on a CASE-BY-CASE basis, considering the following factors:
     o    Strategies employed to salvage the company

     o    The fund's past performance

     o    Terms of the liquidation.

CHANGES TO THE CHARTER DOCUMENT
Votes on changes to the charter document should be determined on a CASE-BY-CASE basis, considering the following factors:
     o    The degree of change implied by the proposal

     o    The efficiencies that could result

     o    The state of incorporation o Regulatory standards and implications.

Vote AGAINST any of the following changes:
     o Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series

     o Removal of shareholder approval requirement for amendments to the new declaration of trust

     o Removal of shareholder approval requirement to amend the fund's management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act

     o Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund's shares

     o Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements

     o Removal of shareholder approval requirement to change the domicile of the fund

CHANGE THE FUND'S DOMICILE
Vote reincorporations on a CASE-BY-CASE basis, considering the following factors:
     o    Regulations of both states

     o    Required fundamental policies of both states

     o    Increased flexibility available.

AUTHORIZE THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT
SHAREHOLDER APPROVAL
Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

DISTRIBUTION AGREEMENTS
Vote these proposals on a CASE-BY-CASE basis, considering the following factors:
     o    Fees charged to comparably sized funds with similar objectives

     o    The proposed distributor's reputation and past performance

     o The competitiveness of the fund in the industry o Terms of the agreement.

MASTER-FEEDER STRUCTURE
Vote FOR the establishment of a master-feeder structure.

MERGERS
Vote merger proposals on a CASE-BY-CASE basis, considering the following factors:
     o    Resulting fee structure

     o    Performance of both funds

     o    Continuity of management personnel

     o Changes in corporate governance and their impact on shareholder rights.

SHAREHOLDER PROPOSALS TO ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT
Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

SHAREHOLDER PROPOSALS TO REIMBURSE PROXY SOLICITATION EXPENSES
Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

SHAREHOLDER PROPOSALS TO TERMINATE INVESTMENT ADVISOR

Vote to terminate the investment advisor on a CASE-BY-CASE basis, considering the following factors:
     o    Performance of the fund's NAV

     o    The fund's history of shareholder relations

     o    The performance of other funds under the advisor's management.

                                   SCHEDULE B
                                       ISS

                         New/Closed Account Information

Insert Date
-----------
Insert Bank/Broker Contact Name
-------------------------------
Insert Bank/Broker Firm Name
----------------------------
Insert Bank/Broker Address
--------------------------
Contact Phone
-------------
Contact Fax
-----------


RE: CHANGE OF PROXY CARD MAILING ADDRESS FOR THE FOLLOWING MACKAY SHIELDS
ACCOUNTS:
INSERT NAME(S) AND CORRESPONDING ACCOUNT NUMBER(S) REQUIRING ADDRESS CHANGE

This letter serves as notice that our firm has retained Institutional Shareholder Services (ISS) to act as the voting agent for the securities held in the account(s) noted above for which we have a fiduciary obligation to vote.

EFFECTIVE IMMEDIATELY, please direct all ballots, meeting notices, and other proxy materials to ISS as follows:
                             ISS/1702/MACKAY SHIELDS
                                2099 Gaither Road
                                    Suite 501
                         Rockville, Maryland 20850-4045

Note: All proxy materials sent to ISS MUST include ISS/1702/MACKAY SHIELDS in the address field, as this code expedites processing of our proxies at ISS.

THIS MAIL ISS/1702/MACKAY SHIELDS PERTAINS ONLY TO THE ACCOUNT(S) NOTED ABOVE AND SHOULD BE USED ONLY WHEN FORWARDING PROXIES AND MATERIALS FOR THESE SPECIFIED ACCOUNTS.

Please continue to send ALL NON-PROXY MATERIALS DIRECTLY TO MACKAY SHIELDS.


--------------------------------------------------------------------------------
In order for ISS to track that the custodian(s) have followed and complied with
--------------------------------------------------------------------------------
our above instructions, please FAX a copy of this letter with your initials and
--------------------------------------------------------------------------------
date the address change was made to the ISS representative listed below:
--------------------------------------------------------------------------------

FAX TO:                                  FOR CUSTODIAN USE ONLY:
--------------------------------------------------------------------------------
U.S. Voting Agent Service                Signature of person authorizing change:
--------------------------------------------------------------------------------
Institutional Shareholder Services       ________________________________
--------------------------------------------------------------------------------
FAX: 301.545.4651                        Date address change was made:
--------------------------------------------------------------------------------
PHONE: 301.545.4125                      _____/___/______
--------------------------------------------------------------------------------


Please be advised that members of the ISS staff are authorized by our firm to contact you directly in the event that proxies for any of the above-noted accounts have not been received. We ask that you cooperate fully with the ISS staff to ensure that our ballots are voted in a timely manner.

Thank you for your prompt assistance in this matter.

Sincerely,



AUTHORIZED CLIENT SIGNATURE
---------------------------

                         NATIONS MASTER INVESTMENT TRUST

                            ONE BANK OF AMERICA PLAZA
                                   33RD FLOOR
                               CHARLOTTE, NC 28255
                                 1-800-321-7854

                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS

                  All references to the "Registration Statement" in the following list of Exhibits refer to the Registrant's Registration Statement on Form N-1A (File No. 811-09347).

---------------------------------------------------------------------------------------------------------
EXHIBIT LETTER                                              DESCRIPTION
---------------------------------------------------------------------------------------------------------
(a)                    Articles of Incorporation:

(a)(1)                 Certificate of Trust dated January 13, 1999, incorporated by reference to Amendment
                       No. 3, filed March 7, 2000.

(a)(2)                 Declaration of Trust dated January 14, 1999, incorporated by reference to Amendment
                       No. 3, filed March 7, 2000.

---------------------------------------------------------------------------------------------------------
(b)                    Bylaws:

(b)(1)                 Amended and Restated Bylaws dated January 14, 1999, last amended July 28, 2003, to be filed by amendment.

---------------------------------------------------------------------------------------------------------
(c)                    Instruments Defining Rights of Securities Holders:

                       Not Applicable

---------------------------------------------------------------------------------------------------------
(d)                    Investment Advisory Contracts:

(d)(1)                 Investment Advisory Agreement between Banc of America Capital Management, LLC
                       ("BACAP") and Nations Master Investment Trust ("Registrant") dated January 1, 2003, incorporated by reference to Amendment No. 17, filed January 31, 2003.

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
EXHIBIT LETTER                                              DESCRIPTION
---------------------------------------------------------------------------------------------------------
(d)(2)                 Investment Advisory Agreement between BACAP and the Registrant dated January 1,
                       2003, incorporated by reference to Amendment No. 17, filed January 31, 2003.

(d)(3)                 Investment Advisory Agreement between BACAP and the Registrant, on behalf of High
                       Yield Portfolio dated January 1, 2003, Schedule I dated March 27, 2003, filed herewith.

(d)(4)                 Sub-Advisory Agreement among BACAP, INVESCO Global Asset Management (N.A.), Inc.
                       ("INVESCO") and the Registrant dated January 1, 2003, incorporated by reference to
                       Amendment No. 17, filed January 31, 2003.

(d)(5)                 Sub-Advisory Agreement among BACAP, Putnam Investment Management, LLC ("Putnam")
                       and the Registrant dated January 1, 2003, incorporated by reference to Amendment
                       No. 17, filed January 31, 2003.

(d)(6)                 Sub-Advisory Agreement among BACAP, Marsico Capital Management, LLC ("Marsico
                       Capital") and the Registrant dated January 1, 2003, incorporated by reference to
                       Amendment No. 17, filed January 31, 2003.

(d)(7)                 Sub-Advisory Agreement among BACAP, Brandes Investment Partners, LLC ("Brandes")
                       and the Registrant dated January 1, 2003, incorporated by reference to Amendment
                       No. 17, filed January 31, 2003.

(d)(8)                 Sub-Advisory Agreement among BACAP, MacKay Shields LLC ("MacKay Shields") and the
                       Registrant dated January 1, 2003, incorporated by reference to Amendment No. 17, filed January 31, 2003.

---------------------------------------------------------------------------------------------------------
(e)                    Not Applicable pursuant to General Instruction (B)(2)(b).

---------------------------------------------------------------------------------------------------------
(f)                    Bonus or Profit Sharing Contracts:

(f)(1)                 Deferred Compensation Plan dated February 24, 1999 last amended February 28, 2002, incorporated by reference to Amendment No. 13, filed April 29, 2002.

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
EXHIBIT LETTER                                              DESCRIPTION
---------------------------------------------------------------------------------------------------------
(g)                    Custodian Agreement:

(g)(1)                 Amended and Restated Custody Agreement between the Registrant and The Bank of New
                       York ("BNY") dated July 2, 2001, Schedule I dated May 10, 2002, incorporated by reference to Amendment No. 14, filed May 10, 2002.

(g)(2)                 Amended and Restated Custody Agreement between the Registrant and BNY, on behalf of
                       High Yield Portfolio dated July 2, 2001, Schedule I dated March 27, 2003, filed herewith.

---------------------------------------------------------------------------------------------------------
(h)                    Other Material Contracts:

(h)(1)                 Administration Agreement between the Registrant and BACAP Distributors, LLC ("BACAP
                       Distributors") dated January 1, 2003, incorporated by reference to Amendment No.
                       17, filed January 31, 2003.

(h)(2)                 Administration Agreement between the Registrant and BACAP Distributors, on behalf of High Yield Portfolio dated January 1, 2003, Schedule A dated March 27, 2003, filed herewith.

(h)(3)                 Sub-Administration Agreement among the Registrant, BNY and BACAP Distributors dated
                       January 1, 2003, incorporated by reference to Amendment No. 17, filed January 31,
                       2003.

(h)(4)                 Sub-Administration Agreement among the Registrant, BNY and BACAP Distributors, on behalf of High Yield Portfolio dated January 1, 2003, Schedule I dated March 27,
                       2003, filed herewith.

(h)(5)                 Placement Agency Agreement between the Registrant and BACAP Distributors dated
                       January 1, 2003, incorporated by reference to Amendment No. 17, filed January 31,
                       2003.

(h)(6)                 Placement Agency Agreement between the Registrant and BACAP Distributors, on behalf of High Yield Portfolio dated January 1, 2003, Schedule I dated March 27, 2003, filed herewith.

(h)(7)                 Amended and Restated Foreign Custody Manager Agreement between BNY and the Nations
                       Funds Family dated July 2, 2001, Appendix amended July 18, 2003, filed herewith.

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
EXHIBIT LETTER                                              DESCRIPTION
---------------------------------------------------------------------------------------------------------
(h)(8)                 Cross Indemnification Agreement among Nations Fund Trust, Nations Fund, Inc.,
                       Nations Reserves, Nations Funds Trust and the Registrant dated February 14, 2000, incorporated by reference to Amendment No. 3, filed March 7, 2000.

---------------------------------------------------------------------------------------------------------
(i)                    Not Applicable pursuant to General Instruction (B)(2)(b).

---------------------------------------------------------------------------------------------------------
(j)                    Not Applicable pursuant to General Instruction (B)(2)(b).

---------------------------------------------------------------------------------------------------------
(k)                    Not Applicable pursuant to General Instruction (B)(2)(b).

---------------------------------------------------------------------------------------------------------
(l)                    Initial Capital Agreements:

                       Not Applicable

---------------------------------------------------------------------------------------------------------
(m)                    Rule 12b-1 Plan:

                       Not Applicable

---------------------------------------------------------------------------------------------------------
(n)                    Financial Data Schedule:

                       Not Applicable

---------------------------------------------------------------------------------------------------------
(o)                    Rule 18f-3 Plan:

                       Not Applicable

---------------------------------------------------------------------------------------------------------
(p)                    Codes of Ethics

(p)(1)                 Nations Funds Family Code of Ethics, incorporated by reference to Amendment No. 15, filed August 1, 2002.

(p)(2)                 BACAP Distributors and BACAP Code of Ethics, incorporated by reference to Amendment
                       No. 13, filed April 29, 2002.

(p)(3)                 INVESCO Code of Ethics, incorporated by reference to Amendment No. 8, filed January
                       11, 2001.

(p)(4)                 Putnam Code of Ethics, incorporated by reference to Amendment No. 8, filed January
                       11, 2001.

(p)(5)                 Marsico Capital Code of Ethics, filed herewith.

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
EXHIBIT LETTER                                              DESCRIPTION
---------------------------------------------------------------------------------------------------------
(p)(6)                 Brandes Code of Ethics, incorporated by reference to Amendment No. 12, filed
                       January 15, 2002.

(p)(7)                 MacKay Shields Code of Ethics, incorporated by reference to Amendment No. 8, filed
                       January 11, 2001.

---------------------------------------------------------------------------------------------------------
(q)(1)                 Powers of Attorney for Edmund L. Benson, Charles B. Walker, A. Max Walker, Thomas
                       S. Word, Jr., William H. Grigg, Thomas F. Keller, Carl E. Mundy, Jr., James B.
                       Sommers, Cornelius J. Pings and William P. Carmichael, incorporated by reference to
                       Amendment No. 3, filed March 7, 2000.

(q)(2)                 Power of Attorney for Minor Mickel Shaw, filed herewith.

---------------------------------------------------------------------------------------------------------

ITEM 24. PERSONS CONTROLLED BY OF UNDER COMMON CONTROL WITH THE FUND

                  No person is controlled by or under common control with the Registrant.

ITEM 25. INDEMNIFICATION

         Article V, Section 5.3 of the Registrant's Declaration of Trust provides for the indemnification of the Registrant's trustees, officers, employees and other agents. Indemnification of the Registrant's administrators, placement agent and custodian is provided for, respectively, in the
Registrant's:

         1. Administration Agreements with BACAP Distributors;

         2. Sub-Administration Agreements with BNY and BACAP Distributors;

         3. Placement Agency Agreements with BACAP Distributors; and

         4. Custody Agreements with BNY.

         The Registrant has entered into a Cross Indemnification Agreement with Nations Fund, Inc., (the "Company"), Nations Fund Trust (the "Trust"), Nations Reserves ("Reserves") and Nations Funds Trust ("Funds Trust") dated February 14, 2000. The Company, Trust, Reserves and/or Funds Trust will indemnify and hold harmless the Registrant against any losses, claims, damages or liabilities, to which the Registrant may become subject, under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectuses, any preliminary prospectuses, the registration statements, any other prospectuses relating to the securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Registrant by the Company, Trust, Reserves and/or Funds Trust expressly for use therein; and will reimburse the Registrant for any legal or other expenses reasonably incurred by the Registrant in connection with investigating or defending any such action or claim; provided, however, that the Company, Trust, Reserves and/or Funds Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, Trust, Reserves and/or Funds Trust by the Registrant expressly for use in the Offering Documents.

         Promptly after receipt by an indemnified party above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in such case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         The Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will the Registrant indemnify any of its trustees, officers, employees, or agents against any liability to which such person would otherwise be subject by reason of his/her willful misfeasance, bad faith, gross negligence in the performance of his/her duties, or by reason of his/her reckless disregard of the duties involved in the conduct of his/her office or arising under his agreement with the Registrant. The Registrant will comply with Rule 484 under the 1933 Act and Release No. 11330 under the 1940 Act, in connection with any indemnification.

         Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

         To the knowledge of the Registrant, none of the directors or officers of BACAP, the adviser to the Registrant's portfolios, or INVESCO, Putnam, Marsico Capital, Brandes or MacKay Shields, the investment sub-advisers, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors' qualifying shares) of BACAP or Marsico Capital, respectively, or other subsidiaries of Bank of America Corporation.

         (a) BACAP performs investment advisory services for the Registrant and certain other customers. BACAP is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by BACAP (formerly TradeStreet Investment Associates, Inc.) with the SEC pursuant to the Advisers Act (file no. 801-50372).

         (b) INVESCO performs investment sub-advisory services for the Registrant and certain other customers. INVESCO is a division of INVESCO Global, a publicly traded investment management firm and a wholly-owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company that engages through its subsidiaries in the business of international investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by INVESCO with the SEC pursuant to the Advisers Act (file no. 801-54192).

         (c) Putnam performs investment sub-advisory services for the Registrant and certain other customers. Putnam is a wholly-owned subsidiary of Putnam Investments, Inc., an investment management firm which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages through its subsidiaries in the business of investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Putnam with the SEC pursuant to the Advisers Act (file no. 801-7974).

         (d) Marsico Capital performs investment sub-advisory services for the Registrant and certain other customers. Marsico Capital is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Marsico Capital with the SEC pursuant to the Advisers Act (file no. 801-54914).

         (e) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24896).

         (f) MacKay Shields performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by MacKay Shields with the SEC pursuant to the Advisers Act (file no. 801-5594).

ITEM 27. PRINCIPAL UNDERWRITERS

         (a) BACAP Distributors, placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Separate Account Trust and Nations Funds Trust both of which are registered open-end management investment companies.

         (b) Information with respect to each director and officer of the placement agent is incorporated by reference to Form ADV filed by BACAP Distributors with the SEC pursuant to the 1940 Act (file no. 801-49874).

         (c)      Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

         (1) BACAP, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment adviser).

         (2) INVESCO, 1315 Peachtree Street, N.E., Atlanta, GA 30309 (records relating to its function as investment sub-adviser).

         (3) Putnam, One Post Office Square, Boston, MA 02109 (records relating to its function as investment sub-adviser).

         (4) Marsico Capital, 1200 17th Street, Suite 1300, Denver, CO 80202 (records relating to its function as investment sub-adviser).

         (5) Brandes, 11988 El Camino Real, Suite 500, San Diego, CA 92130 (records relating to its function as investment sub-adviser).

         (6) MacKay Shields, 9 West 57th Street, New York, New York, 10019 (records relating to its function as investment sub-adviser).

         (7) BACAP Distributors, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as placement agent and administrator).

         (8) BNY, 15 Broad Street, New York, NY 10286 (records relating to its function as custodian, sub-administrator and foreign custody manager).

ITEM 29. MANAGEMENT SERVICES

                  Not Applicable

ITEM 30. UNDERTAKINGS

                  Not Applicable

                                   Signatures

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the 31st day of July, 2003.

                                  NATIONS MASTER INVESTMENT TRUST

                                  By:        *
                                     ------------------
                                     Robert H. Gordon
                                     President (Principal Executive Officer) and
                                     Vice Chairman of the Board of Trustees

                                  By: /s/ Robert B. Carroll
                                     ------------------------
                                     Robert B. Carroll
                                     Secretary
                                     *Attorney-in-Fact

                                  EXHIBIT INDEX

                         NATIONS MASTER INVESTMENT TRUST

                               FILE NO. 811-09347

EX.-99.23(d)(3)            Investment Advisory Agreement between BACAP and Nations Master Investment
                           Trust, on behalf of High Yield Portfolio

EX.-99.23(g)(2)            Amended and Restated Custody Agreement between Nations Master Investment Trust and BNY, on behalf of High Yield Portfolio

EX.-99.23(h)(2)            Administration Agreement between Nations Master Investment Trust and BACAP
                           Distributors, on behalf of High Yield Portfolio

EX.-99.23(h)(4)            Sub-Administration Agreement among Nations Master Investment Trust, BNY and
                           BACAP Distributors, on behalf of High Yield Portfolio

EX.-99.23(h)(6)            Placement Agency Agreement between Nations Master Investment Trust and BACAP
                           Distributors, on behalf of High Yield Portfolio

EX.-99.23(h)(7)            Amended and Restated Foreign Custody Manager Agreement between BNY and the
                           Nations Funds Family

EX.-99.23(p)(5)            Marsico Capital Code of Ethics

EX.-99.23(q)(2)            Power of Attorney for Minor Mickel Shaw